Exhibit 4.4

The Northern Trust Company Thrift-Incentive Plan
(As Amended and Restated Effective as of January 1, 2016)

Exhibit 4.4

The Northern Trust Company Thrift-Incentive Plan
(As Amended and Restated Effective January 1, 2016)

Contents	Section Page
ARTICLE I.    NAME OF PLAN    1

1.1	Establishment and Last Amendment of the Plan 1

1.2	Purpose of the Plan 1

1.3	Provisions of this Plan 1
ARTICLE II.    DEFINITIONS    2
2.1Definitions    2
ARTICLE III.    PARTICIPATION AND SERVICE    10

3.1	Participation 10

3.2	Duration of Participation 10

3.3	Transferred or Rehired Employees 10

3.4	Vesting 11

3.5	Break in Service 12

3.6	One-Year Break in Service 12
ARTICLE IV.    PARTICIPANT SALARY REDUCTION CONTRIBUTIONS    14

4.1	Participant Salary Reduction Contributions 14

4.2	Changing Rate of Salary Reduction Contributions 15

4.3	Limitations on Salary Reduction Contributions 15

4.4	Recharacterization and Return of Certain Salary Reduction
Contributions    17

4.5	Treatment of Associated Matching Contributions 17

4.6	Supplemental Company Contributions 17

4.7	Uniformed Services Employment and Reemployment Rights Act 18

4.8	Catch-Up Contributions 18
ARTICLE V.    COMPANY CONTRIBUTIONS    19

5.1	Company Matching Contributions 19

5.2	Profit Sharing Contributions 20

5.3	Limitations on Deposits and Contributions 21

5.4	Time of Matching and Profit Sharing Contributions 22

5.5	Forfeitures 22

5.6	Limitations on Contributions 22

5.7	Rules Governing Matching Contributions and Participant After-Tax
Deposits    22

5.8	Transfers from Former ESOP Plan 24

5.9	Change in Control 24
ARTICLE VI.    INVESTMENT FUNDS    26

Exhibit 4.4

The Northern Trust Company Thrift-Incentive Plan
(As Amended and Restated Effective January 1, 2016)

Contents	Section Page

6.1	Investment Funds 26

6.2	Administration of Funds 26

6.3	Selection of and Transfers Between Investment Funds 26

6.4	Restrictions on Investment Activity 27

6.5	Voting Rights; Tender Offers 29

6.6	Individual Accounts 31

6.7	Dividends 31
ARTICLE VII.    VALUATION AND ADJUSTMENTS    33
7.1    Valuation and Adjustments    33
ARTICLE VIII. BENEFITS    34

8.1	Normal Retirement Date, Pension, Disability 34

8.2	Death 34

8.3	Termination of Service 35

8.4	Deemed Cashout 35

8.5	Restrictions on Mandatory Distributions 35

8.6	Required Distributions 36

8.7	Withdrawals as of Right. 37

8.8	Hardship Withdrawals 39

8.9	Loans to Participants 41
ARTICLE IX.    DISTRIBUTION OF BENEFITS    44

9.1	Termination of Service or Retirement 44

9.2	Death 44

9.3	Time and Amount of Payment 44

9.4	Deferral of Payment of Benefit. 45

9.5	Distributions from Northern Trust Stock Fund and Former ESOP
Northern Trust Stock Fund    45

9.6	Direct Rollover of Eligible Rollover Distributions 45

9.7	Payment of Small Amounts 46

9.8	Distribution of Before-Tax Deposits for Members Performing Military
Service    46

Exhibit 4.4

The Northern Trust Company Thrift-Incentive Plan
(As Amended and Restated Effective January 1, 2016)

Contents	Section Page
ARTICLE X.    PLAN ADMINISTRATION AND COMMITTEES    47

10.1	Powers 47

10.2	Directions to Trustee 47

10.3	Uniform Rules 47

10.4	Reports 47

10.5	Members; Compensation 47

10.6	Claims Procedure 47

10.7	Indemnity for Liability 49

10.8	Terms Include Authorized Delegates 49
ARTICLE XI.    AMENDMENT AND TERMINATION    50

11.1	Amendment 50

11.2	Termination 50

11.3	Merger and Consolidation 50

11.4	Distribution Upon Termination 51
ARTICLE XII.    EXTENSION OF PLAN TO AFFILIATES    52

12.1	Participation in the Plan 52

12.2	Withdrawal from the Plan 52
ARTICLE XIII. TOP-HEAVY PROVISIONS    53
13.1    Top-Heavy Provisions    53
ARTICLE XIV. MISCELLANEOUS PROVISIONS    54

14.1	Spendthrift Provisions 54

14.2	Incompetency 54

14.3	Unclaimed Funds 54

14.4	Rights Against the Company 55

14.5	Illegality of Particular Provision 55

14.6	Effect of Mistake 55

14.7	No Discrimination 55

14.8	Exclusive Benefit of Members 55

14.9	Governing Law 56

14.10	Electronic or Telephonic Notices 56

Exhibit 4.4

The Northern Trust Company Thrift-Incentive Plan
(As Amended and Restated Effective January 1, 2016)

Contents	Section Page
SUPPLEMENT #1    58
SUPPLEMENT #2    59
SUPPLEMENT #3    60
SUPPLEMENT #4    61
SUPPLEMENT #5    62
SUPPLEMENT #6    63
SUPPLEMENT #7    64
SUPPLEMENT #8    65
SUPPLEMENT #9    66
SUPPLEMENT #10    68
SUPPLEMENT #11    70
SUPPLEMENT #12    72
SUPPLEMENT #13    74
SUPPLEMENT #14    76
SUPPLEMENT #15    77
SUPPLEMENT #16    78
SUPPLEMENT #17    79
SUPPLEMENT #18    80
SCHEDULE A    81
SCHEDULE B    85

Exhibit 4.4

Article I.    Name of Plan

1.1	Establishment and Last Amendment of the Plan
Effective April 1, 1958, The Northern Trust Company established a defined contribution profit sharing plan qualified under Internal Revenue Code section 401 (a) known as "The Northern Trust Company Thrift Incentive Plan" (hereinafter referred to as the "Plan"). The Plan is for the exclusive benefit of its Members and their Beneficiaries (defined below). The Plan was last restated, effective as of January 1, 2010, and has been amended from time to time since such date.

Effective March 1, 2002, the Plan was amended to provide that the portion of the Plan invested in shares of Company Stock in the Northern Trust Stock Fund (including any such shares held in the Northern Trust Stock Fund as of March 1, 2002) constituted an employee stock ownership plan (the "TIP ESOP") intended to meet the applicable requirements of sections 401(a) and 4975(e)(7) of the Code and section 407(d)(6) of ERISA. Amounts transferred out of the Northern Trust Stock Fund to another Investment Fund are not considered part of the TIP ESOP following such transfer out of the Northern Trust Stock Fund.

Effective January 1, 2005, the Northern Trust Employee Stock Ownership Plan (the "Former ESOP Plan") was merged with and into the Plan, and the Plan was amended and restated at that time. Amounts transferred from the Former ESOP Plan were credited to a separate account under the Plan, referred to as the Former ESOP Account. No additional contributions shall be made under the Plan to such separate account. The amounts transferred from the Former ESOP Plan were initially invested in the Former ESOP Northern Trust Stock Fund and are not part of the TIP ESOP, but instead shall constitute a separate employee stock ownership plan within the meaning of Code section 4975(e)(7) and section 407(6)(d) of ERISA, referred to as the "Former ESOP".
Amounts transferred out of the Former ESOP Northern Trust Stock Fund to another Investment Fund are not considered part of the Former ESOP following such transfer out of the Former ESOP Northern Trust Stock Fund.

The Plan is hereby amended and restated, effective as of January 1, 2016, except as otherwise specifically stated herein, to incorporate prior amendments, and to make various other changes to the Plan, as set forth herein.

1.2	Purpose of the Plan
The purpose of this Plan is to permit Eligible Employees of the Company and Participating Employers to make tax-deferred and after-tax contributions and to provide the Company and Participating Employers an opportunity to contribute additional amounts on behalf of Eligible Employees for use upon the Eligible Employees' retirement, death, or other separation from service.

1.3	Provisions of this Plan
The provisions of this Plan apply only to Members (or Beneficiaries of Members) who are eligible to participate in the Plan on or after January 1, 2016. Except as so provided herein, any person who was covered under the Plan prior to January 1, 2016, and whose Vesting Service terminated prior to January 1, 2016, shall be entitled to receive under the Plan the rights and benefits, if any, in accordance with the provisions of the Plan (or, if applicable, the Former ESOP Plan, with respect to the benefits of such individuals that were transferred from the Former ESOP Plan to this Plan) in effect on the date his or her Vesting Service terminated.

Exhibit 4.4

Article II.    Definitions

2.1    Definitions
The following terms shall have the meaning specified in this Article II

(a)
"Account" means the separate accounts maintained for each Member (or deceased Member's Beneficiary) which represent his or her total proportionate interest in the Thrift Trust as of any Valuation Date and which consist of the sum of the Member's (or deceased Member's)-

(1)	After-Tax Deposit Account,

(2)	Basic Contribution Account,

(3)	Matching Contribution Account,

(4)	Before-Tax Deposit Account,

(5)	Profit Sharing Contribution Account,

(6)	ESOP Contribution Account,

(7)	Former ESOP Account,

(8)	Rollover Deposit Account,

(9)	Acquired Company Prior Plan Account.

(b)
"Acquired Company Prior Plan Account" means the aggregate of an acquired company's contributions (other than employer match), as adjusted, that have been transferred by a Member to an Investment Fund from a retirement plan maintained by an Affiliate of the Company prior to its becoming an Affiliate or to such a plan that has been merged into the Plan.

(c)
"Actual Contribution Percentage" for a specified group of Eligible Employees for a given Plan Year means the average of the ratios, calculated separately for each Eligible Employee in such group, of (i) the sum of the after-tax deposits, if any, contributed by the Eligible Employee to the Plan for such Plan Year and the Matching Contributions, if any, contributed by the Company or a Participating Employer on behalf of such Eligible Employee to the Plan for such Plan Year, to (ii) the Eligible Employee's compensation (as defined in this section 2.1(c)) for the period of time during such Plan Year in which he or she was an Eligible Employee. The Actual Contribution Percentage for any Highly Compensated Participant who is also eligible to participate in one or more other tax-qualified plans maintained by the Company or its Affiliates with after-tax or matching contributions, shall be calculated as if all such contributions were made under this Plan. For purposes of determining the Actual Contribution Percentages and Actual Deferral Percentages, the term "compensation" shall mean an Eligible Employee's compensation within the meaning of Code section 414(s) and Treas. Reg. 1.414(s)-1, from the Company and/or any Affiliate for such Plan Year, including any amounts that are not includible in the Eligible Employee's gross income by reason of sections 125, 132(f)(4), 402(g) and 457 of the Code.

(d)
"Actual Deferral Percentage" for a specified group of Eligible Employees for a given Plan Year means the average of the ratios, calculated separately for each Eligible Employee in such group, of: (i) the before-tax Salary Reduction Contributions, contributed by the Company or a Participating Employer on behalf of each such Eligible Employee for such Plan Year to (ii) the Eligible Employee's

Exhibit 4.4

compensation (as defined in section 2.1(c) above) for the period of time during such Plan Year in which he or she was an Eligible Employee. The Actual Deferral Percentage for any Highly Compensated Participant who is also eligible to make elective deferrals under one or more other tax qualified plans maintained by the Company or its Affiliates, shall be calculated as if all such contributions were made under this Plan.

(e)
"Affiliate" means any corporation which is a member of the same controlled group of corporations (within the meaning of Code section 414(b)) as the Company, or an unincorporated trade or business which is under common control with the Company (within the meaning of Code section 414(c)), any organization which is a member of an affiliated service group (within the meaning of Code section 414(m)) of which the Company is also a member, and any other entity required to be aggregated under Code section 414(o).

(f)
"After-Tax Deposit Account" means the aggregate of a Member's deposits, as adjusted, to an Investment Fund made pursuant to section 4.1 from the Member's Salary which is subject to federal income tax in the year paid.

(g)
"Annual Additions" means the total of: (1) Company or Participating Employer contributions allocated to a Member under this Plan and any Related Plan during any Limitation Year; (2) the amount of employee contributions (within the meaning of Code section 415(c)(2)) made by the Member in this Plan and any Related Plan; and (3) Forfeitures allocated to a Member under this Plan and any Related Plan.

(h)
"Basic Contribution Account" means the aggregate of the Company's and Participating Employers' contributions, as adjusted, made for Plan Years prior to January 1, 1989 to an Investment Fund on behalf of a Member.

(i)
"Basic Profit Sharing Contribution" means the contribution made by the Company and Participating Employers with respect to all eligible Members for Plan Years beginning on or after January 1, 2005 and prior to January 1, 2010, if any, as provided in sections 5.2(a) and 5.2(c).

(j)
"Before-Tax Deposit Account" means the aggregate of the deposits, as adjusted, to an Investment Fund made pursuant to section 4.1 which a Member elected to have the Company or a Participating Employer contribute to the Thrift Trust for his or her benefit in lieu of the Company or a Participating Employer paying the amounts to the Member in cash or depositing the amounts in the Member's After-Tax Deposit Account.

(k)
"Beneficiary" means the person or persons, including a trust, designated as such by the Member, provided that, a married Member may designate a Beneficiary other than the Member's Spouse only if the requirements of section 8.2 are met. If the Member does not designate a Beneficiary, or if the designation is for any reason ineffective, as determined by the Committee, the Member's Beneficiary shall be:

(i)	the Member's Spouse or, if none,

(ii)	the Member's biological or legally adopted children (in equal amounts) or, if none,

(iii)	the Member's parents (in equal amounts) or, if none,

Exhibit 4.4

(iv)	the Member's brothers and sisters (in equal amounts) or, if none,

(v)	the Member's estate.

Any designation of the Member's Spouse as Beneficiary under the Plan shall become null and void on the date a judicial order or decree is entered dissolving the marriage of the Member and Spouse, except as otherwise provided in a qualified domestic relations order within the meaning of Code section 414(p). If a designated Beneficiary shall die before the Member, his or her interest shall terminate and, unless otherwise provided in the Member's designation, if the designation included more than one Beneficiary, such interest shall be paid in equal shares to those Beneficiaries, if any, who survive the Member. To make an effective Beneficiary designation, the Member must use the applicable paper or electronic form provided by the Plan, and any attempt by a Member to designate a
Beneficiary by any other means or method shall be ineffective, null and void, and shall not be recognized by the Plan. With respect to any Member whose death occurs on or after January 1, 2005, the Member's valid Beneficiary form under the Plan shall apply to all of the Member's Accounts under the Plan (including the Former ESOP Account), and any beneficiary designation form previously executed under the Former ESOP shall be null and void as of January 1, 2005.

(1)    "Board of Directors" or "Board" means the Board of Directors of the Company.

(m)	"Break in Service" means the event described in section 3.5.

(n)	"Catch Up Contribution" means an elective pre-tax deferral made by a Catch Up Eligible Participant in accordance with section 414(v) of the Code.

(o)	"Catch Up Eligible Participant" means, with respect to any Plan Year, a Participant who has attained the age of 50 before the close of such Plan Year.

(p)	"Code" means the Internal Revenue Code of 1986, as amended.

(q)
"Committee" means the Employee Benefit Administrative Committee of the Company, as constituted from time to time, which has the responsibility for administering the Plan and which shall be the Plan administrator and a named fiduciary for purposes of ERISA as to that responsibility. The Committee shall have no duties with respect to the investment responsibilities allocated to the Investment Committee under the Plan and the Thrift Trust. The allocation of responsibilities to the Committee as set forth in the Plan, the Thrift Trust and related documents is intended to comply with section 402(b)(2) of ERISA. Further, the terms of the Plan, the Thrift Trust and related documents are intended to comply with sections 405(c)(l ) and 405(c)(2) of ERISA with respect to the Committee's ability to delegate fiduciary responsibilities and the procedure for such delegation.

(r)	"Company" means The Northern Trust Company, an Illinois state bank, and its successors and assigns.

(s)	"Company Stock" means common stock of Northern Trust Corporation.

(t)	"Discretionary Profit Sharing Contribution" means the contribution made by the Company and Participating Employers with respect to Discretionary Profit

Exhibit 4.4

Sharing Eligible Employees for Plan Years beginning on or after January 1, 2005 and prior to January 1, 2009, if any, as provided in sections 5.2(b) and 5.2(c).

(u)
"Discretionary Profit Sharing Eligible Employee" means, with respect to any Plan Year, an Eligible Employee who is not eligible to participate in an incentive or bonus plan maintained by the Company or a Participating Employer for such Plan Year (as determined by the Company and Participating Employers in their sole discretion). The determination of whether an Eligible Employee is eligible to participate in an incentive or bonus plan for a Plan Year shall be based on the Eligible Employee's eligibility for such a plan as of the last day of the Plan Year.

(v)	"Effective Date" means January 1, 2016.

(w)	"Eligible Employee" means any Employee of the Company or a Participating Employer other than
(1)an Employee employed by any office or branch of the Company located in a foreign country who, as to the United States, is a nonresident alien, and (2) an Employee who (A) as to the United States, is a foreign national, (B) is working for the Company or a Participating Employer at a location in the United States, and (C) is covered by a retirement plan sponsored by a non-U.S. Affiliate in the country in which an Affiliate is located. Any other provision of the Plan to the contrary notwithstanding , no individual will be considered an Eligible Employee nor will such individual be otherwise eligible to participate in or receive benefits under the Plan during any period in which such individual is providing services to the Company or a Participating Employer under a contract, arrangement or understanding with either such individual or with an agency or leasing organization that treats the individual as either an independent contractor or an employee of such agency or leasing organization, even if such individual is later determined (byjudicial action or otherwise) to have been a common law employee of the Company or a Participating Employer rather than an independent contractor or an employee of such agency or leasing organization.

(x)
"Employee" means an individual employed by the Company or an Affiliate. A person who is considered a "leased employee" (as defined below) of the Company or an Affiliate shall not be considered an Employee for purposes of the Plan. If such a person subsequently becomes an Employee, and thereafter participates in the Plan, that person shall receive Vesting Service for employment as a leased employee except to the extent that the requirements of section 414(n)(5) of the Code were satisfied with respect to such Employee while he or she was a leased employee . For purposes of the Plan a leased employee is a person who is not employed by the Company or an

Affiliate but who performs services for the Company or an Affiliate pursuant to an agreement between the Company or an Affiliate and a leasing organization, other than a person described in Code section 414(n)(5), if such person performed the services for a year and the services are performed under the primary direction or control of the Company or Affiliate.

(y)    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

(z)
"ESOP Contribution Account" means the aggregate of transfers made prior to January 1, 2005, as adjusted, to an Investment Fund from a Member's account in the Former ESOP in accordance with section 5.8.

(aa)	"Forfeitures" means the Unvested Portion of a Member's Account that becomes forfeited pursuant to section 8.3.

Exhibit 4.4

(bb)
"Former ESOP" means the amounts transferred from the Former ESOP Plan and credited to Members' Former ESOP Accounts that are invested in the Former ESOP Northern Trust Stock Fund. The Former ESOP shall constitute a separate "employee stock ownership plan" within the meaning of section 4975(e)(7) of the Code and section 407(d)(6) of ERISA. Amounts transferred out of the Former ESOP Northern Trust Stock Fund to another Investment Fund shall not be considered part of the Former ESOP following such transfer.

(cc)
"Former ESOP Account" means the aggregate of amounts transferred to the Plan from the Former ESOP Plan effective January 1, 2005, as adjusted. The portion of the Former ESOP Account that is invested in the Former ESOP Northern Trust Stock Fund shall constitute the Former ESOP.

(dd)	"Former ESOP Plan" means the Northern Trust Employee Stock Ownership Plan, which was merged into this Plan effective January 1, 2005.

(ee)	"Former Participant" means a person who has been a Participant but who has incurred a Break in Service.

(ff)
"Highly Compensated Participant" means an Eligible Employee who (a) during the current Plan Year or the preceding Plan Year was at any time a five-percent owner of the Company, or (b) during the preceding Plan Year received compensation (as defined in section 5.3(e)) from the Company and its Affiliates in excess of $80,000 (or such greater amount provided by the Secretary of the Treasury pursuant to section 414(q) of the Code) and was in the top paid group of Employees for such Plan Year. The provisions of section 414(q) of the Code shall apply in determining whether an Eligible Employee is a Highly Compensated Participant. An Eligible Employee will be in the top paid group of Employees for a Plan Year if such Eligible Employee is in the top twenty percent (20%) of Employees when ranked on the basis of compensation (as defined in section 5.3(e)) paid during such Plan Year.

(gg)	"Hour of Service" means an hour for which an Employee is paid or entitled to payment for the performance of duties for the Company or an Affiliate.

(hh)	"Inactive Participant" means a person who was a Participant who is transferred to and is in a position of employment either -

(1)	as an Employee where he or she is not an Eligible Employee; or

(2)	as an Employee of an Affiliate which has not adopted this Plan.

(ii)
"Investment Committee" means the Employee Benefit Investment Committee of the Company, as constituted from time to time, which has the investment responsibilities allocated to it under the Plan and Thrift Trust and which shall be a named fiduciary for purposes of BRISA as to those responsibilities. The Investment Committee is hereby designated as the fiduciary responsible for ensuring compliance with Department of Labor regulation section 2550.404c-l(d)(2)(ii)(E)(viii) . The Investment Committee shall have no duties with respect to the responsibilities for administering the Plan allocated to the Committee under the Plan and the Thrift Trust. The allocation of responsibilities to the Investment Committee as set forth in the Plan, the Thrift Trust and related documents is intended to comply with section 402(b)(2) of BRISA. Further, the terms of the Plan, the Thrift Trust and related documents are intended to comply with sections 405(c)(l) and 405(c)(2) of BRISA with respect to the Investment Committee's ability to delegate fiduciary responsibilities and the procedure for such delegation.

Exhibit 4.4

(jj)    "Investment Fund" and "Fund" mean any fund of the Thrift Trust described in section 6.1.     (kk)    "Limitation Year" means the 12-consecutive-month period to be used in determining the Plan's compliance with section 415 of the Code and the regulations thereunder . The Limitation Year shall be the calendar year unless the Company elects to use another 12-month period.

(11)	"Matching Contributions" means contributions made to an Investment Fund on behalf of a Member by the Company or a Participating Employer pursuant to section 5.1.

(mm)	"Matching Contribution Account" means the aggregate of the Company's and Participating Employers' contributions, as adjusted, to an Investment Fund on behalf of a Member made pursuant to section 5.1.

(nn)    "Member" means either a Participant, Inactive Participant, or a Former Participant.

(oo)
"Normal Retirement Date" means the later of (1) the date on which a Member attains 65 years of age, or (2) the fifth anniversary of the date on which the Member became eligible to make contributions under section 3.1 or to make or receive contributions under any plan with respect to amounts held in the Acquired Company Prior Plan Account or Former ESOP Account on behalf of such Member.

(pp)    "One-Year Break in Service" means a period oftime described in section 3.6.

(qq)
"Parental Leave" shall mean an absence from employment with the Company or an Affiliate because of (1) the Employee's pregnancy, (2) the birth of the Employee's child, (3) the placement of a child with the Employee in connection with the Employee's adoption of the child, or (4) caring for such child immediately following such birth or placement, provided that the Employee furnishes to the Company or Affiliate such timely information that the Company or Affiliate may reasonably require to establish (A) that the absence from work is for one of the reasons specified and (B) the number of days for which there was such an absence.

(rr)	"Participant" means an Eligible Employee who meets the requirements of section 3.1 and who is participating in the Plan.

(ss)	"Participating Employer" means any Affiliate which has adopted and is participating in the Plan in accordance with Article XII.

(tt)    "Pension Plan" means The Northern Trust Company Pension Plan.

(uu)
"Permanent Disability" means any physical or mental injury, illness or incapacity which, in the sole judgment of the Committee based on the medical reports of a physician selected by the Committee and other evidence satisfactory to the Committee, currently and permanently prevents an Employee from satisfactorily performing the Employee's usual duties for the Company or an Affiliate or the duties of such other position or job which the Company or an Affiliate makes available to the Employee and for which such Employee is qualified by reason of training, education or experience; provided, however, to the extent that a disability case manager determines whether an Employee is permanently disabled under the Company's or an Affiliate's short or long-term disability plan, such determination shall be binding with respect to the question of whether the Employee has incurred a Permanent Disability hereunder.

(vv)    "Plan" means The Northern Trust Company Thrift-Incentive Plan, as amended.

Exhibit 4.4

(ww)    "Plan Year" means the calendar year.

(xx)
"Profit Sharing Contribution Account" means the aggregate of any Basic Profit Sharing Contributions, Discretionary Profit Sharing Contributions and any discretionary employer contributions made on or after January 1, 2013 in the form of a Profit Sharing Contribution, as adjusted, which the Company or a Participating Employer has contributed to the Thrift Trust for the benefit of a Member in accordance with sections 5.2 and 5. l(d), respectively.

(yy)
"Profit Sharing Contributions" means the aggregate of a Member's Basic Profit Sharing Contributions, Discretionary Profit Sharing Contributions and any discretionary employer contributions made on or after January 1, 2013 in the form of a Profit Sharing Contribution in accordance with section 5.l(d).

(zz)	"Related Plan" means any other defined contribution plan (as defined in section 415(k) of the Code) maintained by the Company or an Affiliate.

(aaa)	"Rollover Deposit Account" means the aggregate of a Member's rollover deposits, as adjusted, to an Investment Fund made pursuant to section 4.1.

(bbb)
"Salary" means the base salary paid by the Company or a Participating Employer to a Participant, plus any amounts paid as shift differential, but exclusive of severance pay or any other types of compensation. Base salary includes amounts which the Participant elects under section 4.1 to have contributed to his or her Before-Tax Deposit Account, any amounts contributed by or on behalf of the Participant to a cafeteria plan established by the Company, and any pre-tax qualified transportation fringe benefit plan provided pursuant to Code section 132(f). Base salary also includes any amounts paid to a Participant under any short-term disability benefit plan of the Company or a Participating Employer.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the Salary of each Participant taken into account under the Plan shall not exceed $200,000 or other applicable annual compensation limit under section 401(a)( l 7) of the Code, as adjusted by the Commissioner of the Internal Revenue Service for increases in the cost of living in accordance with Code section 401(a)(l 7)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Salary is determined (the "determination period") beginning in that calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. Salary shall also include any differential wage payment (within the meaning of Code Section 340l(h)(2)) made while a Participant is performing service in the uniformed services.

(ccc)    "Salary Reduction Agreement" means an agreement entered into by a Participant pursuant to section
4.1 of the Plan.

(ddd)	"Salary Reduction Contributions" means amounts contributed by the Company or a Participating Employer on behalf of Participants pursuant to the provisions of section 4.1 of the Plan.

(eee)	"Severance Eligible Participant" means a Participant whose employment has terminated in a manner entitling such Participant to severance pay under any formal

Exhibit 4.4

severance plan maintained by Northern Trust Corporation providing severance benefits to certain employees as a result of job elimination or termination of employment due to the acquisition or disposition of a business entity, provided such Participant has executed an effective settlement agreement, waiver and release under such severance plan.

(fff)	"Spouse" means the person to whom a Member is married or, in the case of a deceased Member, the person to whom a Member was married on the date of the Member's death.

(ggg)	"Supplemental Company Contribution" means a contribution made by the Company or a Participating Employer pursuant to the provisions of section 4.6 of the Plan.

(hhh)
"Thrift Trust" means the trust created by The Northern Trust Company Master Retirement Savings Trust agreement dated as of December 21, 1994 as the funding medium for the Plan, as amended. The Thrift Trust forms a part of the Plan.

(iii)	"Trustee" means The Northern Trust Company as Trustee of the Thrift Trust.

(jjj)    "Unvested Portion" means the remaining Account balance after subtracting the Vested Portion.

(kkk)	"Valuation Date" means each business date as of which the Investment Funds are valued and the Accounts of Members and Beneficiaries adjusted.

(111)	"Valuation Period" means the period commencing on the day following a Valuation Date and ending on the next Valuation Date.

(mmm) "Vested Portion" means that percentage of a Member's Matching Contribution Account, Profit Sharing Contribution Account and Former ESOP Account constituting the Member's irrevocable right to such account, as indicated in the following vesting schedule:

Member's Years of Vesting Service with the Company and Affiliates	Vested Percentage

Less than 1 year	—%
1 year but less than 2	20%
2 years but less than 3	40%
3 years but less than 4	60%
4 years but less than 5	80%
5 or more years	100%

Notwithstanding the foregoing schedule, a Member will become fully vested in his or her Matching Contribution Account, Profit Sharing Contribution Account and Former ESOP Account if the Member becomes entitled to a disability distribution under

Exhibit 4.4

section 8.l(c), (d) or (e), dies, or reaches Normal Retirement Date while employed by the Company or an Affiliate. A Member is always fully vested in his or her After-Tax Deposit Account, Before-Tax Deposit Account, Rollover Deposit Account, ESOP Contribution Account, and Basic Contribution Account. Unless otherwise provided, the Vested Portion of a Member's balance in the Acquired Company Prior Plan Account shall be determined based on the appropriate vesting provisions in the Plan to which such balances are attributable. Upon the occurrence of a Change in Control (as defined in section 5.9), each Participant and Inactive Participant shall become fully vested in the balance of his or her Account. Any amounts credited to any such Account following such Change in Control shall also be fully vested. Notwithstanding the foregoing, a Severance Eligible Participant shall be fully vested in the balance of his or her Account. In addition, Members shall be fully vested in any cash dividends payable with respect the portion of their Account invested in the Northern Trust Stock Fund or Former ESOP Northern Trust Stock Fund. Notwithstanding any provision of the Plan to the contrary, a Member shall also become fully vested in his or her Matching Contribution Account, Profit Sharing Contribution Account and Former ESOP Account if the Member dies while performing qualified military service (within the meaning of Code Section 414(u)), provided the Member would have been eligible for reinstatement of employment with the Company and Participating Employers had the Member's qualified military service ended on the date before his or her death.

(nnn)    "Vesting Service" means the period of employment credited under section 3.4.

Exhibit 4.4

Article III.    Participation and Service

3.1	Participation

(a)
An Eligible Employee shall first become eligible to have contributions made on his or her behalf pursuant to section 4.1 after the later of (1) the earliest paydate that is administratively feasible following an Eligible Employee's initial date of hire with the Company or a Participating Employer, but no later than the fourth paydate following such Eligible Employee's receipt of his or her first paycheck from the Company or a Participating Employer (subject to the Eligible Employee's completion and submission of such election forms and other documentation at such time(s) and in accordance with such procedures as the Committee may require), or (2) the day on which he or she becomes an Eligible Employee, subject to section 6.4.

(b)
If an Eligible Employee does not begin to have contributions made on his or her behalf when first eligible under section 3.l(a), he or she may subsequently elect to have contributions made on his or her behalf pursuant to section 4.1 as of the first day of any payroll period after meeting such requirements, subject to section 6.4.

(c)
Subject to section 2.1(k), at the time a Participant elects to have contributions made under section 4.1, the Participant may designate a Beneficiary to receive any benefit payable under the provisions of section 8.2. At any time and from time to time thereafter, the Member may make, change or revoke a Beneficiary designation. No designation, revocation, or change shall be effective unless made in writing and delivered to the Committee prior to the Member's death.

(d)	An Eligible Employee may agree with the Company that the Eligible Employee shall not participate in the Plan.

3.2	Duration of Participation
An Eligible Employee who becomes a Participant shall continue to be a Participant or Inactive Participant until he or she incurs a Break in Service, and also shall continue to be a Member thereafter for as long as he or she is entitled to receive any benefits hereunder. After receiving all benefits to which he or she is entitled hereunder, he or she shall cease to be a Member unless and until he or she thereafter becomes eligible to again become a Participant.

3.3	Transferred or Rehired Employees
The following rules shall be applicable to Employees who (a) become Eligible Employees because of transfer to a status qualifying for coverage under the Plan, (b) become Inactive Participants, (c) transfer to a status not qualifying for coverage after meeting the requirements of section 3.1 but before becoming Participants, or (d) are rehired by the Company or an Affiliate:

(a)
An Employee who shall be transferred into employment where he or she becomes an Eligible Employee hereunder shall be credited with Vesting Service computed for all his or her employment with the Company and any Affiliate, before and after such transfer.

(b)
Any Participant who shall be transferred into employment as an Employee where he or she becomes an Inactive Participant shall continue to receive credit for Vesting Service under this Plan during the period he or she is an Inactive Participant.

Exhibit 4.4

(c)
Any Eligible Employee who shall meet the requirements of section 3.1 but is transferred into employment as an Employee but not as an Eligible Employee, before becoming a Participant, shall no longer be eligible to elect to have contributions made on his or her behalf hereunder. Any such Employee shall continue to accrue Vesting Service during the period computed for all of the Employee's employment with the Company and any Affiliate.

(d)
An Employee who has a Break in Service and is subsequently reemployed by the Company or an Affiliate shall be considered a new Employee for purposes of section 3.1, unless he or she was credited with at least one month of Vesting Service prior to his or her Break in Service. In such case, the Employee shall be eligible to participate in the Plan as soon as administratively practicable after his or her reemployment, provided he or she is then an Eligible Employee.

(1)
By written notice to the Committee after his or her reemployment, an Employee who has not had five consecutive One-Year Breaks in Service may deposit with the Trustee an amount which shall be equal to the aggregate value of the distributions from his or her Account at the time of his or her previous Break in Service. All deposits must be made in cash and in a single lump sum. The deposits must be made within five years after the Employee is reemployed. The Trustee shall allocate an Employee's deposits made to satisfy the requirements of this section 3.3(d) to the Account(s) from which the distributions were made. Notwithstanding the foregoing, any Employee deposit made to repay a prior distribution from the Fonner ESOP Plan or Former ESOP Account shall be allocated to the Employee's Fonner ESOP Account, and any deposit made on an after-tax basis shall be accounted for separately.

(2)
In the case of a reemployed Employee who has not had five consecutive One-Year Breaks in Service, the Company shall contribute to the Matching Contribution Account, Profit Sharing Contribution Account and Former ESOP Account of such Employee the amount, if any, forfeited at the time of the Employee 's termination of service, if and only if the Employee makes the deposits permitted under paragraph (1) above or the Employee did not receive a distribution at or after the time of his or her previous termination of service. The Company's contribution shall be made concurrently with the Employee's repayment if applicable, otherwise as soon as administratively practicable after the date of his or her reemployment.

(3)
For each other reemployed Employee not described in sections 3.3(d)( l ) and (2), any previous Forfeiture of amounts in his or her Matching Contribution Account, Profit Sharing Account, Former ESOP Account and/or Acquired Company Prior Plan Account shall not be restored.

3.4	Vesting
An Employee shall receive credit for Vesting Service for the period commencing with the Employee's date of hire with the Company or an Affiliate and ending on the date the Employee incurs a Break in Service. Vesting Service shall be calculated in accordance with reasonable and uniform standards and policies adopted by the Company from time to time, which standards and policies shall be consistently observed subject, however, to the following:

(a)	Vesting Service shall be computed on the basis of completed full years, calculated on the basis of completed days.

(b)	An Employee shall earn Vesting Service for all periods of active employment with the Company or an Affiliate, and for the following periods that are not active employment:

Exhibit 4.4

(i)
an approved absence of up to 12 consecutive months from the Company or an Affiliate (e.g. vacation, paid holiday, sick, short term disability, long term disability, Family Medical Leave, Parental Leave, unpaid leave of absence) that is granted according to uniform and nondiscriminatory standards; and

(ii)
an absence from work with the Company or an Affiliate on account of qualified military service (within the meaning of Code section 414(u)), but only if the Employee reports for work within the period required under Code section 414(u).

(c)
If an Employee incurs a Break in Service, but returns to employment with the Company or an Affiliate prior to incurring a One-Year Break in Service (as defined in section 3.6), the period commencing on the date the Break in Service began and ending on the date such Employee is reemployed shall be counted as Vesting Service. Notwithstanding the preceding sentence, if the Break in Service occurs during a period of absence from active employment, the Employee shall not receive Vesting Service under the preceding sentence unless such Employee returns to employment before the first (1st) anniversary of the first day of such absence. If an Employee incurs a One-Year Break in Service and the Employee is thereafter reemployed by the Company or an Affiliate, such Employee's Vesting Service before such One-Year Break in Service shall be added to the Employee's Vesting Service after reemployment.

(d)	A Participant's Vesting Service shall not include periods of service with an entity that is not an Affiliate, or service prior to the date an entity becomes an Affiliate, except as provided in Section
2. l(x) (with respect to leased employees who subsequently become Employees) and Schedule A hereto.

(e)	A Severance Eligible Participant shall be fully vested in the balance of his or her Account.

(f)	All periods of Vesting Service shall be aggregated; provided, however, that a Participant shall not receive multiple credit for Vesting Service with respect to any single period.

3.5	Break in Service

(a)	A "Break in Service" shall occur on earlier of:

(i)	the date the Employee separates from service with the Company and Affiliates due to a voluntary termination of employment, discharge, retirement, or death; or

(ii)
the first anniversary of the date the Employee separates from service with the Company or an Affiliate for any reason other than the reasons set forth in paragraph (i) above, such as vacation, holiday, sickness, disability, leave of absence or layoff.

(b)
The fact that an Employee separates from service with the Company or an Affiliate on account of qualified military service (within the meaning of Code section 414(u)) shall not constitute a Break in Service unless the Employee fails to report to work within the period required under law pertaining to veteran's reemployment rights, in which case the Break in Service shall occur on the earlier of (i) the expiration of the period by

Exhibit 4.4

which such Employee was required to report back to work or (ii) the first anniversary of the date the Employee separated from service.

(c)	A Break in Service shall end on the date on which an Employee again performs an Hour of Service for the Company or an Affiliate.

(d)
The fact that an Employee who is a Participant becomes an Inactive Participant shall not constitute a Break in Service, but the foregoing rules shall continue to apply to such an Employee during the period he or she is an Inactive Participant.

(e)
The fact that an Employee is absent from work under the Family and Medical Leave Act of 1993 ("FMLA") shall not constitute a Break in Service if the Employee returns to work with the Company or an Affiliate after such period of absence within the time provided under FMLA.

3.6	One-Year Break in Service

(a)
The term "One-Year Break in Service" means each 12-consecutive-month period beginning on the date an Employee incurs a Break in Service under section 3.5 and ending on each anniversary of such date, provided that such Employee does not perform an Hour of Service for the Company or any Affiliate during such period.

(b)
Solely for purposes of determining whether a One-Year Break in Service has occurred, but not for purposes of determining Vesting Service, in the case of an Employee who is on Parental Leave, the Employee's Break In Service shall be deemed to occur on the second (2nd) anniversary of the first day of such absence, provided the Employee does not perform an Hour of Service for the Company or any Affiliate during such period of absence. The period of time between the first (1st) and second (2nd) anniversaries of a Parental Leave shall not be counted as a Break in Service, or Vesting Service.

Exhibit 4.4

Article IV.    Participant Salary Reduction Contributions

4.1	Participant Salary Reduction Contributions
Subject to section 6.4, an Eligible Employee who meets the requirements of section 3.1 (or upon reemployment, section 3.3) may enter into a Salary Reduction Agreement, pursuant to which the Eligible Employee authorizes the Company or a Participating Employer to deduct an amount of money from the Eligible Employee's Salary and deposit it with the Trustee for investment as the Eligible Employee shall have directed as provided in section 6.3. A Salary Reduction Agreement shall be in such written, electronic or other form as the Committee shall establish, and shall include automatic enrollment in the Plan (pursuant to uniform and nondiscriminatory procedures) and automatic reduction of an Eligible Employee's Salary at an initial rate of 6% of the Eligible Employee's Salary, which percentage shall automatically increase by 1% each year until such percentage equals 10% of the Eligible Employee's Salary, unless such Eligible Employee affirmatively elects not to make such Salary Reduction Contributions. Any Salary Reduction Agreement shall be entered into on or before such reasonable and nondiscriminatory deadline as is specified by the Committee. Subject to sections 4.3, 4.7, 4.8 and 5.3, the amount specified in the Salary Reduction Agreement shall not exceed 40% of the Eligible Employee's Salary. Salary Reduction Contributions made through automatic enrollment procedures shall initially be invested in such Investment Fund or Funds as the Committee shall designate. Salary Reduction Contributions shall be deposited in the Eligible Employee's After-Tax Deposit Account or in his or her Before-Tax Deposit Account, or partly to each, in whole percentages, as designated by the Eligible Employee; provided, however, that if no designation is made by the Eligible Employee, the amount shall be deposited in the Eligible Employee's Before-Tax Deposit Account. Deposits to a Participant's Before-Tax Deposit Account in a calendar year may not exceed the maximum amount permitted under Code section 402(g) for such year ($18,000 for 2016), less any other contributions made to other plans qualified under section 40l(k) of the Code.

Amounts deposited to the Participant's Before-Tax Deposit Account pursuant to this section 4.1 shall be considered as contributions made by the Company or a Participating Employer on behalf of the Participant to the Thrift Trust under a qualified cash or deferred arrangement as defined in section 401(k)(2) of the Code so that the amounts will not be included in the Participant's income for federal income tax purposes in the year of contribution. Amounts deposited to the Participant's After-Tax Deposit Account shall be considered as deposits made by the Participant from his or her Salary which are subject to federal income tax in the year paid.

(a)
An Eligible Employee may make a rollover deposit to the Plan of a single sum distribution from a qualified plan, an employee annuity, an annuity contract, an individual retirement account, an individual retirement annuity, or an eligible governmental deferred compensation plan, as described in sections 402(c)(4), 403(a)(4), 403(b)(8), 408(d)(3) and 457(e)(16) of the Code. The rollover deposit shall be deposited in cash to the Eligible Employee's Rollover Deposit Account, and shall be invested in accordance with section 6.3(a)(v). An Eligible Employee who is not otherwise a Participant in the Plan shall be considered as a Participant solely for purposes of his or her Rollover Deposit Account.

(b)
Further, a Former Participant who is under 65 years of age and who continues to maintain an Account in the Plan may make a rollover deposit to the Plan of a single sum distribution of such Former Participant's Pension Plan benefit; provided, that such deposit must be in the form of an eligible rollover distribution (as defined in Code

Exhibit 4.4

section 401(c)(4)) that is paid directly to the Plan from the Pension Plan in a direct rollover. The direct rollover deposit shall be deposited in cash to the Former Participant's Rollover Deposit Account and shall be invested in accordance with section 6.3(a)(v).

(c)
The Plan will separately account for any portion of any rollover deposit that consists of after-tax employee contributions. Rollover deposits shall be made in accordance with uniform and nondiscriminatory rules.

An Eligible Employee who does not elect to have contributions made to the Plan under this Section 4.1 shall be considered as a Participant in the Plan solely for purposes of his or her Profit Sharing Contribution Account and Former ESOP Account, if any.
Anything in the Plan to the contrary notwithstanding, if during any taxable year a Participant is also a participant in another cash or deferred arrangement, and if such Participant's elective deferrals under such other arrangement together with amounts deposited to the Participant's Before-Tax Deposit Account exceed the maximum amount permitted for the Participant for that year under section 402(g) of the Code, the Participant may request that a distribution of all or a portion of such excess be made to such Participant, with the income allocable thereto for the Plan Year of the deferral (determined in accordance with applicable Treasury regulations). Any such request shall be in writing or such other form as the Committee may authorize and shall include adequate proof of the existence of such excess, as determined by the Committee in its sole discretion. If the Participant provides such notice prior to a deadline established by the Company's Human Resources-Benefits organization, which may not be later than April 15 following the taxable year in which the excess deferrals were contributed to the Plan and which shall comply with the requirements of section 402(g) of the Code and the regulations thereunder (including Treasury regulation 1.402(g)-1)), such excess amount shall be distributed to the Participant no later than the April 15 following the close of the Participant's taxable year. In addition, if the applicable section 402(g) limitation for a Plan Year is exceeded with respect to this Plan alone, or with respect to this Plan and any Related Plan, such excess deposits (with allocable gains or losses through the end of the tax year in which the excess occurred) shall be distributed to the Participant as soon as practicable after the Plan is notified of the excess deferrals by the Company, a Participating Employer or the Participant, or otherwise discovers the error (but no later than the April 15 following the close of the Participant's taxable year). Notwithstanding the foregoing provisions of this section 4.1, the dollar amount of any distribution due hereunder shall be reduced by the dollar amount of any deposits to the Participant's
Before-Tax Deposit Account that were previously distributed to the same Participant pursuant to section 4.4; provided, however, that for purposes of sections 5.3 and 4.3, the correction under this section 4.1 shall be deemed to have occurred before the correction under section 4.4.

4.2	Changing Rate of Salary Reduction Contributions
Subject to section 6.4, a Participant may change the rate of or terminate his or her Salary Reduction Contributions at any time by entering into a new Salary Reduction Agreement, to be effective pursuant to uniform and nondiscriminatory procedures established by the Committee. Any new or changed rate shall comply with the requirements of section 4.1. Changes shall be subject to such deadlines and shall be in such written, electronic or other form as the Committee shall establish (which may include automatic changes in the rate of a Participant's Salary Reduction Contributions over time), and the last change that is received from the Participant prior to such deadline shall control.

4.3	Limitations on Salary Reduction Contributions

(a)
Notwithstanding anything to the contrary contained elsewhere in the Plan or contained in any Salary Reduction Agreement, but subject to sections 4.7 and 4.8, all Salary Reduction Agreements entered into with respect to any Plan Year shall be valid only if one of the tests set forth in subsection (b) of this section 4.3 is satisfied for such Plan Year. Indetermining whether such tests are satisfied, all

Exhibit 4.4

contributions to a Before-Tax Deposit Account, and excess contributions of a Highly Compensated Participant to his or her After-Tax Deposit Account, if any, made with respect to such Plan Year shall be considered.

(b)
For each Plan Year, the Actual Deferral Percentage for Highly Compensated Participants shall bear to the Actual Deferral Percentage for all other Eligible Employees for the Plan Year a relationship that satisfies either of the following tests:

(i)
The Actual Deferral Percentage for Highly Compensated Participants for the Plan Year is not more than the Actual Deferral Percentage of all other Eligible Employees for the Plan Year multiplied by 1.25; or

(ii)
The Actual Deferral Percentage for Highly Compensated Participants for the Plan Year is not more than the Actual Deferral Percentage for all other Eligible Employees for the Plan Year multiplied by two and the excess of such Actual Deferral Percentage for the group of Highly Compensated Participants over that of all such other Eligible Employees is not more than two percentage points. If the Plan is aggregated with one or more plans for purposes of satisfying section 410(b) of the Code (other than the average benefit percentage test), then the foregoing tests shall be applied as if all such plans were a single plan.

(c)	If at the end of any Plan Year neither of the tests set forth in subsection (b) of this section 4.3 is satisfied for such Plan Year, then:

(i)
Salary Reduction Agreements entered into for that Plan Year by Highly Compensated Participants shall be valid only to the extent permitted by one of the tests set forth in subsection (b) of this section, and Salary Reduction Contributions made by the Company and Participating Employers for such Plan Year for Highly Compensated Participants shall be reduced in the manner set forth in subsection (c)(ii) to the extent necessary to comply with one of the tests set forth in subsection (b) of this Section. All Salary Reduction Contributions so reduced, adjusted for earnings, gains and losses allocable thereto, shall be allocated and distributed in the manner provided in section 4.4.

(ii)
Reductions pursuant to subsection (i) above shall be effected with respect to Highly Compensated Participants pursuant to the following procedure: The total amount of excess contributions will be determined by reducing the Salary Reduction Contributions of Highly Compensated Participants to the extent necessary to cause the Actual Deferral Percentage of the Highly Compensated Participant with the highest Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Participant with the next highest Actual Deferral Percentage, and repeating this process until one of the tests set forth in subsection (b) is satisfied for the Plan Year. The aggregate amount of such excess Salary Reduction Contributions determined in accordance with the preceding sentence shall then be distributed to Highly Compensated Participants pursuant to section 4.4 on the basis of the dollar amount of Salary Reduction Contributions made by each Highly Compensated Participant, beginning with the Highly Compensated Participant with the highest dollar amount of Salary Reduction Contributions, until the total aggregate dollar amount of such excess Salary Reduction Contributions is distributed.

(iii)
Salary Reduction Agreements entered into by all Participants who are not Highly Compensated Participants shall be valid and Salary Reduction Contributions made by the Company for such Participants shall not be changed.

Exhibit 4.4

The calculations, reductions and allocations required by this. section 4.3 and section 4.4 shall be made by the Company and Participating Employers with respect to a Plan Year at any time prior to the close of the following Plan Year.

(d)
The Committee shall have the unilateral right to limit the percentage of the Salary of Highly Compensated Participants that may be subject to Salary Reduction Agreements. Such limitation shall be made to the extent necessary, in the discretion of the Committee, to assure that one of the tests set forth in subsection (b) of this section 4.3 shall be met for the Plan Year and shall be based upon estimates made from the data available to the Committee. The Committee also shall have the unilateral right to reduce (to zero if necessary) the amount of any Highly Compensated Participant's Salary Reduction Contributions with respect to any Plan Year to the extent it deems such reduction necessary or desirable to satisfy the requirements of Code section 401(k)(3) or 401(m)(2) with respect to such Plan Year.

(e)	To the extent permitted, the limitations set forth in this section 4.3 shall be adjusted in connection with contributions made pursuant to sections 4.7 and 4.8.

4.4	Recharacterization and Return of Certain Salary Reduction Contributions
If a Salary Reduction Contribution made by the Company for a Highly Compensated Participant is reduced for a Plan Year pursuant to section 4.3(c), the amount so reduced shall be allocated and distributed as follows:

(a)
To the extent permitted by regulations issued by the Secretary of the Treasury and as elected by the Highly Compensated Participant, if the Participant has not made deposits to his or her After-Tax Deposit Account equal to the maximum amount permitted under the Plan, then within 2\12 months after the end of the Plan Year, the amount reduced pursuant to section 4.3(c), adjusted for earnings, gains and losses allocable thereto for the Plan Year, shall be deemed to be after-tax deposits made by the Participant and shall (within the limits contained in the Plan) be allocated to the Participant's After

Tax Deposit Account; or

(b)
To the extent that the procedure set forth in subsection (a) of this Section is not elected by the Highly Compensated Participant, or if the Highly Compensated Participant makes or is deemed to have made deposits to his or her After-Tax Deposit Account equal to the maximum amount permitted by the Plan (through Salary Reduction Contributions made pursuant to Article IV of the Plan, pursuant to the operation of subsection (a), or both), any portion of the amount so reduced pursuant to Section 4.3(c) that is not allocated to the Participant's After-Tax Deposit Account pursuant to subsection (a) of this Section 4.4, adjusted for earnings, gains and losses allocable thereto for the Plan Year, pursuant to section 401(k)(8) of the Code, shall be paid directly to the applicable Highly Compensated Participant no later than the close of the following Plan Year.

(c)
For purposes of sections 4.4(a) and (b), earnings, gains and losses shall be determined under a reasonable, nondiscriminatory method that is used consistently for all corrective distributions and recharacterizations for the Plan Year and is used to allocate income to Participants' accounts. The amount to be recharacterized or distributed, as applicable, shall first be reduced by the amount of excess deferrals under Code section 402(g) previously distributed to the Participant with respect to such Plan Year, if any. Any amounts recharacterized as after-tax deposits shall remain subject to the distribution provisions of Code section 401(k).

Notwithstanding the foregoing, if for any Plan Year the Salary Reduction Contribution of a Highly Compensated Participant who is also a Catch-Up Eligible Participant is to be reduced pursuant to section 4.3(c), all or a portion of the amount to be reduced shall first be recharacterized as Catch-Up

Exhibit 4.4

Contributions, to the extent permitted by Code Section 414(v) and applicable regulations, and any amount which cannot be so recharacterized shall be allocated or distributed as described in subsections (a) and (b) of this Section 4.4.

4.5	Treatment of Associated Matching Contributions
Any matching contribution that is associated with a Salary Reduction Contribution made by the Company for a Highly Compensated Participant that is reduced for a Plan Year pursuant to section 4.3(c) shall be forfeited, and shall be treated as a Forfeiture in accordance with section 5.5.

4.6	Supplemental Company Contributions
The Company and/or Participating Employers may contribute to the Thrift Trust with respect to any Plan Year a Supplemental Company Contribution in such amount as the Committee may determine. Supplemental Company Contributions may be made to the Before-Tax Deposit Accounts of Participants who are not Highly Compensated Participants only if, and to the extent that, such Supplemental Company Contributions are necessary to satisfy one of the tests contained in section 4.3(b) of the Plan. The Supplemental Company Contribution for any Plan Year shall be allocated to the Before-Tax Deposit Accounts of Participants who are not Highly Compensated Participants pro-rata based on each such Participant's Salary. Upon allocation to the Before-Tax Deposit Accounts of such Participants, the Supplemental Company Contribution shall be considered as Salary Reduction Contributions for all purposes of the Plan other than for purposes of sections
8.7 and 8.8 of the Plan and for purposes of determining the amount of Matching Contributions made on such Participant's behalf pursuant to section 5.1, and shall be subject to Treas. Reg. § 1.40l(k)-2(a)(6) (or any applicable successor to such regulation) and all of the provisions of the Plan regarding Salary Reduction Contributions. The Company and/or Participating Employers shall pay to the Thrift Trust any Supplemental Company Contribution with respect to a particular Plan Year within 90 days after the end of such Plan Year.

4.7	Uniformed Services Employment and Reemployment Rights Act
This Plan shall be administered consistent with section 414(u) of the Code. As such, (i) an Eligible Employee who has returned to work within the period required under section 414(u) of the Code after he or she is released from qualified military service shall be permitted to make Salary Reduction Contributions to the extent required to comply with such Code section and other applicable laws, and (ii) the Company and Participating Employers shall make contributions to the extent necessary to comply with such law.

4.8	Catch-Up Contributions
A Catch-Up Eligible Participant with respect to any Plan Year shall be eligible to make Catch-Up Contributions in accordance with and subject to the limitations of section 414(v) of the Code and applicable regulations. Such Catch-Up Contributions shall not be taken into account for purposes of applying the limitations of Code sections 402(g) and 415 for such Plan Year and shall not be included in determining the amount of a Participant's Actual Deferral Percentage for such Plan Year. Catch-Up Contributions shall be deposited in a Participant's Before-Tax Deposit Account.

Exhibit 4.4

Article V.    Company Contributions

5.1	Company Matching Contributions

(a)
A Participant who has Matchable Participant Deposits (as defined below) during a Plan Year is eligible to have the Company or a Participating Employer make a Matching Contribution to the Participant's Matching Contribution Account for that Plan Year in an amount equal to 50% of his or her Matchable Participant Deposits that do not exceed 6% of the Participant's Salary for the Plan Year. Matching Contributions shall be made as soon as administratively practicable following each payroll period, based on the Matchable Participant Deposits contributed to the Thrift Trust for such payroll period. In addition, as soon as administratively practicable after the end of the Plan Year, the Company or Participating Employer shall make an additional Matching Contribution (a "true-up Matching Contribution") to the Matching Contribution Account of any Member who did not receive the full Matching Contribution that the Member would have received had the Matching Contribution provided under this section 5.1 been made on a Plan Year rather than payroll period basis, subject to applicable administrative practices and procedures established by the Company.

(b)
For each Plan Year beginning on or after January 1, 2010 and prior to January 1, 2012, in which the Northern Trust Corporation attained its earnings goal, a Participant who had Matchable Participant Deposits (as defined below) during that Plan Year was eligible to have the Company or a Participating Employer make a contingent Matching Contribution to the Participant's Matching Contribution Account for that Plan Year, provided that, on December 31 of that Plan Year, such Participant was either:

(i)	in the service of the Company or an Affiliate or receiving Salary, or on a Company-approved leave of absence, paid or unpaid; or

(ii)
not in the service of the Company or an Affiliate, but the Participant terminated his or her service with the Company and its Affiliates during the Plan Year by reason of death, normal or early retirement under the Pension Plan, or any other retirement after his or her Normal Retirement Date.

In addition, a Participant who became entitled to a disability distribution under section 8.l(c), (d) or
(e) was eligible to have the Company or a Participating Employer make a contingent Matching Contribution to the Participant's Matching Contribution Account for any Plan Year beginning on or after January 1, 2010 and prior to January 1, 2012, in which the Participant continued to receive Salary, provided that the Participant had Matchable Participant Deposits in that Plan Year.

A Participant's contingent Matching Contribution for a Plan Year was an amount equal to 50% of the Participant's Matchable Participant Deposits that did not exceed 3% of the Participant's Salary for the Plan Year. The earnings goal for the Plan Year was determined by the Compensation and Benefits Committee of the Company's Board of Directors in the first quarter of the Plan Year. Northern Trust Corporation's earnings for the Plan Year for purposes of determining whether the earnings goal had been attained were determined by the Compensation and Benefits Committee of the Company's Board of Directors, in its discretion, taking into consideration such factors and circumstances and including or excluding such items of income and expenses as it deemed appropriate.

Contingent Matching Contributions were suspended for the Plan Year that began on January 1, 2012 and discontinued for Plan Years beginning on and after January 1, 2013.

(c)
"Matchable Participant Deposits'" means the aggregate contributions deposited by a Participant to his or her After-Tax Deposit Account and Before-Tax Deposit Account during the calendar year, including

Exhibit 4.4

amounts contributed under sections 4.7 or 4.8; provided, however, that, contributions to a Participant's After-Tax Deposit Account and Before-Tax Deposit Account during a calendar year shall only be considered Matchable Pa1ticipant Deposits to the extent that they were made on or after the first day of the month following the Participant's completion of six (6) months of Vesting Service.

(d)
For any Plan Year beginning on or after January 1, 2013, the Compensation and Benefits Committee of the Company's Board of Directors shall have the discretion to authorize the Company and Participating Employers to make a discretionary employer contribution to the Plan for such Plan Year. Such discretionary employer contribution may be in the form of a Profit Sharing Contribution, a Matching Contribution, or such other form of employer contribution as the Compensation and

Benefits Committee shall determine, in the Compensation and Benefits Committee's sole discretion. The amount of such discretionary employer contribution and the group or groups of Eligible Employees on whose behalf such discretionary employer contribution shall be made shall also be determined by the Compensation and Benefits Committee in the Compensation and Benefits Committee's sole discretion.

If the discretionary employer contribution is made in the form of a Profit Sharing Contribution for any Plan Year, such contribution shall be allocated based on a formula providing for both a fixed dollar amount (which may be zero) that is allocated to the Profit Sharing Contribution Account of each Eligible Employee entitled to receive such contribution, and an amount (which may be zero) that is allocated to the Profit Sharing Contribution Account of each such Eligible Employee as a percentage of such Eligible Employee's Salary for such Plan Year.

5.2	Profit Sharing Contributions

(a)
Basic Profit Sharing Contributions. For each Plan Year beginning on or after January 1, 2005 and prior to January 1, 2010, in which the Northern Trust Corporation attained its earnings goal, the Company and Participating Employers made a Basic Profit Sharing Contribution to the Thrift Trust on behalf of each Eligible Employee in an amount equal to one percent (1%) of such Eligible Employee's Salary, subject to the rules set forth in paragraph (c) next below. The earnings goal for the Plan Year was determined by the Compensation and Benefits Committee of the Company's Board of Directors in the first quarter of the Plan Year. Northern Trust Corporation's earnings for the Plan Year for purposes of determining whether the earnings goal had been attained was determined by the Compensation and Benefits Committee of the Company's Board of Directors, in its discretion, taking into consideration such factors and circumstances and including or excluding such items of income and expenses as it deemed appropriate. Basic Profit Sharing Contributions were discontinued for Plan Years beginning on and after January 1, 2010.

(b)
Discretionary Profit Sharing Contributions. For each Plan Year beginning on or after January 1, 2005 and prior to January 1, 2009, the Company and Participating Employers had the discretion to make a Discretionary Profit Sharing Contribution on behalf of Discretionary Profit Sharing Eligible Employees in the amount, if any, determined by the Company and Participating Employers in their sole discretion, subject to the rules set forth in paragraph (c) next below. If the Company or Participating Employers made a Discretionary Profit Sharing Contribution for a Plan Year, such contribution was allocated based on a formula providing for both a fixed dollar amount (which may be zero) that was allocated to the Profit Sharing

Exhibit 4.4

Contribution Account of each such Discretionary Profit Sharing Eligible Employee, and an amount (which may be zero) that was allocated to the Profit Sharing Contribution Account of each such Discretionary Profit Sharing Eligible Employee as a percentage of such Discretionary Profit Sharing Eligible Employee's Salary for such Plan Year. Discretionary Profit Sharing Contributions were discontinued for Plan Years beginning on and after January 1, 2009.

(c)
Eligible Employees Entitled to Allocations of Profit Sharing Contributions. Only Eligible Employees and Discretionary Profit Sharing Eligible Employees who have completed six (6) months of Vesting Service shall be eligible to receive Profit Sharing Contributions. To share in any Profit Sharing Contribution for a Plan Year, on December 31 of such Plan Year, the Eligible Employee or Discretionary Profit Sharing Eligible Employee must either be:

(i)	in the service of the Company or an Affiliate or receiving Salary, or on a Company-approved leave of absence, paid or unpaid; or

(ii)
not in service of the Company or an Affiliate, but the Eligible Employee or Discretionary Profit Sharing Eligible Employee terminated his or her service with the Company and its Affiliates during the Plan Year by reason of death, normal or early retirement under the Pension Plan, or any other retirement after his or her Normal Retirement Date.

In addition, an Eligible Employee or Discretionary Profit Sharing Eligible Employee who became entitled to a disability distribution under section 8.1(c), (d) or (e) was eligible to have the Company or Participating Employer make a Profit Sharing Contribution for any Plan Year in which the Eligible Employee or Discretionary Profit Sharing Eligible Employee continued to receive Salary, but not for any Plan Year beginning after 2009 for an Eligible Employee or any Plan Year beginning after 2008 for a Discretionary Profit Sharing Eligible Employee.

5.3	Limitations on Deposits and Contributions

(a)	Notwithstanding anything contained herein to the contrary, but subject to sections 4.7 and 4.8, a Participant's Annual Additions for a Limitation Year shall not exceed the lesser of-

(1)	$40,000, adjusted for increases in the cost ofliving as provided in Code section 415(d), or

(2)	100 percent of the Participant's compensation (as defined in paragraph (e) below).

(b)
If a Participant is entitled to receive an allocation under this Plan and any Related Plan and, in the absence of the limitations contained in this section, the Company or a Participating Employer would contribute or allocate to the Account of that Participant an amount for a Limitation Year that would cause the Annual Additions to the Account of the Participant to exceed the annual maximum permissible amount (as set forth in section 5.3(a)) for such Limitation Year, then the contributions and allocations made with respect to the Participant under this Plan will be reduced before the contributions or allocations to the Participant's accounts under the Related Plan are reduced.

(c)
In applying the limitations under this section 5.3, all Affiliates shall, together with the Company, be considered as a single employer. In addition, in applying these limitations, all defined contribution plans (whether or not terminated) of the Company and all Affiliates shall be treated as one defined contribution plan.

Exhibit 4.4

(d)
For purposes of this section 5.3, the term 'compensation' shall mean wages within the meaning of Code section 3401(a) and all other payments of compensation to an Eligible Employee by the Company or an Affiliate (in the course of the Company's or Affiliate's trade or business) for which the Company or Affiliate is required to furnish the Eligible Employee a written statement under Code sections 6041(d), 6051(a)(3) and 6052. Compensation must be determined without regard to any rules under Code section 340l(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed. "Compensation" shall also include any amounts that are not includible in the Eligible Employee's gross income by reason of sections 125, 132(f)(4), 402(g) and 457 of the Code. "Compensation" for purposes of this section 5.3 shall include regular pay (within the meaning of Treas. Reg. §l .415(c)-2(e)(3)(ii)) that is received during the period ending on the later of the end of the calendar year in which the Participant's severance from employment occurs or the date which is 2½ months after the Participant's severance from employment.

(e)	To the extent permitted, the limitations set forth in this section 5.3 shall be adjusted in connection with contributions made pursuant to sections 4.7 and 4.8.

(f)
The Committee shall have the unilateral right to limit the percentage of the Salary of Participants that may be subject to Salary Reduction Agreements to the extent necessary, in the determination of the Committee, to assure that limitations set forth in this section 5.3 will not be exceeded.

5.4	Time of Matching and Profit Sharing Contributions
The Company's and Participating Employers' Matching Contributions and Profit Sharing Contributions for a calendar year on behalf of a Participant shall be made no later than the time prescribed by law (with extensions) for the filing of the Company's federal income tax return for that year. All contributions shall be transmitted to the Trustee for investment as provided in section 6.3.

5.5	Forfeitures
Forfeitures occurring under section 8.3 shall be held in a suspense account in the Plan and invested in the Northern Trust Collective Short Term Investment Fund or in such other short-term investment vehicle as the Committee designates for this purpose. Notwithstanding the provisions of sections 5.1 and 5.2, Forfeitures, and (where applicable) earnings thereon, shall be used to satisfy Matching Contributions and Profit Sharing Contributions, and the Company's and Participating Employers' contributions under sections 5.1 and 5.2 shall be reduced (but not below zero) accordingly.

5.6	Limitations on Contributions
The amount of contributions made by any corporation which is a party to this Plan shall not exceed the amount deemed to be deductible in computing the taxable income of such corporation (taking into account all contributions under the Pension Plan and all privileges and limitations of carry over and carry forward as established by law) for the purpose of computing taxes on, or measured by, income under the provisions of the Code or any other laws in effect from time to time.

5.7	Rules Governing Matching Contributions and Participant After-Tax Deposits

(a)
Notwithstanding any provisions of the Plan to the contrary, but subject to section 4.7, the Actual Contribution Percentage of Highly Compensated Participants for a Plan Year shall bear to the Actual Contribution Percentage for all other Eligible Employees for the Plan Year a relationship that satisfies either of the following tests:

Exhibit 4.4

(i)
The Actual Contribution Percentage for Highly Compensated Participants for the Plan Year is not more than the Actual Contribution Percentage for all other Eligible Employees for the Plan Year multiplied by 1.25; or

(ii)
The Actual Contribution Percentage for Highly Compensated Participants for the Plan Year is not more than the Actual Contribution Percentage for all other Eligible Employees for the Plan Year multiplied by two and the excess of such Actual Contribution Percentage for the group of Highly Compensated Participants over that of all such other Eligible Employees is not more than two percentage points. If the Plan is aggregated with one or more plans for purposes of satisfying section 41O(b) of the Code (other than the average benefit percentage test), then the foregoing tests shall be applied as if all such plans were a single plan.

(b)
If, at the end of any Plan Year, neither of the tests set forth in subsection (a) is satisfied for such Plan Year, then the Matching Contributions and after-tax deposits made for such Plan Year on behalf of Highly Compensated Participants shall be reduced in the manner set forth in this subsection (b) to the extent necessary to comply with one of the tests set forth in subsection (a). Reductions pursuant to the preceding sentence shall be effected with respect to Highly Compensated Participants pursuant to the following procedure: The total dollar amount of excess Matching Contributions and after-tax deposits shall be determined by reducing the amount of such Matching Contributions and after-tax deposits to theI extent necessary to cause the Actual Contribution Percentage of the Highly Compensated Participant with the highest Actual Contribution Percentage to equal the Actual Contribution Percentage of the Highly Compensated Participant with the next highest Actual Contribution Percentage, and repeating this process until one of the tests set forth in subsection (a) is satisfied for such Plan Year. The aggregate dollar amount of such excess Matching Contributions and after-tax deposits determined in accordance with the preceding sentence shall then be distributed (or forfeited, if applicable) to Highly Compensated Participants pursuant to subsection (c) on the basis of the dollar amount of Matching Contributions and after-tax deposits made by each Highly Compensated Participant, beginning with the Highly Compensated Participant with the highest dollar amount of Matching Contributions and after-tax deposits, until the total aggregate dollar amount of excess Matching Contributions and after-tax deposits is distributed (or forfeited).

(c)
Deposits by Participants who are not Highly Compensated Participants to their After-Tax Deposit Accounts and Matching Contributions made on account of Participants who are not Highly Compensated Participants shall be valid and shall not be affected by this section. The Unvested Portion of Matching Contributions that is reduced pursuant to the preceding provisions of this section for the Plan Year, adjusted for earnings, gains and losses allocable thereto pursuant to section 401(m) of the Code for such Plan Year, shall be forfeited and treated as a Forfeiture in accordance with section 5.5, and the reduced after-tax deposits and the Vested Portion of such reduced Matching Contributions, adjusted for earnings, gains and losses allocable thereto, shall be paid directly to the applicable Participant. After-tax deposits shall be reduced first. If after-tax deposits are not sufficient to satisfy the necessary reduction, the Vested and Unvested Portions of the Matching Contribution Account shall be reduced and forfeited, respectively, pro rata based upon the vested percentage of the Participant's Matching Contribution Account, to the extent necessary to satisfy such reduction. The calculations, reductions, allocations, forfeitures and payments required by this section shall be made

Exhibit 4.4

by the Committee with respect to a Plan Year at any time prior to the close of the following Plan Year. For purposes of this subsection (c), allocable earnings, gains and losses shall be determined under a reasonable, nondiscriminatory method that is used consistently for all distributions to Participants and Forfeitures of Matching Contributions for the Plan Year, and is used to allocate income to Participants' accounts.

(d)	If at any time during a Plan Year the Committee, in its sole discretion, determines that neither of the tests set forth in subsection (a) of this section 5.7 may be met for such Plan Year, then:

(i)
The Committee shall have the unilateral right during the Plan Year to require the prospective reduction, for the balance of the Plan Year, or any part thereof, of the percentage of Salary of Highly Compensated Participants that may be deposited on an after-tax basis. Such reductions shall be made to the extent necessary, in the discretion of the Committee, to assure that one of the tests set forth in subsection (a) of this section 5.7 shall be met for the Plan

Year and shall be based upon estimates made from data available to the Committee at any time during the Plan Year.

(ii)
Reductions pursuant to (i) above shall be effected with respect to Highly Compensated Participants pursuant to the following procedure : The Actual Contribution Percentage of the Highly Compensated Participant with the highest Actual Contribution Percentage shall be reduced to the extent necessary to cause such Highly Compensated Participant's Actual Contribution Percentage to equal the Actual Contribution Percentage of the Highly Compensated Participant with the next highest Actual Contribution Percentage. This process shall be repeated to the extent necessary to assure that one of the tests set forth in subsection (a) shall not be exceeded for such Plan Year.

(e)	To the extent permitted, the limitations set forth in this section 5.7 shall be adjusted in connection with contributions made pursuant to section 4.7.

5.8	Transfers from Former ESOP Plan
To enable the Former ESOP Plan to satisfy the investment diversification requirement of Code section 401(a)(28)(B), prior to January 1, 2005 the Plan accepted transfers of cash directly from an Eligible Employee's account in the Former ESOP Plan which were made to fulfill that requirement. The transferred property was added to the Eligible Employee's ESOP Contribution Account. The Committee regulated the making of transfers in accordance with uniform and nondiscriminatory rules. An Eligible Employee who made such a transfer but who was not otherwise a Participant in the Plan was considered as a Participant solely for purposes of his or her ESOP Contribution Account.

Effective January 1, 2005, all of the balances in the Former ESOP Plan were transferred to this Plan and credited to a Member's Former ESOP Account. Accordingly, on or after such date, no additional amounts shall be transferred from the Former ESOP Account to the ESOP Contribution Account. A Member's Former ESOP Account was initially invested in the Former ESOP Northern Trust Stock Fund and thereafter may be invested in any Investment Fund offered under the Plan.

Exhibit 4.4

5.9	Change in Control

(a)
As of the date of a Change in Control (as hereinafter defined), the Company shall make a true-up Matching Contribution under section 5.l (a) to the Matching Contribution Account of each eligible Member. Upon the occurrence of a Change in Control, each Participant and Inactive Participant shall also become fully vested in the balance of his or her Account. Any amounts credited to any such Account following such Change in Control shall also be fully vested.

(b)	For purposes of this section 5.9, a "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(1)any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Northern Trust Corporation (the "Corporation") (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its affiliates) representing 20% or more of the combined voting power of the Corporation's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (3) below; or

(2)The election to the Board of Directors of the Corporation, without the recommendation or approval of two thirds of the incumbent Board of Directors of the Corporation, of the lesser of: (A) three directors; or (B) directors constituting a majority of the number of directors of the Corporation then in office, provided, however, that directors whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation will not be considered as incumbent members of the Board of Directors of the Corporation for purposes of this section; or

(3)there is consummated a merger or consolidation of the Corporation or any direct or indirect subsidiary of the Corporation with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), at least 60% of the combined voting power of the securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of the combined voting power of the Corporation's then outstanding securities; or

(4)the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation Of there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, other than a sale or disposition by the

Exhibit 4.4

Corporation of all or substantially all of the Corporation's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

(c)
Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

(d)	For purposes of this section 5.9 the following definitions shall apply:

"Affiliate" shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act; "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities with respect to which such Person has properly filed a Form 13-G; "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time; and "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefits plan of the Corporation or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

Exhibit 4.4

Article VI.    Investment Funds

6.1	Investment Funds
The Investment Committee shall designate one or more Investment Funds for the investment of Members' and Beneficiaries' Accounts, as set forth in Schedule B. At the Investment Committee's discretion, any or all of the Investment Funds may consist of one or more mutual funds or other commingled or collective investment funds selected by the Investment Committee from time to time. Such mutual funds, commingled funds or collective funds may include funds from which The Northern Trust Company or one or more of its Affiliates receives fees for providing investment adviser, transfer agent, custodial, or other services. Notwithstanding any other provision of this Plan, investments in a mutual fund or commingled fund may be subject to charges, fees, withdrawal or other restrictions imposed by such fund.

The Investment Committee may select other investment funds, in addition to or in lieu of, the Investment Funds set forth in Schedule B. Such other funds shall be included within the terms "Funds" or "Investment Funds" hereunder as if specified in Schedule B. Schedule B shall be revised from time to time by the Company's Human Resources-Benefits organization to reflect the addition of any other investment fund or funds selected by the Investment Committee or the removal of any Investment Fund or Investment Funds by the Investment Committee.

The Company shall have the authority to engage, appoint, retain and terminate a provider or providers as an investment advisor and/or investment manager to provide investment advice and/or investment management services directly to some or all Members. The Company shall be a named fiduciary for purposes of ERISA with respect to such authority. Such Company authority shall be separate from and shall not supersede or affect the investment responsibilities specifically allocated to the Investment Committee under the Plan and Thrift Trust. If the Company has engaged such a provider or providers to provide investment advice and/or investment management services directly to some or all Members, and if a Member elects to use the investment advice and/or investment management services provided by any such provider, then the Member shall be a named fiduciary for purposes of ERISA with respect to investments made pursuant to such investment advice and/or investment management services, and the fees and expenses charged by such provider for those services shall be paid from the Member's Account pursuant to administrative procedures established for that purpose.

6.2	Administration of Funds
Each of the Investment Funds shall be invested without distinction between principal and income. Pending payment of costs, expenses and anticipated benefits, or acquisition of permanent investments, the Trustee may hold any portion of any of the Investment Funds in money market instruments (or in a collective investment fund or registered investment company composed primarily of such investments).

6.3	Selection of and Transfers Between Investment Funds

(a)	Subject to sections 6.1 and 6.4, contributions to a Member's Account shall be invested as follows:

(i)
Contributions to the Member's After-Tax Deposit Account, Before-Tax Deposit Account, Matching Contribution Account, Acquired Company Prior Plan Account and contributions to the Member's Profit Sharing Contribution account made on and after January 1, 2013 in accordance with section 5.l(d)

Exhibit 4.4

shall be invested in specified multiples of one percent in any one or more of the Investment Funds, as directed by the Member, with the same election applying to contributions to all such Accounts; provided, however, that if a Member has been automatically enrolled in the Plan pursuant to section 4.1, contributions to such Member's After-Tax Deposit Account, Before-Tax Deposit Account, and Matching Contribution account shall initially be invested as provided in section 4.1, and thereafter may be invested as directed by the Member.

(ii)
Contributions to the Member's Profit Sharing Contribution Account made on or after January 1, 2005 and prior to January 1, 2010 were initially invested in the Northern Trust Stock Fund and thereafter may be invested as directed by the Member.

(iii)
Contributions to the Member's ESOP Contribution Account were invested in specified multiples of one percent in any one or more of the Investment Funds, as directed by the Member. No contributions shall be made to the Member's ESOP Contribution Account for Plan Years beginning on and after January 1, 2005.

(iv)
Contributions to the Member's Former ESOP Account were initially invested in the Former ESOP Northern Trust Stock Fund. Such Former ESOP Account may invested as directed by the Member. Any repayments made by a rehired Employee under section 3.3(d) that are deposited in the Former ESOP Account shall be initially invested in the Stable Asset Fund, and thereafter may be invested as directed by the Member.

(v)
Contributions to the Member's Rollover Deposit Account shall initially be invested in such Investment Fund or Funds as the Committee shall designate, and thereafter may be invested as directed by the Member.

(b)
Subject to sections 6.1 and 6.4, each Member and Beneficiary shall have the right to direct that all or any po1tion of his or her Account which is invested in any one or more of the Investment Funds shall be transferred to one or more of the other Investment Funds, with the same election applying to all separate accounts included in the Account; provided, however, in no event may a Member elect to transfer amounts from another Investment Fund under the Plan into the Former ESOP Northern Trust Stock Fund.

Directions under this section 6.3 shall be in such written, electronic or other form as the Committee shall determine, and shall be made on or before such reasonable and nondiscriminatory deadlines as the Committee establishes.

(c)
The Plan is intended to comply with the provisions of section 404(c) of ERISA. The Plan's fiduciaries may be relieved of liability for any losses which are the direct and necessary result of the investment instructions given by the Member or Beneficiary. A Member or Beneficiary shall be a "named fiduciary" under ERISA to the extent of the Member's or Beneficiary's authority to invest, vote, tender or exchange Company Stock: (1) allocated to the Member's or Beneficiary's Account;

(2) with respect to the Member's or Beneficiary's proportionate share of any unallocated Company Stock held by the Trustee; or (3) to the extent such Member's or Beneficiary's voting directions shall affect the voting of any Company Stock allocated to the accounts of other Members and Beneficiaries for which the Trustee does not receive timely directions.

6.4	Restrictions on Investment Activity

Exhibit 4.4

(a)
Notwithstanding any other provision of the Plan, the following restrictions shall apply to Affected Members (as defined below) during the applicable Restricted Trading Periods (as defined below) in accordance with Northern Trust Corporation's Securities Transactions Policy and Procedures (the "Trading Policy") :

(i)
No Salary Reduction Agreement pursuant to sections 4.1 or 4.2 that affects or involves an investment in the Northern Trust Stock Fund may be entered into or changed during such Restricted Trading Period.

(ii)	No future investment election changes pursuant to section 6.3(a) that affect or involve an investment in the Northern Trust Stock Fund will be permitted during such Restricted Trading Period.

(iii)
No transfers of existing Account balances to or from the Northern Trust Stock Fund or from the Former ESOP Northern Trust Stock Fund pursuant to section 6.3(b) will be permitted during such Restricted Trading Period.

(iv)	Loans and withdrawals requested during such Restricted Trading Period will be limited to funds that are not invested in the Northern Trust Stock Fund or Former ESOP Northern Trust Stock Fund.

(v)
Any distribution under Article IX that includes funds invested in the Northern Trust Stock Fund or Former ESOP Northern Trust Stock Fund can only be elected (or paid, for distributions of small amounts pursuant to section 9.7 for which no election is required) after such Restricted Trading Period ends.

(vi)
No purchase, sale or resale of Company Stock, including reinvestment in Company Stock of dividends paid on Company Stock pursuant to section 6.7, may be made during such Restricted Trading Period, provided, however, that the purchase of Company Stock through the reinvestment of dividends paid on Company Stock shall not be prohibited if effected pursuant to an election made during a time period when transactions in Company Stock are not prohibited by the Trading Policy.

(vii)
No election, pursuant to section 6.7, to receive a cash payment of the dividends paid on Company Stock or to have those dividends reinvested in Company Stock may be made during such Restricted Trading Period.

(viii)
The Company's General Counsel or Corporate Secretary may impose restrictions similar to those described above upon some or all Members or Beneficiaries, at any other time designated by the General Counsel or Corporate Secretary, if the General Counsel or Corporate Secretary determines that such action is appropriate in the circumstances under securities laws or other applicable law.

(ix)	Notwithstanding the restrictions described above, investment and trading activities

Exhibit 4.4

by the Trustee or other Plan fiduciaries with respect to the common stock of Northern Trust Corporation, shall be permitted during a Restricted Trading Period in accordance with the terms of an approved SEC Rule 10b5-l trading plan.

(x)	The term "Restricted Trading Period" means

For those Members who are Directors and executive officers of the Corporation, Business Unit chief financial officers, certain members of the Company's (or any Affiliate's) Controller's Department, Investor Relations, the Treasury Department and Audit Services, and such other persons designated by the Corporate Secretary (or any other Member identified in the Trading Policy from time to time)(collectively, the "Affected Members"), the period beginning at market open on the fifteenth calendar day in March, June, September and December of each Plan Year and ending at market close on the first business day following the release of the earnings announcement for the most recently completed quarter. If the fifteenth calendar day of the last month in any such quarter falls on a day during which The NASDAQ
Stock Market is closed, the Restricted Trading Period will begin at market open on the next calendar day during which The NASDAQ Stock Market is open.

(b)
Notwithstanding any other provision of the Plan, the following restrictions shall apply with respect to transfers to or from any Investment Fund under the Plan, other than transfers to or from the Stable Asset Fund:

(i)	Such transfers are restricted to no more than 2 round-trip transfers per calendar quarter.

(ii)	There must be at least 7 calendar days between any transfer out of an Investment Fund and any subsequent transfer into such Investment Fund.

(iii)
Once a Member has made 2 round-trip transfers in a calendar quarter with respect to an Investment Fund, amounts may be only transferred out of such Investment Fund and no additional amounts may be transferred into to such Investment Fund during such calendar quarter.

A "round-trip" transfer means a redemption or exchange out of an Investment Fund followed by a purchase or exchange into such Investment Fund.

6.5    Voting Rights; Tender Offers

(a)
Each Member and Beneficiary having an interest in the Northern Trust Stock Fund or the Former ESOP Northern Trust Stock Fund shall have the right to direct the manner in which the Trustee shall vote the Company Stock held in such Funds equivalent to his or her Proportionate Interest therein.

(b)
In the event of a Tender Offer for Company Stock, each Member and Beneficiary having an interest in the Northern Trust Stock Fund or Former ESOP Northern Trust Stock Fund shall have the right to direct whether the Trustee will (1) tender Company Stock in such Funds equivalent to his or her

Exhibit 4.4

Proportionate Interest therein and (2) withdraw such Company Stock from the depository into which it is tendered pursuant to such direction.

(c)
Subject to sections 14.7 and 14.8 of the Plan and Part 4 of Title I of ERISA, the Trustee shall vote, tender, or withdraw from the depository into which tendered, Company Stock in the Northern Trust Stock Fund and Former ESOP Northern Trust Stock Fund in accordance with directions received from Members and Beneficiaries within the time periods set forth below and the Trustee shall have no discretion in such matter. Subject to subsection (e) below, the Trustee shall vote allocated shares of Company Stock for which it has not received timely directions from Members and Beneficiaries and unallocated shares of Company Stock in the same proportion as directed shares are voted and shall have no discretion in such matter except as otherwise provided in accordance with ERISA.

(d)
As soon as possible prior to each stockholders meeting of Northern Trust Corporation (the "Corporation"), the Corporation shall provide each Member and Beneficiary entitled under this section to direct the voting of Company Stock with notice of such meeting and of those matters which at the time of the mailing of such notice are expected to be presented at such meeting for action by holders of Company Stock. Such notice shall be accompanied by an appropriate form with which the Member or Beneficiary may direct the manner of voting on such matters, or instructions regarding electronic or telephonic voting of the Company Stock. Ifdirections on such matters are received by the Trustee (or by a tabulating agent appointed to act for that purpose) from any such Member or Beneficiary by the date specified in the meeting notice provided to such Member or Beneficiary, the Trustee shall vote such Member's or Beneficiary's Proportionate Interest in accordance with the directions received from such Member or Beneficiary.

(e)
If any person makes a Tender Offer for shares of Company Stock which includes shares of Company Stock held in the Northern Trust Stock Fund or Former ESOP Northern Trust Stock Fund, the Corporation shall promptly notify each Member and Beneficiary having an interest in the Northern Trust Stock Fund or Former ESOP Northern Trust Stock Fund: (1) that a Tender Offer for shares of Company Stock has been commenced, (2) of the identity of the tender offeror, (3) of such other information as the Corporation deems appropriate to enable the Member or Beneficiary to make an independent decision with respect to the tendering of such Company Stock, (4) that the Member or Beneficiary has the right to direct whether his or her Proportionate Interest will be tendered, and (5) that Company Stock constituting the Member's or Beneficiary's Proportionate Interest will not be tendered except to the extent that a direction to tender has been received by the Trustee (or by a tabulating agent appointed for that purpose) from such Member or Beneficiary no later than the date specified in the Tender Offer notice provided to each Member and Beneficiary. Such notice will be accompanied by an appropriate form with which the Member or Beneficiary may direct the Trustee whether to tender his or her Proportionate Interest, or instructions regarding electronic or telephonic direction with respect to the tender of such Proportionate Interest. If such written, electronic or telephonic direction is received by the Trustee (or by a tabulating agent appointed for that purpose) prior to such date, the Trustee shall tender, or not tender, such Member's or Beneficiary's Proportionate Interest in accordance with such directions. The instructions received by the Trustee from Members and Beneficiaries shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Company or any Affiliate. A Member's or Beneficiary's direction to tender or not tender may be revoked by a subsequent direction received by the Trustee (or the tabulating agent) from such Member or Beneficiary on or before the date specified in the Tender Offer notice provided to each Member or Beneficiary, but all directions shall become irrevocable on such date. After shares of Company Stock have been tendered pursuant to this section, the proceeds of the Trust's sale of such Company Stock pursuant to the Tender Offer attributable to each Member and Beneficiary who directed the tender of his or her Proportionate Interest shall be separately accounted for in the Northern Trust Stock Fund and Former ESOP

Exhibit 4.4

Northern Trust Stock Fund, as applicable. As soon as practicable after consummation of the sale of such Company Stock thereunder, the directing Member's or Beneficiary's interest in the Northern Trust Stock Fund and Former ESOP Northern Trust Stock Fund, as applicable, will be debited with the proceeds of such sale, and as of the end of the Valuation Period that interest shall be transferred to the Stable Asset Fund.

(f)
If shares of Company Stock have been tendered in a Tender Offer by the Trustee pursuant to the direction of a Member or Beneficiary, and if withdrawal rights arise pursuant to (1) the terms of such Tender Offer, (2) any statute or regulation promulgated thereunder, or (3) a court order, the Corporation shall promptly notify any Member or Beneficiary who made such a direction that he or she has the right to direct the withdrawal of the shares of Company Stock tendered pursuant to his or her direction from the depository into which such shares have been tendered. The Corporation will provide such Member or Beneficiary with an appropriate form with which he or she may direct the Trustee (or the tabulating agent) to withdraw such shares, or instructions regarding electronic or telephonic direction with respect to the withdrawal of such shares. In the event the Trustee receives any such written, electronic or telephonic direction within sufficient time to act, it shall withdraw such shares of Company Stock.

(g)	Definitions.

(1)
The "Proportionate Interest" of a Member or Beneficiary is the number of shares of Company Stock determined by multiplying the total number of shares of Company Stock held in the Northern Trust Stock Fund and Former ESOP Northern Trust Stock Fund by a fraction, the numerator of which is the Member's or Beneficiary's interest in the Northern Trust Stock Fund and Former ESOP Northern Trust Stock Fund and the denominator of which is the entire balance of the Northern Trust Stock Fund and Former ESOP Northern Trust Stock Fund. All determinations made pursuant to the preceding sentence shall be as of the first day of the Valuation Period which includes (A) in the case of the voting of Company Stock, the record date for the applicable meeting and (B) in the case of a Tender Offer for Company Stock, the date on which the Tender Offer was announced.

(2)
A "Tender Offer" is a tender offer for, or a request for or invitation for tenders of, stock within the meaning of section 14(d) of the Securities Exchange Act of 1934 and applicable rules, regulations, and case law thereunder.

6.6	Individual Accounts
The Committee will maintain or cause to be maintained individual accounts of the interests of Members and Beneficiaries in several Investment Funds, showing separately interests resulting from the deposits of Members and from contributions made by the Company and Participating Employers on their behalf. Each Investment Fund may be invested as a single fund, however, without segregation of Fund assets to the individual accounts of Members and Beneficiaries.

6.7	Dividends
Effective March 1, 2002, in accordance with an election made on or after such date by a Member or Beneficiary, any cash dividend received by the Trustee on Company Stock allocated to the Account of such Member or Beneficiary in the Northern Trust Stock Fund as the TIP ESOP as of the record date for such dividend shall be either paid to such Member or Beneficiary in cash or shall be reinvested in Company Stock, which Company Stock shall be part of the TIP ESOP. In accordance with a Member's or Beneficiary's election

Exhibit 4.4

in effect on or after January 1, 2005, any cash dividend received by the Trustee on Company Stock allocated to such Member or Beneficiary under the Former ESOP Northern Trust Stock Fund as the Former ESOP as of the record date for such dividend shall be either paid to such Member or Beneficiary in cash or shall be reinvested in Company Stock, which Company Stock shall be part of the Former ESOP. Such elections shall be in such written, electronic or other form, as the Committee shall determine . A Member or Beneficiary may make separate elections with respect to dividends payable with respect to the TIP ESOP and Former ESOP. A Member's or Beneficiary's dividend election under the Former ESOP Plan in effect immediately prior to January 1, 2005 shall remain in effect under this Plan for dividends payable with respect to such Member's or Beneficiary's allocable shares of Company Stock in the Former ESOP Northern Trust Stock Fund, until subsequently changed by the Member or Beneficiary. Once a Member or Beneficiary has made an election either to receive a cash payment of dividends on Company Stock in the TIP ESOP and/or Former ESOP or to have such dividends reinvested in Company Stock, the election will remain in effect until it is subsequently changed by the Member or Beneficiary. A Member or Beneficiary may change the elections at any time, and the election that is in effect on the record date for any dividend paid with respect to the TIP ESOP or Former ESOP will determine whether such dividends will be paid in cash to the Member or Beneficiary or reinvested in Company Stock. If a Member or Beneficiary does not make an election with respect to his or her TIP ESOP dividends or Former ESOP dividends pursuant to this section 6.7, then (a) the dividends on Company Stock in such Member 's or Beneficiary's Account in the TIP ESOP will be reinvested in Company Stock, which Company Stock shall be part of the TIP ESOP, (b) if the Member first became a participant in the Former ESOP Plan prior to January 1, 2002, the dividends payable with respect to the Former ESOP will be paid in cash to such Member or Beneficiary, and (c) if the Member first became a participant in the Former ESOP Plan on or after January 1, 2002, the dividends payable with respect to the Former ESOP will automatically be reinvested in Company Stock, which Company Stock shall be part of the Former ESOP.

If a Member or Beneficiary has elected to receive a cash payment of the dividends received by the Trustee on Company Stock allocated to his or her Account in accordance with this section 6.7, such payment shall be made no later than 90 days after the end of the Plan Year in which the dividend is received by the Trustee. The cash dividends that are received by the Trustee and are being held in the Plan pending the cash payment to a Member or Beneficiary pursuant to his or her election will be invested in the Northern Trust Collective Short Term Investment Fund or in such other short-term investment vehicle as the Committee designates for this purpose. Any such payment of cash dividends on shares of Company Stock shall be accounted for as if the Member or Beneficiary receiving such dividends were the direct owner of such shares of Company Stock.

Any dividends to be paid in cash that are allocated to a Member's Account on the date of his or her death shall be paid to the Member's Beneficiary.

If a Member or Beneficiary has elected to have the dividends received by the Trustee on Company Stock allocated to his or her Account reinvested in Company Stock, in accordance with this section 6.7, such reinvestment shall occur within a reasonable period after the end of the calendar quarter in which such dividends were received by the Trustee.

All elections, investments and reinvestments made pursuant to this section 6.7 shall be subject to the limitations of section 6.4(a).

Exhibit 4.4

Article VII. Valuation and Adjustments

7.1    Valuation and Adjustments
As of each Valuation Date, the value of each Account shall be determined in the following manner:

(a)	As soon as practicable after each Valuation Date, the fair market value of the assets of each of the Investment Funds, net of fees chargeable, shall be determined as of the Valuation Date.

(b)
Each Account in an Investment Fund shall be adjusted by multiplying it by a fraction, the numerator of which is the fair market value of such Fund as of the Valuation Date, and the denominator of which is the sum of (1) the adjusted value of the Fund on the last Valuation Date determined as provided in subsection (d) and (2) the aggregate amount of all Members' deposits and loan payments and Company and Participating Employer contributions during the Valuation Period beginning after the last Valuation Date.

(c)
Following the adjustment of each Account in an Investment Fund pursuant to subsection (b), the benefits and withdrawals distributable, loans granted, and amounts transferable from the Fund as of the Valuation Date shall be paid to the Members and Beneficiaries entitled thereto, and such amounts transferable to other Investment Funds shall be deposited in such Funds.

(d)
The amount of benefits and withdrawals distributed, loans disbursed, and amounts transferred from each Investment Fund as of the Valuation Date shall be deducted from, and the amount of transfers to such Fund as of the Valuation Date shall be added to, the fair market value of such Fund as of the Valuation Date, and the resulting figure shall be recorded as the adjusted value of such Investment Fund on the Valuation Date.

Exhibit 4.4

Article VIII. Benefits

8.1	Normal Retirement Date, Pension, Disability
Each Member who-

(a)	terminates service with the Company and all Affiliates after attaining his or her Normal Retirement Date.

(b)	terminates service with the Company and all Affiliates after reaching his or her Early Retirement Age under the Pension Plan,

(c)	is absent from employment by reason of disability for a continuous period of 12 months.

(d)
is entitled to receive a benefit payable prior to death (a "living benefit") under the terms of the Company's Non-Contributory Life Insurance Plan (or would be entitled to a living benefit, as determined by the Committee, if the Member participated in such Life Insurance Plan), or

(e)	has a Permanent Disability, provided that some portion of the Member's Account is attributable to participation in the Plan on or before August 1, 1998,

shall be entitled to receive a 100% vested benefit equal to the value of the sum of his or her After-Tax Deposit Account, Before-Tax Deposit Account, Profit Sharing Contribution Account, Former ESOP Account, Rollover Deposit Account, ESOP Contribution Account, Basic Contribution Account, Matching Contribution Account and Acquired Company Prior Plan Account, adjusted as provided in section 7.1 (and reduced by any security interest held by the Plan by reason of a loan outstanding to the Member unless such loan is repaid pursuant to Section 8.9(e)) and also any Profit Sharing Contribution made to the Member for the Plan Year in which one of the events listed in (a) through (e) above occurs.

8.2	Death
If a Member dies, his or her Beneficiary shall be entitled to receive a 100% vested benefit equal to the value of the sum of the deceased Member's After-Tax Deposit Account, Before-Tax Deposit Account, Profit Sharing Contribution Account, Former ESOP Account, Rollover Deposit Account, ESOP Contribution Account, Basic Contribution Account, Matching Contribution Account, and Acquired Company Prior Plan Account (and reduced by any security interest held by the Plan by reason of a loan outstanding to the Member unless such loan is repaid pursuant to section 8.9(e)) as of the Valuation Date upon which his or her participation terminates in accordance with section 3.2, and also any Profit Sharing Contribution for the Plan Year in which his or her participation terminates as provided in section 5.4.

Subject to section 2.l(k), the Member may designate a different Beneficiary or Beneficiaries for all or a specific portion of the Member's Account. If the Member is married and designates someone other than his or her Spouse as Beneficiary, the Members' Spouse must consent to such designation, prior to the Member's death, in writing. Such consent must acknowledge the effect of such an election, the identity of the Beneficiary, including any class of Beneficiaries and contingent Beneficiaries, and the consent must be witnessed by a Plan representative or a notary public. The Member may not subsequently change the method of distribution elected by the Member or the designation of his Beneficiary unless his Spouse consents to the new election or designation in accordance with the requirements set forth in the preceding sentence.

Exhibit 4.4

Any such consent shall only be effective with respect to the specific Spouse. A surviving Spouse's consent shall be irrevocable. If a married Member dies, and there is a Beneficiary designation as to which the Member's surviving Spouse has not consented as provided above, then the distribution under this section 8.2 shall be made to the Member's surviving Spouse in a lump sum.

Notwithstanding the foregoing, the consent of a Member's surviving Spouse shall not be required if the Member establishes to the satisfaction of the Committee that consent may not be obtained because there is no surviving Spouse, the surviving Spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations.

8.3	Termination of Service
Each Member whose service with the Company terminates for any reason, voluntary or involuntary, other than those enumerated in sections 8.1 and 8.2, shall be entitled to receive a benefit equal to the value of the sum of his or her After-Tax Deposit Account, Before-Tax Deposit Account, Rollover Deposit Account, ESOP Contribution Account, Basic Contribution Account, and the Vested Portion of his or her Matching Contribution Account, Profit Sharing Contribution Account, Former ESOP Account and Acquired Company Prior Plan Account (and reduced by any security interest held by the Plan by reason of a loan outstanding to the Member unless such loan is repaid pursuant to section 8.9(e)) as of the Valuation Date upon which his or her participation terminates as provided in section 3.2. The Unvested Portion of the Member 's Matching Contribution Account, Profit Sharing Account, Fonner ESOP Account and Acquired Company Prior Plan Account shall be forfeited at the earlier of (i) the total distribution of the Member's vested Account balance, subject to the repayment right set forth in section 3.3(d), or (ii) the date the Member incurs five consecutive One-Year Breaks in Service. The forfeiture of the Unvested Portion of the Member's Matching Contribution Account , Profit Sharing Account, Former ESOP Account and Acquired Company Prior Plan Account shall result in a pro rata reduction in the Investment Funds in which such Accounts are invested. If any portion of a Member's Former ESOP Account consists of shares of Company Stock released from the suspense account under the Former ESOP, the shares released from the suspense account shall be included in the Member 's Unvested Portion only after all other shares of Company Stock in the Former ESOP Account have been included in such Unvested Portion.

8.4	Deemed Cashout
If a Member has no vested interest in his or her Matching Contribution Account, Profit Sharing Contribution Account, Former ESOP Account or Acquired Company Prior Plan Account balance when his or her employment with the Company and all Affiliates terminates, such Member will be treated as having received a Deemed Cashout of the Member 's Matching Contribution Account, Profit Sharing Contribution Account, Fonner ESOP Account or Acquired Company Prior Plan Account balance as of the date following the date on which the Plan is notified of such employment termination, and such balance will be treated as forfeited on such date. "Deemed Cashout" means a distribution of zero dollars representing the Member's entire Matching Contribution Account, Profit Sharing Contribution Account , Former ESOP Account or Acquired Company Prior Plan Account balance. If the Member is reemployed with the Company or any Affiliate before such Member has incurred five (5) consecutive One-Year Breaks in Service, the amount forfeited will be restored to the Member's Account balance .

8.5	Restrictions on Mandatory Distributions
If a Member who is under 65 years of age is entitled to receive a benefit under section 8.1 or 8.3 and if the aggregate value of the Member's Account in the Plan is greater than $1,000, the benefit may not be distributed to the Member without his or her written consent. Such written consent shall be made in a form deemed acceptable by the Committee. If the Member does not so consent, his or her benefit shall not be distributed until the Member requests a total distribution, requests a partial distribution under section 9.1(b)(2), attains 65 years of age, or dies, whichever occurs first. During that period of time the Member's benefit shall be treated as are the Accounts of continuing Members, except that (i) no additions to such Account may be made, and (ii) the Member may not exercise the rights granted under sections 8.7, 8.8, and, except as otherwise provided, section 8.9 of the Plan. Once the Member requests

Exhibit 4.4

a distribution, such distribution shall be made as soon as reasonably practicable in accordance with reasonable procedures established by the Committee.

Distribution may commence less than thirty (30) days after the notice required under section 1.41l(a)-1 l(c) of the Treasury regulations is given, provided that:

(a)    the Committee clearly informs the Member that the Member has a right to a period of at least thirty
(30) days after receiving the notice to consider the decision of whether to elect a distribution, and
(b)    the Member, after receiving the notice, affirmatively elects a distribution.

8.6    Required Distributions
The Plan shall be administered in accordance with all applicable requirements of sections 401(a)(9) and 401(a)(14) of the Code, including the minimum distribution incidental death benefit requirement of Code section 401(a)(9)(G), and Treas. Reg. §§1.401(a)(9)-2 through l.401(a)(9)-9. Accordingly, the following provisions shall apply and supersede any provision of the Plan to the contrary.

(a)
Notwithstanding the provisions of section 8.5, distribution of each Member's Account must commence not later than 60 days after the last day of the Plan Year in which the last of the following events occurs:

(1)	the Member reaches his or her Normal Retirement Date.

(2)	the tenth anniversary of the date on which the Member commenced participation in the Plan; or

(3)	the Member's employment with the Company and all Affiliates terminates.

(b)	Notwithstanding anything to the contrary contained elsewhere in the Plan-

(1)	A Member's benefits under the Plan will-

(A)	be distributed to him or her not later than the Required Distribution Date (as defined in paragraph (3)), or

(B)
be distributed commencing not later than the Required Distribution Date in accordance with regulations prescribed by the Secretary of the Treasury over a period not extending beyond the life expectancy of the Member or the life expectancy of the Member and the Member's Beneficiary.

(2)	Payments on death-

(A)
If the Member dies after distribution has commenced pursuant to paragraph (l)(B) but before the Member's entire interest in the Plan has been distributed to him or her, then the remaining portion of that interest will be distributed at least as rapidly as under the method of distribution being used under paragraph (1)(B) at the date of the Member's death.

Exhibit 4.4

(B)
If the Member dies before distribution has commenced pursuant to paragraph (l)(B), then, except as provided in paragraphs (2)(C) and (2)(D), the Member's entire interest in the Plan will be distributed no later than December 31 of the calendar year containing the fifth anniversary of the Member's death.

(C)
Notwithstanding the provisions of paragraph (2)(B), if the Member dies before distribution has commenced pursuant to paragraph (l)(B) and if any portion of the Member's interest in the Plan is payable (i) to or for the benefit of a Beneficiary, (ii) in accordance with regulations prescribed by the Secretary of the Treasury over a period not extending beyond the life expectancy of the Beneficiary, and (iii) beginning not later than the December 31 of the calendar year following the calendar year in which the Member died or such later date as the Secretary of the Treasury may prescribe by regulations, then the portion referred to in this paragraph (2)(C) shall be treated as distributed on the date on which such distribution begins.

(D)	Notwithstanding the provisions of paragraphs (2)(B) and (2)(C), if the Beneficiary, referred to in paragraph (2)(C) is the Spouse of the Member, then-

(i)	the date on which the distributions are required to begin under paragraph (2)(C)(iii) of this section shall not be earlier than the date on which the Member would have attained age 70Yz, and

(ii)	if the Spouse dies before the distributions to that Spouse begin, then this paragraph (2)(D) shall be applied as if the surviving Spouse were the Member.

(3)    For purposes of subsection (b)(1), the Required Distribution Date means April 1 of the calendar year in which occurs the later of (A) the Member's attainment of age seventy and one-half (70Yi), or (B) the Member's retirement (within the meaning of Code section 40l(a)(9)), unless the Member is a Five Percent Owner (as defined in section 416(i) of the Code) with respect to the Plan Year during which the Member attains age 70Yz, in which case clause (B) shall not apply. Effective March 1, 1997, with respect to a Member who incurred a Required Distribution Date prior to January 1, 1997, under the terms of the Plan as then in effect, any distributions under subsection (b)(1)(B) shall be discontinued until required under the foregoing rules of this paragraph (3).

(4)
A Member may not elect a form of distribution pursuant to paragraph (1) providing payments to a Beneficiary who is other than the Member's Spouse unless the actuarial value of the payments expected to be paid to the Member is more than 50 percent of the actuarial value of the total payments expected to be paid under such form of distribution.

8.7    Withdrawals as of Right
Subject to the limitations hereinafter in this section 8.7 provided, a Participant shall have the right to make a withdrawal by setting forth the amount he or she desires to withdraw in a notice to the Committee. Amounts withdrawn shall be paid to the Participant as soon as reasonably practicable after the Valuation Date, without interest. Except as otherwise provided in subsection (c) below, to make a withdrawal, the Participant must be in the service of the Company or an Affiliate when the withdrawal is made. The withdrawal election shall be in such written, electronic, or other form as the Committee shall determine.

Exhibit 4.4

(a)
Withdrawals Over Age 59½ . A Participant who is 59½ years of age or older as of a Valuation Date shall be entitled to withdraw as of right any part or all of the vested amounts in his or her Plan Accounts listed below, in the order designated:

(1)	After-Tax Deposit Account,

(2)	Rollover Deposit Account (first from any after-tax amounts),

(3)	ESOP Contribution Account,

(4)	Vested Portion of Matching Contribution Account,

(5)	Vested Portion of Profit Sharing Contribution Account,

(6)	Vested Portion of Acquired Company Prior Plan Account,

(7)	Basic Contribution Account,

(8)	Before-Tax Deposit Account, and

(9)	Former ESOP Account.

(b)	Withdrawals Under Age 59½. A Participant who is under 59½ years of age as of a Valuation Date may make withdrawals from his or her Plan Account as follows, in the order designated:

(1)
A Participant shall be entitled to withdraw as of right from his or her After-Tax Deposit Account an amount equal to the value of his or her After-Tax Deposit Account on such Valuation Date; provided, however, except as otherwise provided in subsection (7) of this section 8.7(b), a Participant's deposits to such Account which were or could have been the basis of deposits to the Participant's Matching Contribution Account may only be withdrawn if the Participant has five years of participation in the Plan. If a Participant makes deposits to both his or her After-Tax Deposit Account and Before-Tax Deposit Account in a Valuation Period, the deposits to the Before-Tax Deposit Account shall be deemed to be the basis of deposits to the Participant's Matching Contribution Account before the deposits to the After Tax Deposit Account are so considered, except as otherwise provided in subsection (7) of this section 8.7(b).

(2)	A Participant shall be entitled to withdraw as of right from his or her Rollover Deposit Account an amount equal to the value of his or her Rollover Deposit Account on such Valuation Date.

(3)
A Participant who has five years of participation in the Plan shall be entitled to withdraw as of right from his or her ESOP Contribution Account an amount equal to the value of his or her ESOP Contribution Account on such Valuation Date, except as otherwise provided in subsection (7) of this section 8.7(b).

Exhibit 4.4

(4)
A Participant who has five years of participation in the Plan shall be entitled to withdraw as of right from his or her Matching Contribution Account an amount equal to the value of such Matching Contribution Account as of such Valuation Date, adjusted as provided in section

7.1 as of such Valuation Date, except as otherwise provided in subsection (7) of this section 8.7(b).

(5)
A Participant who has five years of participation in the Plan shall be entitled to withdraw as of right from his or her Profit Sharing Contribution Account an amount equal to the value of such Profit Sharing Contribution Account as of such Valuation Date, adjusted as provided in section 7.1 as of such Valuation Date.

(6)
A Participant shall be entitled to withdraw as of right from his or her Acquired Company Prior Plan Account an amount equal to the Vested Portion of the Acquired Company Prior Plan Account as of such Valuation Date.

(7)
In addition, a Participant who does not have five years of participation in the Plan shall be entitled to withdraw from his or her After-Tax Deposit Account, ESOP Contribution Account and Matching Contribution Account as follows :

(A)
the deposits credited to his or her After-Tax Account as of December 31, 2001 (as adjusted for earnings), if any, which were or could be the basis for determining Company contributions to the Participant's Matching Contribution Account;

(B)	the deposits credited to the Participant's Matching Contribution Account as of December 31, 2001 (as adjusted for earnings), if any; and

(C)	the deposits credited to his or her ESOP Contribution Account as of December 31, 2001 (as adjusted for earnings), if any.

(c)
Withdrawals from Former ESOP Account for Members at least age 55 with ten years of Plan Participation. A Member who has attained age 55 and who has participated in the Plan (including years of participation in the Former ESOP Plan) for at least 10 years, may elect to withdraw all or any portion of his or her Former ESOP Account.

(d)
General Rules for Withdrawals. Withdrawals under this section 8.7 shall be subject to section 6.4, and no withdrawal shall reduce the value of a Participant's Account below zero. Any amount withdrawn from a Participant's Account shall result in a pro rata reduction in the Investment Funds in which such Account is invested; provided, however, that any amount withdrawn under section 8.7(c) shall instead be charged against amounts invested in the Former ESOP Northern Trust Stock Fund. Withdrawals under this section 8.7 shall be made in cash, except that a Participant who makes a full or partial withdrawal from the Northern Trust Stock Fund or Former ESOP Northern Trust Stock Fund under section 8.7(a) may elect to receive his or her interest in the Northern Trust Stock Fund or Former ESOP Northern Trust Stock Fund in kind in full shares of Company Stock, with any balance representing a fraction of a share being paid in cash. Separate elections may be made by the Participant with respect to his or her interest in the Northern Trust Stock Fund and Former ESOP

Northern Trust Stock Fund.

Exhibit 4.4

Withdrawal requests under this section 8.7 shall be in such written, electronic or other form as the Committee shall determine, and shall be made on or before such reasonable and nondiscriminatory deadlines as the Committee establishes.

8.8	Hardship Withdrawals
Upon proof satisfactory to the Committee of a hardship (as determined under paragraph (a) below), a Participant shall be permitted to withdraw vested amounts from his or her Plan Account, but only to the extent necessary to relieve a financial need (as determined under paragraph (b) below). Amounts withdrawn shall be paid to the Participant as soon as reasonably practicable after the Valuation Date, without interest. Such withdrawals shall be made from the following Accounts of a Participant in the order designated:

(1)	After-Tax Deposit Account,

(2)	Rollover Deposit Account (first from any after-tax amounts),

(3)	ESOP Contribution Account,

(4)	Vested Portion of Matching Contribution Account,

(5)	Vested Portion of Profit Sharing Contribution Account;

(6)	Vested Portion of Acquired Company Prior Plan Account,

(7)	Before-Tax Deposit Account, except that a Participant may not withdraw earnings credited to that Account after December 31, 1988.

(a)	Hardship Standard. For purposes of this section 8.8, a hardship shall be limited to:

(1)	medical expenses previously incurred by the Participant or his or her Spouse or dependents, as necessary for these persons to obtain medical care,

(2)	purchase (excluding mortgage payments) of a principal residence of the Participant,

(3)	payment of tuition, room and board and related educational fees for the next 12 months of post-secondary education for the Participant or his or her Spouse, children, or dependents,

(4)	the need to prevent the eviction of the Participant from his or her principal residence or the foreclosure on the mortgage of the Participant's principal residence,

(5)	funeral expenses of an immediate family member (i.e., Spouse, child, brother, sister or parent) of the Participant,

(6)
expenses for the repair of damage to the Participant's princibal residence arising from fire, storm, other casualty, or theft that would qualify for the casualty deduction under Code section 165 (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income), or

(7)	such other financial needs as the Internal Revenue Service may publish in documents of general applicability.

Exhibit 4.4

(b)
Financial Need Standard. Withdrawals on account of hardship may not be made in excess of the amount required to relieve such financial need or to the extent such need may be satisfied from other resources that are reasonably available to the Participant (the "financial need standard"). The financial need standard shall be satisfied if the Participant files a written representation with the Committee (in a form acceptable to the Committee), that the need cannot reasonably be relieved-

(1)	through reimbursement or compensation by insurance or otherwise,

(2)	by liquidation of the Participant's assets,

(3)	by cessation of the Participant's deposits under the Plan,

(4)	by other distributions or nontaxable loans from plans maintained by the Company or any Affiliate, or by borrowing from commercial sources on reasonable commercial terms, or

(5)	by cash distributions of dividends that are currently available to a Participant under the TIP ESOP or Former ESOP.

For purposes of this paragraph , the Participant's resources shall be deemed to include the assets of the Participant's Spouse and minor children that are reasonably available to the Participant.
Notwithstanding the foregoing, if the Committee has actual knowledge that such representation is not true, the financial need standard will not be satisfied .

(c)
General Rules for Hardship Withdrawals. Withdrawals under this section 8.8 shall be subject to section 6.4, and no withdrawal shall reduce the value of a Participant's Account below zero. Any amount withdrawn from a Participant's Account shall result in a pro rata reduction in the Investment Funds in which such Account is invested.

A Participant may withdraw from his or her Account pursuant to this section 8.8 no more than once each calendar quarter. Withdrawal requests under this section 8.8 shall be in such written, electronic or other form as the Committee shall determine, and shall be made on or before such reasonable and nondiscriminatory deadlines as the Committee establishes .

Amounts withdrawn pursuant to this section 8.8, shall be made only after the Participant has exhausted his or withdrawal rights under section 8.7.

8.9	Loans to Participants

(a)
A Participant shall have the right to borrow money from his or her Plan Account by submitting a loan application. Approved loan applications will be processed for payment to the Participant as soon as reasonably practicable after the applicable Valuation Date. A loan request shall be subject to such reasonable and nondiscriminatory deadlines and shall be in such written, electronic or other form, as are established by the Committee. In addition, loans shall be subject to section 6.4. The amount of the loan shall not exceed $50,000, reduced by the excess, if any, of-

Exhibit 4.4

(i)	the highest outstanding balance of all loans to the Participant from the Plan during the one year period ending on the day immediately before the date on which the loan was initiated, over

(ii)	the outstanding balance of all loans from the Plan to the Participant on the date on which the loan was initiated;

provided, however, that no loan shall be made to a Participant if the aggregate amount of that loan and the outstanding balance of any other loan to the Participant from the Plan would exceed one-half of the total vested balance of the Participant's Account under the Plan as of the date the loan is initiated, excluding any vested balance in such Participant's Former ESOP Account.

For purposes of the limitations of this subsection (a), loans made to a Participant from a tax-qualified plan maintained by an Affiliate shall be considered as being made from the Plan, and all qualified employer plans of the Company and all Affiliates shall be treated as one plan. The minimum amount which a Participant may borrow from his or her Plan Account is $1,000 per loan, with larger amounts in additional increments of $1.00.

(b)

(i)
A loan shall by its terms be required to be repaid within five years unless the loan is used to acquire a single dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant;

(ii)
Subject to clause (v) ofthis subsection 8.9(b), a loan shall be payable in substantially equal installments on each payday. Notwithstanding the foregoing, subject to clause (v) of this subsection 8.9(b), a loan shall be payable in substantially equal installments on a monthly basis, (A) in the case of a loan to a Participant who goes on an unpaid leave of absence, while the Participant is on such leave; (B) effective for a loan made on or after July 31, 2013 to a Participant whose employment with the Company and all Affiliates thereafter terminates, for the period after termination of employment; and (C) in the case of a loan to a Participant who is transferred to a location where the Company's payroll system is unable to take and report loan repayments, for the period that the Participant works in such location;

(iii)	Payments shall be made by such method of payment as permitted by the Committee, which may include payroll deduction, personal check, or debit of a Participant's bank account;

(iv)	A Participant may have no more than two loans outstanding at any time; and

(v)	A Participant may prepay all of the remaining principal balance of a loan at any time, but partial prepayments are not permitted.

(c)
A loan shall be made on such terms of repayment and interest and subject to such rules and restrictions as the Committee shall determine, provided that any such loans shall be available to all Participants on a reasonably equivalent basis, bear a reasonable rate of interest, and be adequately secured. For purposes of the preceding sentence, the term "a reasonable rate of interest" shall mean the prime interest rate published in the Wall Street Journal (WSJ) on the 15th day of the calendar month prior to the calendar month in which a loan is granted, plus one percent (1%). If the WSJ is not published on that day, the prime rate published in the edition of the WSJ immediately preceding that day shall be used. If the prime rate is published as a range of rates, the highest prime rate in the range shall be used. The loan shall be made as of the Valuation Date and shall be disbursed as soon as practicable thereafter, and the

Exhibit 4.4

Participant shall not be obligated to pay (nor be entitled to receive) interest on the funds from the Valuation Date to the date of disbursement.

(d)	The loan to the Participant shall be made from the Participant's Accounts in the following order:

(i)	Rollover Deposit Account,

(ii)	ESOP Contribution Account,

(iii)	Vested Portion of Matching Contribution Account,

(iv)	Vested Portion of Profit Sharing Contribution Account,

(v)	Vested Portion of Acquired Company Prior Plan Account,

(vi)	After-Tax Deposit Account,

(vii)	Basic Contribution Account, and

(viii)	Before-Tax Deposit Account.

Loans may not be made from a Participant's Former ESOP Account. Any loan from a Participant's Account shall result in a pro rata reduction in the Investment Funds in which such Account is invested. The note representing the loan (and other loans to the same Participant) shall be segregated in a separate fund held by the Trustee as a separate earmarked investment solely for the Account of the Participant. A Participant's payments to the Thrift Trust of principal and interest on a note held in such a segregated fund shall be invested, as soon as practicable, in such one or more of the Investment Funds in the same manner as deposits or contributions to each applicable Account are invested from time to time.

(e)
The entire unpaid balance of any loan made under this section 8.9 and all interest due thereon, shall, at the option of the Committee applied in a uniform and nondiscriminatory manner, immediately become due and payable without further notice or demand, if one of the following events of default occurs:

(i)
with respect to a Participant other than a Participant on an unpaid leave of absence, a payment of principal or accrued interest on the loan remains due and unpaid after the last day of the calendar quarter immediately following the calendar quarter in which the payment was initially due;

(ii)
with respect to a Participant on an unpaid leave of absence, any payments of principal or accrued interest on the loan remain due and unpaid for a period of one year, except as provided in subsection (g) below;

(iii)
with respect to loans made prior to July 31, 2013, a Participant's employment with the company and all Affiliates terminates and he or she is not a party in interest (as defined in section 3(14) of ERISA) (a "Party in Interest"); or

Exhibit 4.4

(iv)
the borrowing Participant's employment with the Company and all Affiliates terminates, the Participant at any time thereafter requests a distribution (or is required to take a distribution under Article VIII), and the Participant does not make full repayment of the loan prior to receiving a final distribution of the balance of his or her Account.

Anything in the Plan to the contrary notwithstanding, with respect to loans made on or after July 31, 2013, a Participant's termination of employment with the Company and all Affiliates shall not constitute an event of default, regardless of whether the Participant is a Party in Interest.

(f)
If the unpaid balance of principal and interest on any loan is not paid at the expiration of its term, or upon acceleration in accordance with section 8.9(e), a default shall occur and the vested portion of the Participant's Account shall be applied in satisfaction of such loan obligation, but only to the extent that such vested interest is then distributable.

(g)
To the extent provided by Code section 414(u)(4), a Participant's failure to make scheduled loan payments during periods of qualified military leave shall not be treated as a default causing the entire unpaid balance of the loan to become immediately due and payable under section 8.9(e). During the period of qualified military leave, interest on the outstanding balance of the loan shall not exceed 6% per annum, or such other maximum rate as may be specified under applicable law.

(h)
To the extent required under ERISA and not inconsistent with section 401(a) of the Code, an Inactive Participant and a Former Participant who is a party in interest (as defined in section 3(14) of ERISA), shall be treated as a Participant for purposes of this section 8.9.

(i)
The Committee may in its discretion impose upon Participants who obtain loans a reasonable, uniform fee, as determined by the Committee from time to time, to cover the costs of processing and administering the loan. Such fee will be added to the loan amount, unless the Company has established an alternative means for Participants to pay such fees.

(j)
Anything in the Plan to the contrary notwithstanding, a Participant shall not be permitted to obtain a loan from his or her Plan Account under this section 8.9 at any time when he or she is considered to be an officer for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

Exhibit 4.4

Article IX.    Distribution of Benefits

9.1    Termination of Service or Retirement

(a)
Subject to section 8.5, a benefit payable to a Participant or Inactive Participant upon a Break in Service for any reason other than reaching Early Retirement Age under the Pension Plan or death shall be distributed in one lump sum.

(b)
Subject to section 8.5, a Participant or Inactive Participant who incurs a Break in Service after reaching Early Retirement Age (but before reaching Normal Retirement Age) under the Pension Plan may elect:

(1)	to receive his or her benefit in one lump sum, or

(2)to defer distribution of his or her benefit. Any Former Participant who has deferred distribution of his or her benefit under this section 9.1(b)(2) may subsequently elect to receive a distribution of all or part of his or her benefit no more than once each calendar month, subject to such rules and procedures as the Committee shall determine. Distributions under this section 9.1(b)(2) shall be subject to section 6.4, and no distribution shall reduce the value of the Former Participant's Account below zero. Any partial distribution from any such Former Participant's Account shall result in a pro rata reduction in the Investment Funds in which such Account is invested. Any partial distribution from any such Former Participant's Account shall be made from the following Plan Accounts of such Former Participant in the order designated:

a.	After-Tax Deposit Account,

b.	Rollover Deposit Account (first from any after-tax amounts),

c.	ESOP Contribution Account,

d.	Vested Portion of Matching Contribution Account,

e.	Vested Portion of Profit Sharing Contribution Account,

f.	Vested Portion of Acquired Company Prior Plan Account,

g.	Basic Contribution Account,

h.	Before-Tax Deposit Account, and
1.    Former ESOP Account.

9.2	Death
A benefit payable to a Beneficiary upon the death of a Member shall be distributed in one lump sum.

9.3	Time and Amount of Payment
A lump sum payment or other distribution shall be made as soon as reasonably practicable (and under ordinary circumstances in no more than 60 days) after a Member or his or her Beneficiary is entitled to a distribution under section 8.1, 8.2, or 8.3 or after a Former Participant requests a distribution under section 9.1(b)(2), as applicable, subject to the completion of any applicable benefit consent, claim or claim review procedures, and . except as otherwise provided in section 9.7. The amount of such distribution shall be determined using the Valuation Date coincident with or immediately preceding the date as of which distribution is made to the Participant or Beneficiary. The Account of a Former Participant who has elected to defer distribution of his or her Account under section 9.l(b)(2) shall be treated in all respects as are Accounts of continuing Participants, except that (a) no additions may be made to such Account and (b) the Former Participant may not exercise the rights granted under sections 8.7, 8.8, or 8.9.

Exhibit 4.4

9.4	Deferral of Payment of Benefit
If a Member or his or her Beneficiary could receive a Profit Sharing Contribution, true-up Matching Contribution, contingent Matching Contribution or discretionary employer contribution made on or after January 1, 2013 in the form of a Matching Contribution in accordance with section 5.1(d) for the Plan Year in which the Member terminates his or her participation in the Plan, then notwithstanding section 9.3, the Member or Beneficiary may elect to defer payment under that section until the Company or a Participating Employer makes the Profit Sharing Contribution, true-up Matching Contribution, contingent Matching Contribution or discretionary employer contribution made on or after January 1, 2013 in the form of a Matching Contribution in accordance with section 5.l(d), or if none, until the Company announces that no such contribution will be made. Subject to section 8.5, in such case, any lump sum payment shall be made as soon as reasonably practicable (but in no event more than 60 days) after the Valuation Date immediately following that date, and in the case of a Former Participant who has elected to defer distribution of his or her benefit under section 9.1(b)(2), distribution of such Former Participant's benefit shall be made in accordance with section 9. l(b)(2) and 9.3. Until such Valuation Date, the Account of a Member or Beneficiary shall be treated in all respects as are the Accounts of continuing Participants, except that (a) no additions to such Accounts may be made and (b) the Member or Beneficiary may not exercise the rights granted under sections 8.7, 8.8, and 8.9.

9.5	Distributions from Northern Trust Stock Fund and Former ESOP Northern Trust Stock Fund
A benefit normally will be distributed in cash, although the Committee may make distribution partly or wholly in kind. Notwithstanding the foregoing, upon the request of a Member or his or her Beneficiary (in a form acceptable to the Committee), as the case may be, distribution of the Member's or Beneficiary's interest in the Northern Trust Stock Fund or Former ESOP Northern Trust Stock Fund shall be made in kind in full shares of Company Stock, with any balance representing a fraction of a share being paid in cash. Separate elections may be made by the Member or Beneficiary with respect to his or her interest in the Northern Trust Stock Fund and Former ESOP Northern Trust Stock Fund. Such distributions shall be made as soon as reasonably practicable after the Valuation Date as of which such benefit is determined, and all distributions with respect to any Valuation Date shall be made on the same date. Common stock of Northern Trust Corporation and other property distributed in kind shall be valued at its fair market value on the Valuation Date as of which the benefit is determined.

9.6	Direct Rollover of Eligible Rollover Distributions

(a)
Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. Any portion of an eligible rollover distribution that is not paid directly to an eligible retirement plan in a direct rollover shall be subject to 20% Federal income tax withholding.

(b)	Definitions.

(1)Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 40l (a)(9) of the Code; any distribution that is made to satisfy the limitations set forth in section 4.3 of the Plan; any distribution made on account of hardship under section 8.8; and any other distribution

Exhibit 4.4

excluded under Code section 402(c)(4). A distribution shall not fail to be an eligible rollover distribution merely because a portion of it consists of after tax deposits; provided such portion may be rolled over only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified trust or an annuity contract described in section 403(b) of the Code, and such trust or contract agrees to separately account for the amounts so transferred (and earnings thereon), including separately accounting for the portion of such distribution that is includible in gross income and the portion which is not so includible.

(2)
Eligible Retirement Plan. An eligible retirement plan means (i) an individual retirement account described in section 408(a) of the Code, (ii) an individual retirement annuity described in section 408(b) of the Code, (iii) a Roth IRA described in section 408A of the Code, (iv) a qualified trust described in section 401(a) of the Code, (v) an annuity plan described in section 403(a) of the Code, (vi) an eligible deferred compensation plan described in section 457(b) of the Code which is maintained by an eligible employer described in section 457(e)( l)(A) of the Code and that agrees to separately account for amounts transferred into such plan from this Plan, or (vii) an annuity contract described in section 403(b) of the Code, that accepts the distributee's rollover distribution. The definition of eligible retirement plan shall also apply in the case of a distribution to (A) a surviving Spouse or (B) a Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code. In the case of a distribution to a Member's Beneficiary who is not the Member's surviving Spouse, or a Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, an eligible retirement plan shall be limited to those individual retirement plans described in clauses (i), (ii) and (iii) of this section 9.6(b)(2).

(3)
Distributee. A Member, the Member's surviving Spouse, the Member's Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, and any Beneficiary of the Member (excluding the Member's estate) are distributees with regard to the respective interest of such Member, Spouse, former Spouse or Beneficiary.

(4)	Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

9.7	Payment of Small Amounts
If the value of a Member's vested Account balance is $1,000 or less, including any vested balance in the Member's Former ESOP Account, the Committee shall direct that such amount be paid to the Member or his or her Beneficiary as soon as administratively feasible following the Member's Break in Service.

9.8    Distribution of Before-Tax Deposits for Members Performing Military Service Notwithstanding any provision of the Plan to the contrary, a Member who continues to be treated as an active employee of the Company or a Participating Employer while performing service in the uniformed services (within the meaning of Code Section 340l(h)(2)(A)) shall be eligible to receive a distribution of his or her Before-Tax Deposit Account during such service. If a Member elects to take a distribution under this section 9.8, the Member shall be prohibited from making Salary Reduction Contributions for a period of six months following such distribution.

Exhibit 4.4

Article X.    Plan Administration and Committees

10.1	Powers
The Committee shall have all powers necessary to discharge its duties in administering the Plan including, but not by way of limitation, discretionary authority with respect to the following powers:

(a)	to construe and interpret the Plan,

(b)	to determine all questions regarding the status and rights of Members and Beneficiaries, including questions relating to age, Vesting Service, eligibility, or Salary,

(c)	to make and enforce such rules and regulations as it shall deem necessary or proper for efficient administration of the Plan, and

(d)	to retain counsel, employ agents, and actuaries and provide for such clerical, medical, accounting, auditing, and other services as it may require in carrying out the provisions of the Plan;

provided, however, that no member of the Committee shall participate in any action on any matter involving solely his or her own rights or benefits or those of his or her Spouse or other Beneficiaries, and such matters shall be determined by the other members of the Committee. The Committee may delegate any or all of its powers under this Article X. The Investment Committee shall have those powers set forth in the Thrift Trust and section 6.1 of this Plan and may delegate any or all of such powers.

10.2	Directions to Trustee
The Committee shall direct the Trustee concerning all payments which shall be made out of the Thrift Trust pursuant to the provisions of the Plan. The Investment Committee shall direct the Trustee concerning investment-related matters pursuant to the provisions of the Thrift Trust and section 6.1 of the Plan. Any direction to the Trustee shall be in writing, signed by the Secretary of the relevant committee or its delegate, or given by electronic or telephonic media if acceptable to the relevant committee or its delegate and the Trustee. The Trustee shall act in a manner consistent with any such direction that is proper, made in accordance with the Plan, and not contrary to ERISA.

10.3	Uniform Rules
All rules adopted and all actions taken by the Committee or the Investment Committee shall be uniform in nature as applied to all persons similarly situated and shall not discriminate in favor of Employees who are officers, shareholders, or Highly Compensated Participants.

10.4	Reports
The Committee shall keep on file, in such form as it shall deem convenient and proper, such reports of the Thrift Trust received from the Trustee that relate to its duties hereunder. The Investment Committee shall keep on file, in such form as it shall deem convenient and proper, such reports of the Thrift Trust received from the Trustee that relate to its duties hereunder.

10.5	Members; Compensation
The Members of the Committee and the Investment Committee shall be appointed by the Executive Vice President and Human Resources Department Head of the Company. Members of the Committee and the Investment Committee shall not receive compensation for their service in connection with the Plan, but the Company shall reimburse them for all necessary expenses incurred in the discharge of their duties.

10.6	Claims Procedure

Exhibit 4.4

(a)
Claims for benefits under the Plan shall be made in writing to the Committee or its duly authorized delegate. If the Committee or such delegate wholly or partially denies a claim for benefits, the Committee or, if applicable, its delegate shall, within a reasonable period of time, but no later than ninety (90) days after receipt of the claim, notify the claimant in writing or electronically of the adverse benefit determination . Notice of an adverse benefit determination shall be written in a manner calculated to be understood by the claimant and shall contain (1) the specific reason or reasons for the adverse benefit determination, (2) a specific reference to the pertinent Plan provisions upon which the adverse benefit determination is based, (3) a description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary, and (4) an explanation of the Plan's review procedure and the time limits applicable to such procedure including a statement of the claimant's right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review. If the Committee or its delegate determines that an extension of time is necessary for processing the claim, the Committee or its delegate shall notify the claimant in writing of such extension, the special circumstances requiring the extension and the date by which the Committee expects to render the benefit determination. In no event shall the extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period. If notice of the denial of a claim is not furnished in accordance with this subsection (a) within ninety (90) days after the Committee or its duly authorized delegate receives it (or within one hundred and eighty (180) days after such receipt if the Committee or its delegate determines an extension is necessary), the claim shall be deemed denied and the claimant shall be permitted to proceed to the review stage described in subsection (b) below.

(b)
Within sixty (60) days after the claimant receives the written or electronic notice of an adverse benefit determination, or the date the claim is deemed denied pursuant to subsection (a) above, or such later time as shall be deemed reasonable in the sole discretion of the Committee taking into account the nature of the benefit subject to the claim and other attendant circumstances, the claimant may file a written request with the Committee that it conduct a full and fair review of the adverse benefit determination, including the holding of a hearing, if deemed necessary by the Committee. In connection with the claimant's appeal of the adverse benefit determination, the claimant may review pertinent documents and may submit issues and comments in writing. The Committee shall render a decision on the appeal promptly, but not later than sixty (60) days after the receipt of the claimant's request for review, unless special circumstances (such as the need to hold a hearing, if necessary) require an extension of time for processing, in which case the sixty (60) day period may be extended to one hundred and twenty (120) days. The Committee shall notify the claimant in writing of any such extension, the special circumstances requiring the extension, and the date by which the Committee expects to render the determination on review. The claimant shall be notified of the Committee's decision in writing or electronically. In the case of an adverse determination, such notice shall (1) include specific reasons for the adverse determination, (2) be written in a manner calculated to be understood by the claimant, (3) contain specific references to the pertinent Plan provisions upon which the benefit determination is based, (4) contain a statement that the claimant is entitled to receive upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits, and (5) contain a statement of the claimant's right to bring an action under section 502(a) of ERISA. The claimant may not bring an action in any court under the Plan until the claim and appeal rights described in this section have been

Exhibit 4.4

exercised and exhausted, and the eligibility or benefits requested in the appeal have been denied, in whole or in part.
In addition, if a claimant does not raise a particular issue or issues during the claim and appeals process, the claimant may not raise such issue or issues in any subsequent action brought in any court.

(c)
No action at law or in equity may be brought under the Plan by a Member or Beneficiary (or by a Member's or Beneficiary's legal representative) later than one (1) year from the date of the later of (i) the Member's termination of employment with the Company and all Related Companies, or (ii) the date the Member or Beneficiary, as applicable, receives a distribution which is intended to be a complete distribution of his or her benefits under the Plan. No action at law or in equity may be brought in connection with the Plan except in federal district court in the Northern District of Illinois.

10.7	Indemnity for Liability
The Company shall indemnify the Committee, the Investment Committee, and each other fiduciary who is an Employee of the Company or an Affiliate, against any and all claims, losses, damages, expenses, including counsel fees, incurred by said fiduciaries, and any liability, including any amounts paid in settlement with such a fiduciary's approval, arising from the fiduciary's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such fiduciary.

10.8	Terms Include Authorized Delegates
Where appropriate, the terms "Company," "Committee" or "Investment Committee" as used in this Plan shall also include any applicable subcommittee or any duly authorized delegates of the Company, the Committee or the Investment Committee, as the case may be. Such duly authorized delegate may be an individual or an organization within the Company, the Committee or the Investment Committee, or may be an unrelated third party individual or organization.

Exhibit 4.4

Article XI.    Amendment and Termination

11.1	Amendment
The Company reserves the right at any time and from time to time either retroactively or prospectively:

(a)
to make material amendments to the Plan (including any extraordinary amendment related to an acquisition or divestiture by the Company, a Participating Employer or other Affiliate), by action of the Compensation and Benefits Committee of the Board of Directors (or by action of the Board of Directors, if the Compensation and Benefits Committee is unavailable or unable to act for any reason);

(b)
to make (i) non-material or administrative amendments to the Plan (including any amendment pursuant to guidelines established by the Compensation and Benefits Committee of the Board of Directors related to an acquisition or divestiture by the Company, a Participating Employer or other Affiliate) or (ii) any amendment to the Plan deemed required, authorized or desirable under applicable statutes, regulations or rulings, by action of either the Chief Executive Officer of the Company or the Executive Vice President and Human Resources Department Head of the Company (or either of their duly-authorized designees);

provided, however, that no amendment under (a) or (b) above shall authorize or permit any part of the corpus or income of the Thrift Trust to be used for, or diverted to, purposes other than for the exclusive benefit of the Members and their Beneficiaries, or to deprive any of them of any funds then held for his or her Account.

11.2	Termination
The Company reserves the right at any time and from time to time to terminate the Plan in whole or in part as of any Valuation Date by action of the Compensation and Benefits Committee of the Board of Directors (or by action of the Board of Directors, if the Compensation and Benefits Committee is unavailable or unable to act for any reason). Upon partial or full termination, all affected Members who are then Employees or who have not previously forfeited their Unvested Portion shall become fully vested, and upon permanent discontinuance of contributions by the Company and Participating Employers, all Members who are then Employees or who have not previously forfeited their Unvested Portion shall become fully vested.

11.3	Merger and Consolidation
In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Thrift Trust to another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Members, the Plan shall be so merged or consolidated, or the assets of the Thrift Trust applicable to such Members shall be so transferred, only if-

(a)
each Member would (if either the Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer

(if the Plan had then terminated);

Exhibit 4.4

(b)
resolutions of the Compensation and Benefits Committee of the Board of Directors (or of the Board of Directors, if the Compensation and Benefits Committee is unavailable or unable to act for any reason) or of any new or successor employer of the affected Members shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Members, its resolutions shall include an assumption of liabilities with respect to such Members' inclusion in the new employer's plan; and

(c)	such other plan and trust are qualified under section 401(a) and exempt under section 50l(a) of the Code.

In the event a portion of the business of the Company or any Affiliate is sold or discontinued, the Compensation and Benefits Committee of the Board of Directors (or the Board of Directors, if the Compensation and Benefits Committee is unavailable or unable to act for any reason) in its discretion may direct that all Members who are employed by the new owner of that portion of the business shall become fully vested in their Unvested Portion.

11.4	Distribution Upon Termination
To the extent permitted under section 401(k)(10) of the Code, in the event of the termination of the Plan, there shall be distributed to each Member, or to his or her Beneficiary in the case of a deceased Member, a benefit equal to the sum of the value of the Member's Account as of the Valuation Date on which termination occurs. If such benefits shall not exhaust the assets of the Thrift Trust, any remaining assets shall be allocated to the Matching Contribution Accounts of the Members as though they were additional Company or Participating Employer contributions, and in no event shall any such assets revert to the Company or any Affiliates.

Exhibit 4.4

Article XII. Extension of Plan to Affiliates

12.1	Participation in the Plan
Any Affiliate which desires to become a Participating Employer under the Plan may elect, with the consent of the Compensation and Benefits Committee of the Board of Directors (or of the Board of Directors if the Compensation and Benefits Committee is unavailable or unable to act for any reason), to become a party to the Plan and the related Thrift Trust by adopting the Plan for the benefit of its eligible Employees, effective as of the date specified in such adoption. The adoption resolution or decision may contain such specific changes and variations in Plan or Thrift Trust terms and provisions applicable to such Participating Employer and its Employees as may be acceptable to the Compensation and Benefits Committee of the Board of Directors (or to the Board of Directors if the Compensation and. Benefits Committee is unavailable or unable to act for any reason) and the Trustee. However, the sole, exclusive right of any other amendment of whatever kind or extent to the Plan is reserved in accordance with Section 11.1 of the Plan. Specific changes and variations in the Plan or Thrift Trust terms and provisions as adopted by the Participating Employer in its adoption resolution may be made in accordance with Section 11.1 of the Plan without the consent of such Participating Employer. The adoption resolution or decision shall become, as to such adopting organization and its employees, a part of this Plan as then amended or thereafter amended and the related Thrift Trust. It shall not be necessary for the adopting organization to sign or execute the original or then amended Plan and Thrift Trust. The coverage date of the Plan for any such adopting organization shall be that stated in the resolution or decision of adoption, and from and after such effective date, such adopting organization shall assume all the rights, obligations, and liabilities of an individual employer entity hereunder and under the Thrift Trust. The administrative powers and control of the Company, as provided in the Plan and Thrift Trust shall not be diminished by reason of the participation of any such adopting organization in the Plan and Thrift Trust.

12.2	Withdrawal from the Plan
Any Participating Employer may withdraw from the Plan and Thrift Trust after giving notice to the Compensation and Benefits Committee of the Board of Directors (or to the Board of Directors if the Compensation and Benefits Committee is unavailable or unable to act for any reason), provided the Compensation and Benefits Committee of the Board of Directors (or the Board of Directors if the Compensation and Benefits Committee is unavailable or unable to act for any reason) consents to such withdrawal. In the event of such a withdrawal, the Committee shall cause a valuation of the Thrift Trust to be made to ascertain the value of assets of each of the Investment Funds which are attributable to Members who are Employees of the terminating Participating Employer or their Beneficiaries in the case of deceased Members and shall direct the Trustee to segregate assets of each of the Investment Funds which are deemed to be so attributable, together with all loans to such Members from the Thrift Trust, and to make distribution to the Members or their Beneficiaries as if the Plan had terminated with respect to the Members or their Beneficiaries of the terminating Participating Employer.

In the event such withdrawal constitutes a partial termination of this Plan, only the affected Participants in that part of the Plan which is terminated shall have fully vested and nonforfeitable rights in their benefits (unless they were already fully vested prior to the partial termination) . Distribution may be implemented through continuation of the Thrift Trust, or transfer to another trust fund exempt from tax under section 501 of the Code, or to a group annuity contract qualified under Code section 401, or distribution may be made as an immediate cash payment; provided, however, that such distribution is permitted pursuant to section 401(k)(l0) of the Code, and provided, further, that no such action shall divert any part of

Exhibit 4.4

such fund to any purpose other than the exclusive benefit of the Participants of such Participating Employer.

Exhibit 4.4

Article XIII. Top-Heavy Provisions

13.1    Top-Heavy Provisions
The following provisions shall become effective in any Plan Year in which the Plan is determined to be a top heavy plan.

(a)
Determination of Top-Heavy. The Plan will be considered a top-heavy plan for the Plan Year if as of the last day of the preceding Plan Year (1) the account balances of Participants who are key employees (as defined in section 416(i) of the Code) exceed 60 percent of the account balances of all Participants (the "60 Percent Test") or (2) the Plan is part of a required aggregation group and the required aggregation group is top-heavy. However, and notwithstanding the results of the 60 Percent Test, the Plan shall not be considered a top-heavy plan for any Plan Year in which the Plan is a part of a required or permissive aggregation group which is not top-heavy. The top-heavy ratio shall be computed pursuant to section 416(g) of the Code and the regulations issued thereunder. A "required aggregation group" is each plan of the Company in which a key employee is a participant and each other plan of the Company, if any, which enables such plan to meet the requirements of Code section 401(a)(4) or 410. The Company may treat any plan not required to be included in an aggregation group as being part of a "permissive aggregation group" if such group would continue to meet the requirements of Code sections 401(a)(4) and 410 with such plan being taken into account.

(b)
Minimum Benefit. The Company's (or Participating Employer's) contribution to a Participant's Profit Sharing Contribution Account under section 5.2 shall be increased as necessary so that it equals at least 3 percent of the Participant's "compensation" (as defined in section 5.3(e)), except that this subsection (b) shall not apply if-

(1)	the Participant is also a participant in the Pension Plan.

(2)	the Pension Plan is a top-heavy plan, and

(3)	the Participant receives from the Pension Plan the minimum defined benefit accrual required under section 416(c)(l) of the Code.

Exhibit 4.4

Article XIV. Miscellaneous Provisions

14.1    Spendthrift Provisions
The interests of Members and Beneficiaries in the Plan and the Thrift Trust shall not be subject to the claims of any creditor, any Spouse for alimony or support, or others, or to legal process, and may not be voluntarily or involuntarily assigned, alienated or encumbered, except that the interests of a Member may be subject to loans from the Thrift Trust to the Member. In addition, this limitation shall not apply with respect to any offset to a Member's benefits expressly provided for in a judgment, order, decree or settlement agreement described in Code section 401(a)(13)(C).

Notwithstanding the foregoing, the Plan shall make all payments required by a qualified domestic relations order within the meaning of Code section 414(p). The Committee shall establish a procedure to determine the qualified status of a domestic relations order and to administer distributions under a qualified order. If the qualified domestic relations order so provides, the Plan may make a distribution to an alternate payee prior to the date that a Member attains "earliest retirement age." For purposes of a qualified domestic relations order, "earliest retirement age" means the earlier of-

(a)	the date the Member is entitled to a distribution under this Plan, or

(b)	the later of (i) the date the Member attains age 50, or (ii) the earliest date on which the Member could begin receiving benefits under this Plan if the Member separated from service.

An alternate payee under a qualified & domestic relations order shall have the right with respect to his or her interest under the Plan to (i) direct investments in accordance with Article VI of the Plan, (ii) make dividend elections under section 6.7 of the Plan, (iii) designate a Beneficiary with respect to such interest, (iv) exercise voting rights with respect to any shares of Company Stock held in his or her Account in accordance with section 6.5 of the Plan, and (v) subject to section 9.7, defer distribution of such interest in accordance with section 8.5 of the Plan. In no event shall an alternate payee have the rights granted under sections 8.7, 8.8 and 8.9 of the Plan with respect to withdrawals and loans. The Plan shall charge a fee in the amount of $550 to cover the costs of processing a qualified domestic relations order. Such fee shall be imposed once it has been determined that the domestic relations order is qualified. One-half of such fee shall be deducted from the Plan accounts of each of the Member and the alternate payee (or all of such fee shall be deducted from the Member's Account if the account is not divided into separate accounts for the Member and the alternate payee), unless the qualified domestic relations order specifies a different allocation.

14.2	Incompetency
Every person receiving or claiming benefits under the Plan shall be presumed to be mentally competent and of age until the Committee receives a written notice, in a form and manner acceptable to it, that such person is incompetent or a minor, and that a guardian, conservator, or other person legally vested with the care of his estate has been appointed. In the event that the Committee finds that any person to whom a benefit is payable under the Plan is unable to properly care for his or her affairs, or is a minor, then any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the Spouse, a child, a parent, or a brother or sister, or to any person deemed by the Committee to be authorized to care for such person otherwise entitled to payment.

Exhibit 4.4

In the event a guardian, executor, administrator, or conservator of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, payments shall be made to such guardian, executor, administrator, or conservator provided that proper proof of appointment is furnished in a form and manner suitable to the Committee. Any payment made under the provisions of this section 14.2 shall be a complete discharge of any liability therefor under the Plan.

14.3	Unclaimed Funds
Each Member shall keep the Committee informed of the Member's current address and the current address of the Member's Spouse and Beneficiaries. Neither the Company nor any Affiliate, the Committee, nor the Trustee shall be obligated to search for the whereabouts of any such person. If the Committee is unable to locate the Member or the Member's Spouse or Beneficiaries, the Member's Accounts shall be deemed a Forfeiture and shall be used to reduce Company and Participating Employer contributions to the Plan; provided, however, that if the Member, Beneficiary, or Spouse makes a claim at any time for any amount that has been so forfeited, the forfeited benefits shall be reinstated. The amount required to restore such benefits shall be made up from Forfeitures and, to the extent necessary, from a special Company or Participating Employer contribution.

14.4	Rights Against the Company
Neither the establishment of the Plan nor of the Thrift Trust, nor any modification thereof, nor any distributions hereunder shall be construed as giving to any person whomsoever any legal or equitable rights against the Committee, the Investment Committee, the Company or any Affiliate, or the officers, directors, or shareholders as such of the Company or any Affiliate, or as giving any Employee or Member the right to be retained in the employ of the Company or any Affiliate. All benefits payable under the Plan shall be paid or provided for solely from the Thrift Trust, and the Company and Affiliates shall have no liability or responsibility for benefit distributions other than to make contributions to the Thrift Trust as herein provided.

14.5	Illegality of Particular Provision
The illegality of any particular provision of this Plan shall not affect the other provisions thereof, but the Plan shall be construed in all respects as if such invalid provision were omitted.

14.6	Effect of Mistake
In the event of a mistake or misstatement as to the age, eligibility, compensation, service or participation of a Member or Beneficiary or the amount of distributions made or to be made to a Member, Beneficiary or other person, the Committee shall, to the extent it deems possible, cause to be withheld or accelerated, or otherwise make adjustment of, such amounts or distribution to which he or she is properly entitled under the Plan. In the event of an overpayment by the Plan, a Member or Beneficiary shall be obligated to repay amounts on demand to the extent of such overpayment. In the event of an overpayment by the Plan, the Company or the
Committee shall have the authority to take such actions as the Company or the Committee, in either of their sole discretion, shall deem necessary or appropriate to recover such overpayment , including the authority to bring a legal action in a court of appropriate jurisdiction to recover such overpayment.

14.7	No Discrimination
Whenever in the administration of the Plan action by the Committee is required with respect to eligibility or classification of Employees, contributions, or benefits, such action shall be uniform in nature as applied to all persons similarly situated, and no such action shall discriminate in favor of Employees who are Highly Compensated Participants.

14.8	Exclusive Benefit of Members

Exhibit 4.4

(a)
All contributions made pursuant to the Plan shall be held by the Trustee in accordance with the terms of the Thrift Trust for the exclusive benefit of those Employees who are Members under the Plan, and such Members' Beneficiaries and Spouses, and shall be applied to provide benefits under the Plan and to pay expenses of administration of the Plan and the Thrift Trust or to reimburse the Company or any Affiliate for expenses of administration previously paid by the Company or such Affiliate. At no time prior to the satisfaction of all liabilities with respect to such Members, Beneficiaries, and Spouses shall any part of the Thrift Trust (other than such part as may be required to pay or reimburse administration expenses) be used for, or diverted to, purposes other than the exclusive benefit of such Members, Beneficiaries, and Spouses.

(b)	Notwithstanding section 14.8(a)-

(1)
if a contribution by the Company or a Participating Employer is conditioned upon the deductibility of such contribution under section 404 of the Code, then, to the extent the deduction is disallowed, the Trustee shall, upon written request of the Company or

Participating Employer making the contribution, return the contribution to the extent disallowed to the Company or Participating Employer within one year after the date the deduction is disallowed;

(2)
if a contribution, or any portion thereof, by the Company or a Participating Employer is made by mistake of fact, the Trustee shall, upon written request of the Company or Participating Employer, return the contribution or the portion to the Company or Participating Employer within one year after the date of payment to the Trustee, and

(3)
earnings attributable to amounts to be returned to the Company or Participating Employer pursuant to paragraph (1) or (2) shall not be returned to the Company or Participating Employer, and losses attributable to amounts to be returned pursuant to paragraph (1) or (2) shall reduce the amount to be so returned.

14.9	Governing Law
The provisions of the Plan shall be construed, administered, and enforced in accordance with the laws of Illinois; to the extent such laws are not superseded by laws of the United States. All contributions by the Company and Participating Employers to the Thrift Trust shall be deemed to be made in Illinois.

14.10	Electronic or Telephonic Notices
Any election, notice, direction or other such action required or permitted to be made in writing under the Plan may also be made electronically, telephonically or otherwise, to the extent then permitted by applicable law and the administrative rules prescribed by the Committee.

* * * * * *

Exhibit 4.4

Supplement #1

Special Rules for Former Employees of Tanglewood Bank, N A.

This Supplement # 1 to the Plan is made a part of the Plan and supersedes any provisions thereof to the extent that they are not consistent with this Supplement. Unless the context clearly implies or indicates to the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement #1.

1.    Effective Date. January 1, 1996.

2.
Application. This Supplement #1 shall apply to individuals who immediately after the July 31, 1995 acquisition were employees of Tanglewood Bank, N.A., or who had Account balances under the Tanglewood Bank, N .A. Employees' Salary Deferral Plan (the "Tanglewood Plan") which were transferred to this Plan (each such individual hereafter referred to as a "Tanglewood Participant").

3.	Special Provisions. The following special provisions shall apply to Tanglewood Participants:

(a)
Participation: Each Tanglewood Participant who was eligible to participate in the Tanglewood Plan immediately prior to the effective date of this Supplement #1 shall be eligible to participate in the Plan on January 1, 1996. All other Tanglewood Participants shall be eligible to participate in the Plan in accordance with its terms.

(b)
Vesting Service: A Tanglewood Participant's Vesting Service shall be equal to the sum of his Vesting Service under the Tanglewood Plan on December 31, 1995, plus his Vesting Service determined under section 3.4 of the Plan, if any, for periods after that date.

(c)
Minimum Vested Interest: A Tanglewood Participant shall vest in his Account balance under the Plan in accordance with subsection 2.1(mmm); provided, however, in no event shall his vested interest in his Account balance be less than that determined under the vesting schedule set forth below:

Exhibit 4.4

Years of Vesting Service	Vested Percentage

Less than 2 years	0%
2 years but less than 3 years	40%
3 years but less than 4 years	50%
4 years but less than 5 years	60%
5 years but less than 6 years	70%
6 years but less than 7 years	80%
7 or more years	100%

(d)
Investment of Tanglewood Plan Account. Notwithstanding the provisions of section 6.1 of the Plan, in no event shall a Tanglewood Participant have the right to direct investment of the portion of his Account balance attributable to the Tanglewood Plan until such time as the assets of the Tanglewood Plan are transferred into the Thrift Trust.

Exhibit 4.4

Supplement #2

Special Rulesfor Former Employees of Bent Tree National Bank.

This Supplement #2 to the Plan is made a part of the Plan and supersedes any provisions thereof to the extent that they are not consistent with this Supplement. Unless the context clearly implies or indicates to the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement #2.

1.    Effective Date. January 1, 1997.

2.
Application. This Supplement #2 shall apply to individuals who immediately after the close of business on November 15, 1996 were employees of Bent Tree National Bank, or who had Account balances under the Metroplex Employees Savings Account (the "Bent Tree Plan") which were transferred to this Plan (each such individual hereafter referred to as a "Bent Tree Participant ").

3.	Special Provisions. The following special provisions shall apply to Bent Tree Participants :

(a)
Participation: Each Bent Tree Participant who was eligible to participate in the Bent Tree Plan immediately prior to the effective date of this Supplement #2 shall be eligible to participate in the Plan on January 1, 1997. All other Bent Tree Participants shall be eligible to participate in the Plan in accordance with its terms.

(b)
Minimum Vested Interest: A Bent Tree Participant shall vest in the portion of his Account balance under the Plan that is attributable to contributions on or after January 1, 1997 in accordance with subsection 2. 1(mmm). A Bent Tree Participant shall vest in the portion of his Account balance that is attributable to the Bent Tree Plan in accordance with the vesting schedule set forth below; provided, however, that a Bent Tree Participant who attains age

59 \ti while an Employee shall be 100% vested in the portion of his Account balance that is attributable to the Bent Tree Plan (regardless of years of Vesting Service):

Years of Vesting Service	Vested Percentage

Less than 2 years	0%
2 years but less than 3 years	25%
3 years but less than 4 years	50%
4 years but less than 5 years	75%
5 or more years	100%

Exhibit 4.4

(c)
Investment of Bent Tree Plan Account. Notwithstanding the provisions of section 6.1 of the Plan, in no event shall a Bent Tree Participant have the right to direct investment of the portion of his Account balance attributable to the Bent Tree Plan until such time as the assets of the Bent Tree Plan are transferred into the Thrift Trust.

Exhibit 4.4

Supplement #3

Special Rules for Fiserv Members

This Supplement #3 to the Plan is made a part of the Plan and supersedes any provisions thereof to the extent that they are not consistent with this Supplement. Unless the context clearly implies or indicates to the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement #3.

1.    Effective Date. December 31, 1998.

2.
Application. This Supplement #3 shall apply to any Member identified in Exhibits 16.1 and 16.2 of the Payment System Services Agreement dated October 20, 1998, between the Company and Fiserv Solutions, Inc. ("Fiserv") who is employed by the Company on December 31, 1998 (each a "Fiserv Member"). Any Fiserv Member who accepts a position with Fiserv will not be entitled to a distribution under section 9.1 of the Plan due to the restrictions of section 401(k)(2)(B) of the Code until such time as the Fiserv Member incurs a "separation from service" or other event permitting distribution under section 401(k)(2)(B)(i) of the Code (a "Distributable Event").

3.	Special Provisions. The following special provisions shall apply to Fiserv Members:

(a)	Vesting: Each Fiserv Member shall become fully vested in his or her Account as of December 31, 1998.

(b)
Loans: A Fiserv Member may elect to continue to repay any loan from the Plan that remains outstanding on December 31 1998, until such time as the Fiserv Member incurs a Distributable Event. The election shall be made on or before such reasonable and nondiscriminatory deadline as the Committee establishes. In addition, each Fiserv Member with an outstanding loan balance as of such Fiserv Member's Distributable Event shall be permitted to elect a direct rollover of the note associated with such loan to another plan which is qualified under section 40l(a) of the Code, subject to any restrictions imposed by the receiving plan.

(c)	Withdrawals: A Fiserv Member shall have the same withdrawal rights under the Plan as any other Participant, until such time as the Fiserv Member experiences a Distributable Event.

Exhibit 4.4

Supplement #4

Special Rules for Former Participants in the RCB International Inc. Retirement Plan

This Supplement #4 to the Plan is made a part of the Plan and supersedes any provisions thereof to the extent that they are not consistent with this Supplement. Unless the context clearly implies or indicates to the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this . Supplement #4.

1.	Effective Date. July 31, 2000.

2.
Application. This Supplement #4 shall apply to individuals ("RCB Participants") who were participants in the RCB International Inc. Retirement Plan (the "RCB Plan") sponsored by The Northern Trust Company of Connecticut ("NTCC," f/k/a RCB Trust Company) and Northern Trust Global Advisors, Inc. ("NTGA", f/k/a RCB International Inc.) and who had an account balance under the RCB Plan transferred to this Plan effective July 31, 2000. Participation in the Plan was extended to all Eligible Employees of NTGA and NTCC effective April 1, 2000 and all contributions under the RCB Plan ceased for periods on and after such date. The RCB Plan was merged into the Plan effective as of July 31, 2000.

3.	Special Provisions. The following special provisions shall apply to RCB Participants :

(a)
Minimum Vested Interest. A RCB Participant shall vest in the portion of his or her Account attributable to contributions to the Plan on and after April 1, 2000 in accordance with subsection 2.1(mmm) of the Plan. A RCB Participant shall have a fully vested interest in the portion of his or her Account attributable to contributions under the RCB Plan.

(b)
Notwithstanding any provision of the Plan to the contrary, prior to termination of service with the Company and the Affiliates, a RCB Participant shall have the right to withdraw all or any portion of his or her Account attributable to his or her Employer Contribution Account under the RCB Plan provided that either (i) such withdrawn amounts are attributable to employer contributions that were made under the RCB Plan at least 24 months prior to such withdrawal, or (ii) the RCB Participant has participated in the Plan for at least five years (including for this purpose the period of time that he or she was a participant in the RCB Plan).

(c)
A RCB Participant shall not be charged a quarterly loan fee for periods after July 31, 2000, in connection with any outstanding loan taken from the RCB Plan, notwithstanding the terms of any promissory note issued in connection with such loan.

Exhibit 4.4

Supplement #5

Special Rulesfor Former Participants in the Carl Domino Associates, L.P. Profit Sharing Plan

This Supplement #5 to the Plan is made a part of the Plan and supersedes any provisions thereof to the extent that they are not consistent with this Supplement. Unless the context clearly implies or indicates to the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement #5.

1.    Effective Date. August 15, 2000.

2.
Application. This Supplement #5 shall apply to individuals ("Domino Participants") who were participants in the Carl Domino Associates, L.P. Profit Sharing Plan (the "Domino Plan") sponsored by Northern Trust Investment, Inc. (''NTII") and who had an account balance under the Domino Plan transferred to this Plan effective August 15, 2000 . Participation in the Plan was extended to all Eligible Employees of NTII effective July 1, 2000 and all contributions under the Domino Plan ceased for periods on and after such date. The Domino Plan was merged into the Plan effective as of August 15, 2000.

3.	Special Provisions. The following special provisions shall apply to Domino Participants:

(a)
Minimum Vested Interest. A Domino Participant shall vest in the portion of his or her Account attributable to contributions to the Plan on and after July 1, 2000 in accordance with subsection 2.l(mmm) of the Plan. A Domino Participant shall have a fully vested interest in the portion of his or her Account attributable to contributions under the Domino Plan.

(b)
Notwithstanding any provision of the Plan to the contrary, prior to termination of service with the Company and the Affiliates , a Domino Participant shall have the right to withdraw all or any portion of his or her Account attributable to his or her Employer Discretionary subaccount under the Domino Plan provided that either (i) such withdrawn amounts are attributable to employer contributions that were made under the Domino Plan at least 24 months prior to such withdrawal, or (ii) the Domino Participant has participated in the Plan for at least five years (including for this purpose the period of time that he or she was a participant in the Domino Plan).

Exhibit 4.4

Supplement #6

Special Rules for Fiserv Members Associated with 2001 Joint Venture

This Supplement #6 to the Plan is made a part of the Plan and supersedes any provisions thereof to the extent that they are not consistent with this Supplement. Unless the context clearly implies or indicates to the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement #6.

1.	Effective Date. July 31, 2001.

2.	Application. This Supplement #6 shall apply to any Member identified in Exhibit 2.02 of the Employee Agreement between the Company and Fiserv Solutions, me. ("Fiserv") dated June 15, 2001 who is a Participant in the Plan on July 31, 2001 and who has a termination date from the Company of July 31, 2001 (or who would have had a termination date of July 31, 2001 had the Member not been on a disability leave on such date) (each a "Fiserv Member"). During 2002, the Committee shall designate a period during which Fiserv Members who accept a position with Fiserv may elect a voluntary trustee-to-trustee transfer of their Account under the Plan (including any outstanding loan balance) to a plan qualified under section 40l(a) of the Code maintained by Fiserv (the "Asset Transfer"). Due to the restrictions of section 401(k)(2)(B) of the Code, and in recognition of changes to such Code section that may be applied with respect to distributions after December 31, 2001, Fiserv Members who do not elect to transfer their Account balances to the Fiserv Plan pursuant to the Asset Transfer shall be entitled to a distribution under Section 9.1 on or after the date of such Asset Transfer or, if earlier, upon termination of employment with Fiserv.

3.	Special Provisions. The following special provisions shall apply to Fiserv Members:

(a)	Vesting: Each Fiserv Member who has ever been eligible to make Matchable Participant Deposits under the Plan shall become 100% vested in his or her Account balances under the Plan on July 31, 2001.

(b)
Matching Contributions: If a Fiserv Member is employed by the Company on July 31, 2001 and remains continuously employed by Fiserv after that date through December 31, 2001, then the Fiserv Member shall be eligible for a Matching Contribution for the 2001 Plan Year based on his or her Matchable Participant Deposits, if any, made through July 31, 2001.

(c)
Loans: A Fiserv Member may elect to continue to repay any loan from the Plan that remains outstanding on July 31, 2001 until the earlier of the date of the Asset Transfer or termination of employment with Fiserv. No new loans will be permitted with respect to a Fiserv Member after July 31, 2001.

(d)	Withdrawals: A Fiserv Member shall have the same withdrawal rights under the Plan as a Participant until the earlier of the Asset Transfer or termination of employment with Fiserv.

Exhibit 4.4

Supplement #7

Special Rulesfor Farmer Deutsche Bank Employees

This Supplement #7 to the Plan is made a part of the Plan and supersedes any provisions thereof to the extent that they are not consistent with the Supplement. Unless the context clearly implies or indicates to the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement #7.

1.
Application. This Supplement supplements and modifies the provisions of the Plan in connection with the employment by the Company and Participating Employers of certain former employees of Deutsche Bank-AG ("Deutsche Bank") employed in the U.S. and certain other former employees of certain of Deutsche Bank's U.S. subsidiaries and affiliates ("DB

U.S.").

2.	Effective Date. The effective date of this Supplement #7 is November 19, 2002.

3.	DB-U.S. Members. The term "DB-U.S. Member" includes both a "Transferred U.S. Employee" and an "Out-of-Scope Employee" as defined below:

(a)	The term "Transferred U.S. Employee"means (i) any individual employed by Deutsche Bank or DB-U.S. in the U.S. and identified in Sections 3.1O(a)(i) and
6.01 of a Sale and Purchase Agreement among Deutsche Bank, the Company and Participating Employer Northem Trust Investments, Inc. ("NTI") dated as of September 27, 2002 (the "Agreement") pursuant to which NTI is acquiring certain passive investment and enhanced equity products (the "Business,'' as defined in the Agreement) of Deutsche Bank and DB-U.S., as well as certain assets related to the Business, and (ii) who becomes an Employee of NTI (or another Participating Employer) in the U.S. pursuant to Section 6.01 of the Agreement.

(b)
The term "Out-of-Scope Employee" means (i) any other individual employed in connection with or in support of the Business in the U.S. by Deutsche Bank or DB-U.S. at Closing (as defined in the Agreement) and (ii) who is thereafter continuously employed by Deutsche Bank or DB-U.S . until hired as an Employee in the U.S. by NTI (or another Participating Employer) in connection with or in support of the Business, following NTI's acquisition of the Business and related assets pursuant to the Agreement and prior to July 1, 2003.

4.
Participation and Vesting Service. Anything in the Plan to the contrary notwithstanding , for purposes of determining (a) eligibility to become a Participant in the Plan pursuant to section 3.1 of the Plan, (b) eligibility to receive a Matching Contribution with respect to the DB-U.S. Member's

Exhibit 4.4

Matchable Participant Deposits pursuant to section 5.1 of the Plan, and (c) the Vested Portion of a DB-U.S. Member's Matching Contribution Account, Profit Sharing Contribution Account and Former ESOP Account pursuant to section 2.1(mmm) of the Plan, a DB-U.S. Member's Vesting Service shall be calculated as if his or her employment with DB-U.S. had been employment with the Company or a Participating Employer.

Exhibit 4.4

Supplement #8

Special Rules for Farmer Employees of Legacy South, Inc.

This Supplement #8 to the Plan is made a part of the Plan and supersedes any provisions thereof to the extent that they are not consistent with the Supplement. Unless the context clearly implies or indicates to the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement #8.

1.
Application. This Supplement supplements and modifies the provisions of the Plan in connection with the employment by Northern Trust Bank, Federal Savings Bank ("NTB") (or the Company or another Participating Employer) of the former employees of Legacy South Inc. ("Legacy South") who are listed on Schedule 6.1 of a Stock Purchase Agreement dated as of November 22, 2002 among the individual owners of all of the stock of Legacy South, Northern Trust Corporation and NTB (the "Agreement"), pursuant to which NTB is purchasing all of the stock of Legacy South.

2.	Effective Date. The effective date of this Supplement #8 is April 29, 2003.

3.
Legacy South Member. The term "Legacy South Member" means any employee of Legacy South who is listed on Schedule 6.1 of the Agreement (including an employee hired by Legacy South after the execution of the Agreement but before the Closing Date, as defined in the Agreement) who becomes an employee of NTB (or the Company or another Participating Employer) on the Closing Date, pursuant to Section 6.1 of the Agreement, when NTB acquires the stock of Legacy South.

4.
Participation and Vesting Service. Anything in the Plan to the contrary notwithstanding, for purposes of determining (a) eligibility to become a Participant in the Plan pursuant to section 3.1 of the Plan, (b) eligibility to receive a Matching Contribution with respect to the Legacy South Member's Matchable Participant Deposits pursuant to section 5.1 of the Plan, and (c) the Vested Portion of a Legacy South Member's Matching Contribution Account, Profit Sharing Contribution Account and Former ESOP Account pursuant to section 2.1(mmm) of the Plan, a Legacy South Member's Vesting Service shall be calculated as if his or her employment with Legacy South had been employment with the Company or a Participating Employer.

Exhibit 4.4

Supplement #9

Special Rules for Former NTRC Employees

This Supplement #9 to the Plan is made a part of the Plan and supersedes any provisions thereof to the extent that they are not consistent with the Supplement. Unless the context clearly implies or indicates to the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement #9.

1.
Application. This Supplement supplements and modifies the provisions of the Plan in connection with the sale by Northern Trust Retirement Consulting, L.L.C. ("NTRC"), a Participating Employer, of certain assets of NTRC's retirement plan consulting and administration business to Hewitt Associates, LLC ("Hewitt"), and with the employment by Hewitt of certain former NTRC employees pursuant to an Asset Purchase Agreement dated as of June 13, 2003 by and between NTRC and Hewitt (the "Agreement").

2.	Effective Date. The effective date of this Supplement #9 is June 15, 2003.

3.	NTRC/Hewitt Members. The term "NTRC/Hewitt Member" means:

(a)
any NTRC employee who is listed on Schedule 6.8 of the Agreement, terminates employment with NTRC on June 15, 2003, is a Participant in the Plan on such employment termination, accepts an offer of employment from Hewitt pursuant to Section 6.8 of the Agreement and becomes an employee of Hewitt on June 16, 2003 (or, in the case of any such NTRC employee who is on leave or disability as of the Closing Date (as defined in the Agreement), on such date within twelve
(12) months after the Closing (as defined in the Agreement) as such NTRC employee is able to return to work and becomes an employee of Hewitt); and

(b)
for a period of twelve (12) months after the Closing, any other NTRC employee who is a Participant in the Plan upon termination of employment from NTRC, accepts an offer of employment from Hewitt, has been continuously employed by NTRC from the Closing Date until becoming an employee of Hewitt, and becomes an employee of Hewitt on or before June 16, 2004.

4.
Vesting Service. Anything in the Plan to the contrary notwithstanding , if an NTRC/Hewitt Member was ever eligible to have Matchable Participant Deposits, such NTRC/Hewitt Member shall become fully vested in the balance of his or her Account upon his or her termination of employment with NTRC:

(a)	on June 15, 2003; or

Exhibit 4.4

(b)
in the case of an NTRC/Hewitt Member described in paragraph 1(a) above who is on leave or disability as of the Closing Date, on such date within twelve (12) months after the Closing as he or she is able to return to work and becomes an employee of Hewitt; or

(c)
in the case of an NTRC/Hewitt Member described in paragraph 1(b) above, on such date within twelve (12) months after the Closing (but not later than June 16, 2004) as he or she becomes an employee of Hewitt.

Employer Contributions. If an NTRC/Hewitt Member is employed by NTRC on the date of his or her termination of employment with NTRC as described in any of paragraphs 4(a), (b) or (c) above and remains continuously employed by Hewitt after that date through December 31, 2003 (or December 31, 2004 if such NTRC/Hewitt Member became an employee of Hewitt on or after January 1, 2004 and on or before June 16, 2004), then such NTRC/Hewitt Member shall be eligible to have the Company or a Participating Employer make a prorated Matching Contribution to such NTRC/Hewitt Member's Matching Contribution Account for the 2003 (or 2004, if applicable) Plan Year, based on such NTRC/Hewitt Member's Matchable Participant Deposits for such Plan Year.

6.	Elective Trust-to-Trust Transfer.

(a)
Any NTRC/Hewitt Member who has an employment termination date from NTRC of June 15, 2003 (or such later employment termination date as the Committee (or its delegate) may determine in its sole discretion to be administratively feasible) shall be provided a one-time opportunity during such period in 2003 as the Committee (or its delegate) shall designate to elect a voluntary trust-to-trust transfer of such NTRC/Hewitt Member's entire Account (including any then-outstanding Plan loan balance and the related promissory note) from the Plan to a plan maintained by Hewitt (the "Hewitt Plan") that is qualified under section 401(a) of the Code (the "Asset Transfer"). If an NTRC/Hewitt Member does not make a timely election to transfer his or her Account balance to the Hewitt Plan pursuant to the Asset Transfer, or if an NTRC employee is not eligible to make an election pursuant to the Asset Transfer, either because he or she does not then meet the requirements to be an NTRC/Hewitt Member or because his or her employment termination date from NTRC is after June 15, 2003 (or such later date as the Committee has determined to be administratively feasible), then such NTRC/Hewitt Member or NTRC employee shall have no rights whatsoever under this Supplement #9 or otherwise to elect a trust-to-trust transfer from the Plan to the Hewitt Plan.

(b)
Any NTRC/Hewitt Member who is eligible to elect a trust-to-trust transfer of his or her Account pursuant to subparagraph (a) above may also elect to continue to repay any loan balance from the Plan that remains outstanding on June 15, 2003 (or such NTRC/Hewitt Member's employment termination date from NTRC, if later) until the earlier of the date of the Asset Transfer or such NTRC/Hewitt Member's termination of employment from Hewitt. No new Plan loans will be permitted with respect to any NTRC/Hewitt Member after June 15, 2003 (or such NTRC/Hewitt Member's employment termination date from NTRC, if later).

Exhibit 4.4

7.
Limitations on Supplement. The provisions of this Supplement #9 shall only apply with respect to a Break in Service incurred by an NTRC/Hewitt Member on or (if applicable) within twelve (12) months after the Closing and who at that time meets all requirements to be an NTRC/Hewitt Member. No other Member (including any current or former NTRC employee who does not then meet the requirements to be an NTRC/Hewitt Member) shall have any rights whatsoever at any time under this Supplement #9. Further, no NTRC/Hewitt Member who is reemployed by the Company or any Participating Employer at any time shall have any rights whatsoever under this Supplement #9 with respect to any Break in Service following such reemployment. Nothing in this Supplement #9 shall be construed to provide an NTRC/Hewitt Member with any rights or benefits under the Plan other than those described in paragraphs 4 through 6 above.

Exhibit 4.4

Supplement #10

Special Rulesfor Former Higgins Branch Employees

This Supplement # 10 to the Plan is made a part of the Plan and supersedes any provisions thereof to the extent that they are not consistent with the Supplement. Unless the context clearly implies or indicates to the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement #10.

1.
Application. This Supplement supplements and modifies the provisions of the Plan in connection with the sale by The Northern Trust Company (the "Company") of certain assets associated with the Company's branch office at 8501 West Higgins Road, Chicago, Illinois (the "Higgins Branch") to First Midwest Bank ("First Midwest") and with the employment by First Midwest of certain former Company employees, who were employed at the Higgins Branch, pursuant to an Agreement to Purchase Assets dated as of April 3, 2003 by and between the Company and First Midwest (the "Agreement").

2.	Effective Date. The effective date of this Supplement #10 is June 15, 2003.

3.
Higgins Branch Members. The term "Higgins Branch Member" means any Company employee who is listed on Schedule VI of the Agreement, terminates employment with the Company in connection with the sale of the Higgins Branch assets pursuant to the Agreement, is a Participant in the Plan on such employment termination, accepts an offer of employment from First Midwest pursuant to Section 6.3 of the Agreement and becomes an employee of First Midwest immediately following termination of employment with the Company (including in the case of any such Company employee who is on leave or disability as of the Closing Date (as defined in the Agreement), on the date such Company employee is able to return to work and becomes an employee of First Midwest).

4.
Vesting Service. Anything in the Plan to the contrary notwithstanding, if a Higgins Branch Member was ever eligible to have Matchable Participant Deposits, such Higgins Branch Member shall become fully vested in the balance of his or her Account upon his or her termination of employment with the Company pursuant to the Agreement.

5.
Employer Contributions. If a Higgins Branch Member remains continuously employed by First Midwest after his or her termination of employment with the Company through December 31, 2003, then such Higgins Branch Member shall be eligible to have the Company or a Participating Employer make a prorated Matching Contribution to such Higgins Branch Member's Matching Contribution Account for the 2003 Plan Year, based on such Higgins Branch Member's Matchable Participant Deposits for such Plan Year.

6.	Direct Rollover with Loan(s).

(a)	Any Higgins Branch Member who has an employment termination date from the Company of June 15, 2003 (or such later employment

Exhibit 4.4

termination date as the Committee (or its delegate) may determine in its sole discretion to be administratively feasible) shall be provided an opportunity during such period as the Committee (or its delegate) shall designate to elect a direct rollover of all or part of such Higgins Branch Member's Account (including any then-outstanding Plan loan balance and the related promissory note) from the Plan to a plan maintained by First Midwest (the "First Midwest Plan") that is qualified under section 40l(a) of the Code (the "Administrative Rollover"). If a Higgins Branch Member does not make a timely election to make a direct rollover of all or part of his or her Account balance (including any then-outstanding Plan loan and the related promissory note) to the First Midwest Plan pursuant to the Administrative Rollover, or if a Higgins Branch employee is not eligible to make an election pursuant to the Administrative Rollover, either because he or she does not then meet the requirements to be a Higgins Branch Member or because his or her employment termination date from the Company is after June 15, 2003 (or such later date as the Committee has determined to be administratively feasible), then such Higgins Branch Member or Company employee shall have no rights whatsoever under this Supplement # 10 or otherwise to elect a direct rollover that includes any then-outstanding Plan loan balance and related promissory note from the Plan to the First Midwest Plan. However, any such Higgins Branch Member shall nevertheless have the same rights to elect a direct rollover as any other Participant who incurs a Break in Service under the Plan in accordance with Section 9.6 of the Plan.

(b)
Any Higgins Branch Member who is eligible to elect a direct rollover of all or part of his or her Account pursuant to subparagraph (a) above may also elect to continue to repay any loan balance from the Plan that remains outstanding on June 15, 2003 (or such Higgins Branch Member's employment termination date from the Company, if later) until the earlier of the date of the Administrative Rollover or such Higgins Branch Member's termination of employment from the Company. No new Plan loans will be permitted with respect to any Higgins Branch Member after June 15, 2003 (or such Higgins Branch Member's employment termination date from the Company, if later).

7.Limitations on Supplement. The provisions of this Supplement #10 shall only apply with respect to a Break in Service incurred by a Higgins Branch Member on or (if applicable) after the Closing and who at that time meets all requirements to be a Higgins Branch Member. No other Member (including any current or former Company employee who does not then meet the requirements to be a Higgins Branch Member) shall have any rights whatsoever at any time under this Supplement #10. Further, no Higgins Branch Member who is reemployed by the Company or any Participating Employer at any time shall have any rights whatsoever under this Supplement #10 with respect to any Break in Service following such reemployment. Nothing in this Supplement #10 shall be construed to provide a Higgins Branch Member with any rights or benefits under the Plan other than those described in paragraphs 4 through 6 above.

Exhibit 4.4

Supplement #11

Special Rules for Former Cash Center Employees

This Supplement #11 to the Plan is made a part of the Plan and supersedes any provisions thereof to the extent that they are not consistent with the Supplement. Unless the context clearly implies or indicates to the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement #11.

1.
Application. This Supplement supplements and modifies the provisions of the Plan in connection with the outsourcing by The Northern Trust Company (the "Company") of the Company's currency services business to Fiserv Solutions, Inc. ("Fiserv"). Fiserv intends to engage Loomis, Fargo & Co. ("Loomis") as Fiserv's subcontractor in connection with

Fiserv's assumption of the Company's currency services business. Fiserv and Loomis will employ certain former Company employees, who were employed in the Company's currency services business. The outsourcing and employment of these former Company employees are occurring pursuant to an Agreement dated as of November 26, 2003 by and between the Company and Fiserv (the "Fiserv Agreement"); individual employment offer letters issued by Fiserv to one or more of these former employees (a "Fiserv Offer Letter"); and an Employee Agreement dated as of November 26, 2003 by and between the Company and Loomis (the "Loomis Agreement") .

2.	Effective Date. The effective date of this Supplement #11 is November 26, 2003.

3.
Cash Center Members. The term "Cash Center Member" means any Company employee who terminates employment with the Company in connection with the outsourcing of the currency services business pursuant to the Fiserv Agreement, is a Participant in the Plan on such employment termination , accepts an offer of employment from Fiserv pursuant to a

Fiserv Offer Letter or accepts an offer of employment from Loomis pursuant to Section 2.3 of the Loomis Agreement and becomes an employee of Fiserv or Loomis immediately following termination of employment with the Company (including, in the case of any such Company employee who is on leave or disability as of the Closing Date (as defined in the Fiserv Agreement) , on the date such Company employee is able to return to work and becomes an employee of Fiserv).

4.
Vesting Service. Anything in the Plan to the contrary notwithstanding, if a Cash Center Member was ever eligible to have Matchable Participant Deposits , such Cash Center Member shall become fully vested in the balance of his or her Account upon his or her termination of employment with the Company pursuant to the Fiserv or Loomis Agreement.

5.
Employer Contributions. If a Cash Center Member remains continuously employed by Fiserv or Loomis after his or her termination of employment with the Company through December 31, 2004, then such Cash Center

Exhibit 4.4

Member shall be eligible to have the Company or a Participating Employer make a prorated Matching Contribution to such Cash Center Member's Matching Contribution Account for the 2004 Plan Year, based on such Cash
Center Member 's Matchable Participant Deposits for such Plan Year.

6.	Direct Rollover with Loan(s).

(a)
Any Cash Center Member who becomes an employee of Fiserv pursuant to a Fiserv Offer Letter shall be provided an opportunity during such period as the Committee (or its delegate) shall designate to elect a direct rollover of all or part of such Cash Center Member's Account (including any then-outstanding Plan loan balance and the related promissory note) from the Plan to a plan maintained by Fiserv (the "Fiserv Plan") that is qualified under section 401(a) of the Code (the "Administrative Rollover"). If a Cash Center Member does not make a timely election to make a direct rollover of all or part of his or her Account balance (including any then outstanding Plan loan and the related promissory note) to the Fiserv Plan pursuant to the Administrative Rollover, or if a cash center employee is not eligible to make an election pursuant to the Administrative Rollover, because he or she does not then meet the requirements to be a Cash Center Member, then such Cash Center Member or Company employee shall have no rights whatsoever under this Supplement #11 or otherwise to elect a direct rollover that includes any then-outstanding Plan loan balance and related promissory note from the Plan to the Fiserv Plan. However, any such Cash Center Member and any Cash Center Member who becomes an employee of Loomis pursuant to the Loomis Agreement shall nevertheless have the same rights to elect a direct rollover as any other Participant who incurs a Break in Service under the Plan in accordance with Section 9.6 of the Plan.

(b)
Any Cash Center Member who is eligible to elect a direct rollover of all or part of his or her Account to the Fiserv Plan pursuant to subparagraph (a) above may also elect to continue to repay any loan balance from the Plan that remains outstanding on such Cash Center Member's employment termination date from the Company, until the earlier of the date of the Administrative Rollover or such Cash Center Member's termination of employment from the Company. No new Plan loans will be permitted with respect to any Cash Center Member after such Cash Center Member's employment tennination date from the Company.

7.Limitations on Supplement. The provisions of this Supplement # 11 shall only apply with respect to a Break in Service incurred by a Cash Center Member on or (if applicable) after the Closing Date (as defined in the Fiserv Agreement) and who at that time meets all requirements to be a Cash Center Member. No other Member (including any current or former Company employee who does not then meet the requirements to be a Cash Center Member) shall have any rights whatsoever at any time under this Supplement # 11. Further, no Cash Center Member who is reemployed by the Company or any Participating Employer at any time shall have any rights whatsoever under this Supplement # 11 with respect to any Break in Service following such reemployment. Nothing in this Supplement #11 shall be construed to provide a Cash Center Member with any rights or benefits under the Plan other than those described in paragraphs 4 through 6 above.

Exhibit 4.4

Supplement #12

Special Rules for U.K. Participants with Former ESOP Accounts

This Supplement # 12 to the Plan provides special rules for Members who were residents of the United Kingdom and previously participated under Supplement #1 of the Former ESOP Plan ("U.K. Participants"). Participation by U.K. Participants under the Fonner ESOP Plan ceased effective with the Plan Year beginning January 1, 2002. U.K. Participants who had an account balance under the Former ESOP Plan on December 31, 2004 had such account balance transferred to this Plan and credited to a Former ESOP Account.
Notwithstanding any provision of the Plan to the contrary, the following special rules shall apply to the Former ESOP Accounts of such U.K. Participants:

1.
Cash Dividends Payable to U.K. Participants. Notwithstanding section 6.7 of the Plan, all cash dividends payable on the Company Stock allocated to a U.K. Participant's Former ESOP Account shall be reinvested in the Former ESOP Northern Trust Stock Fund.

2.
Diversification of Investments. The balance in a U.K. Participant's Former ESOP Account shall remain invested in the Former ESOP Northern Trust Stock Fund and may not be transferred to any other Investment Fund offered under the Plan.

3.
In-Service Distributions; Loans. A U.K. Participant may not receive any distribution from his or her Former ESOP Account prior to a Break in Service; provided, however , a U.K. Participant who has attained age 55 and who has participated in the Plan (including years of participation in the Former ESOP Plan) for at least 10 years, may elect to withdraw all or any portion of his or her Former ESOP Account in accordance with section 8.7(c).

4.
Payment of Benefits. Notwithstanding section 9.5 of the Plan, all payments of benefits under the Plan to or for the benefit of a U.K. Participant shall be made in shares of Company Stock, and the value of any partial shares shall be made in pounds sterling.

5.	Rollovers. Notwithstanding section 9.6 of the Plan:

(a)	U.K. Participants (and their Beneficiaries) who performed all of their service outside of the
U.S. will not be eligible to make a direct rollover to an eligible retirement plan.

(b)
U.K. Participants (and their Beneficiaries) who performed some service in the U.S. will be eligible to make a direct rollover to an eligible retirement plan of only that portion of a distribution which would be included in the U.K. Participant's U.S. gross income .

6.Satisfaction of U .K. Income and Employment Tax Liabilities . If a U.K. Participant receives a distribution from the Plan that, pursuant to U.K. law, subjects the Company to an obligation to account for tax under the U.K. Pay As You Earn ("PAYE") system, or to withhold or account for similar income, employment or other taxes or fees relating to the distribution, the Committee shall direct the Trustee to withhold from such distribution an amount sufficient to comply with such

Exhibit 4.4

obligations . If a U.K. Participant receives his or her distribution in the form of both cash and Company Stock and the amount of cash distributed is not sufficient to allow the Trustee to withhold the amount sufficient to comply with such withholding obligations, the Trustee shall liquidate all or a portion of the Company Stock to be distributed as is necessary to satisfy such withholding obligations. To the extent the Committee deems it necessary or appropriate under U.K. law, it may require a U.K. Participant to consent to such withholding or liquidation of Company Stock prior to receiving a distribution, provided that it does so on a uniform and consistent basis.

7.	Conversion U.S. Dollars into U.K. Pounds Sterling. From time to time, it will be necessary to convert
U.S. dollars into U.K. pounds sterling or vice-versa to make allocations to U.K. Participants' Accounts, to make distributions from such Accounts, to apply certain Code limitations and to implement various other Plan provisions with respect to U.K. Participants . Such conversions shall take place at the time specified in the Plan for the relevant purpose, using the conversion rate specified for such date in the Wall Street Journal.

8.
No Mandatory Cash Out. Notwithstanding section 9.7 of the Plan, a U.K. Participant shall not have any amount of the Vested Portion of his or her Former ESOP Account distributed to him or her at any time prior to the U.K. Participant's Normal Retirement Date or death without the U.K. Participant's written consent.

Exhibit 4.4

Supplement #13

Special Rules for TIP ESOP and Former ESOP

This Supplement #13 to the Plan sets forth rules that shall apply to the TIP ESOP and Former ESOP if the Company Stock ceases to be publicly traded within the meaning of Treasury regulation section 54.4975- 7(b)(1)(iv).

1.	Right of First Refusal.

(a)
Shares of Company Stock distributed by the Trustee may be subject to a right of first refusal. Such a right shall provide that prior to any subsequent transfer, the shares must first be offered in writing to the Thrift Trust and then, if refused by the Thrift Trust, to the Company at a price equal to the greater of (1) the then fair market value of such shares of Company Stock as determined in good faith by the Committee, in accordance with Treasury regulation section 54.4975-1 l (d)(5) or (2) the purchase price offered by a buyer, other than the Company or Trustee, making an offer in good faith (as determined by the Committee) to purchase such shares of Company Stock.

(b)
The Thrift Trust or the Company, as the case may be, may accept the offer as to part or all of the Company Stock at any time during a period not exceeding 14 days after the Thrift Trust receives the offer, on terms and conditions no less favorable to the Thrift Trust than those offered by the independent third-party buyer. Any installment purchase shall be made pursuant to a note secured by the shares purchased and shall bear a reasonable rate of interest as determined by the Committee .

(c)
If the offer is not accepted by the Thrift Trust, the Company, or both, then the proposed transfer may be completed within a reasonable period following the end of the 14-day period but only upon terms and conditions no less favorable to the shareholder than the terms and conditions of the third-party buyer's prior offer.

(d)
Shares of Company Stock that are publicly traded within the meaning of Treasury regulation section 54.4975-7(b)(1)(iv) at the time such right may otherwise be exercised shall not be subject to this right of first refusal.

2.	Put Option

(a)
Shares of Company Stock acquired by the Thrift Trust shall be subject to a put option at the time of distribution if at such time the shares are not readily tradable on an established market within the meaning of section 409(h)(l )(B) of the Code. The put option shall be exercisable by the Member, Beneficiary, Spouse, their donees, or by a person (including an estate or its distributee) to whom the Company Stock passes by reason of the death of the Member, Beneficiary, or Spouse. The put option shall provide that for a period of at least 60 days following the date of distribution of the Company Stock, the holder of the option shall have the right to cause the Company, by notifying it in writing, to purchase such shares at their fair market value, as

Exhibit 4.4

determined pursuant to paragraph 2(c) below. If the put option is not exercised within such 60-day period, the option shall be exercisable for an additional period of 60 days in the following Plan Year. The Committee may give the Trustee the option to assume the rights and obligations of the Company at the time the put option is exercised, insofar as the repurchase of Company Stock is concerned.

(b)
If the entire adjusted balance of the Account of a Member, Spouse, Beneficiary, or other person described in paragraph 2(a) is distributed to such Member, Spouse, Beneficiary or other person within one taxable year, payment of the price of the Company Stock purchased pursuant to an exercised put option shall be made in no more than five substantially equal annual payments, and the first installment shall be paid not later than 30 days after such Member, Spouse, Beneficiary, or other person exercises the put option. The Plan shall provide adequate security and pay a reasonable rate of interest on amounts not paid after 30 days. If the entire adjusted balance of the Account of a Member, Spouse, Beneficiary or other person described in paragraph 2(a) is not distributed to him or her within one taxable year, payment of the price of the Company Stock purchased pursuant to an exercised put option shall be made in a single sum not later than 30 days after such Member, Spouse, Beneficiary or other person exercises the put option.

(c)    If Company Stock is not readily tradable on an established securities market, the determination of the fair market value of Company Stock for all purposes of the Plan shall in all cases be made by an independent appraiser appointed by the Committee. Any independent appraiser appointed pursuant to this paragraph 2(c) shall meet the requirements of section 401(a)(28)(C) of the Code.

Exhibit 4.4

Supplement #14

Special Rules for Former Employees of Lakepoint Investment Partners LLC

This Supplement #14 to the Plan is made a part of the Plan and supersedes any provisions thereof to the extent that they are not consistent with the Supplement. Unless the context clearly implies or indicates to the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement #14.

1.
Application. This Supplement supplements and modifies the provisions of the Plan in connection with the employment by Northern Trust Bank, Federal Savings Bank ("NTB") (or the Company or another Participating Employer) of the former employees of Lakepoint Investment Partners LLC ("Lakepoint") who are listed on Schedule 6.1 of an Asset Purchase Agreement dated as of June 24, 2008 among NTB, Lakepoint and the individual owners of the then-outstanding equity interests of Lakepoint (the "Agreement"), pursuant to which NTB purchased substantially all of the assets of Lakepoint.

2.	Effective Date. The effective date of this Supplement #14 is October 1, 2008.

3.
Lakepoint Member. The term "Lakepoint Member" means any employee of Lakepoint who is listed on Schedule 6.1 of the Agreement and who became an employee of NTB (or the Company or another Participating Employer) on the Closing Date, pursuant to Section 6.1 of the Agreement.

4.
Participation and Vesting Service. Anything in the Plan to the contrary notwithstanding, for purposes of determining (a) eligibility to become a Participant in the Plan pursuant to section 3.1 of the Plan, (b) eligibility to receive a Matching Contribution with respect to the Lakepoint Member's Matchable Participant Deposits pursuant to section 5.1 of the Plan, and (c) the Vested Portion of a Lakepoint Member's Matching Contribution Account and Profit Sharing Contribution Account pursuant to section 2.1 (mmm) of the Plan, a Lakepoint Member's Vesting Service shall be calculated as if his or her employment with Lakepoint had been employment with the Company or a Participating Employer.

Exhibit 4.4

Supplement #15

Special Rules for Former Employees of Waterline Partners, LLC

This Supplement #15 to the Plan is made a part of the Plan and supersedes any provisions thereof to the extent that they are not consistent with the Supplement. Unless the context clearly implies or indicates to the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement # 15.

1.
Application . This Supplement supplements and modifies the provisions of the Plan in connection with the employment by Northern Trust, N.A. ("NTNA") (or the Company or another Participating Employer) of the former employees of Waterline Partners, LLC ("Waterline") who are listed on Schedule 3.18 of a Membership Interest Purchase Agreement dated as of November 3, 2010 among NTNA, Waterline and the individual owners of all then-issued and outstanding membership interests of Waterline (the "Agreement") (Such employees, together with such individual owners, the "Waterline employees" and each such employee or owner, a "Waterline employee"), pursuant to which NTNA purchased all of the issued and outstanding membership interests of Waterline.

2.	Effective Date. The effective date of this Supplement #15 is December 1, 2010.

3.
Waterline Member. The term "Waterline Member" means any Waterline employee who became an employee of NTNA (or the Company or another Participating Employer) on the Closing Date, pursuant to the Agreement.

4.
Participation and Vesting Service. Anything in the Plan to the contrary notwithstanding, for purposes of determining (a) eligibility to become a Participant in the Plan pursuant to section 3.1 of the Plan, (b) eligibility to receive Matching and contingent Matching Contributions with respect to the Waterline Member's Matchable Participant Deposits pursuant to section 5.1 of the Plan, and (c) the Vested Portion of a Waterline Member's Matching Contribution Account pursuant to section 2.1 (mmm) of the Plan, a Waterline Member's Vesting Service shall be calculated as if his or her employment with Waterline had been employment with the Company or a Participating Employer.

Exhibit 4.4

Supplement #16

Special Rules for Farmer Employees of Omnium LLC

This Supplement #16 to the Plan is made a part of the Plan and supersedes any provisions thereof to the extent that they are not consistent with the Supplement. Unless the context clearly implies or indicates to the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement
#16.

1.
Application. This Supplement supplements and modifies the provisions of the Plan in connection with the employment by Northern Trust Hedge Fund Services LLC ("NTHFS") (or the Company or another Participating Employer) of the former employees of Omnium LLC ("Omnium") who are listed on Schedule 5.06(a) of a Purchase Agreement dated as of May 15, 2011 among Omnium Holdings LLC,

Omnium, Citadel LLC, Citadel Limited Partnership, Northern Trust Corporation and the Company (the "Agreement"), pursuant to which the Company purchased all of the issued and outstanding equity interests of Omnium.

2.	Effective Date. The effective date of this Supplement #16 is July 29, 2011.

3.
Omnium Member. The term "Omnium Member" means any employee of Omnium who is listed on Schedule 5.06(a) of the Agreement and who became an employee of NTHFS (or the Company or another Participating Employer) on the Closing Date, pursuant to Section 5.06(a) of the Agreement.

4.
Participation and Vesting Service. Anything in the Plan to the contrary notwithstanding, for purposes of determining (a) eligibility to become a Participant in the Plan pursuant to section 3.1 of the Plan, (b) eligibility to receive a Matching Contribution with respect to the Omnium Member's Matchable Participant Deposits pursuant to section 5.1 of the Plan, and (c) the Vested Portion of an Omnium Member's Matching Contribution Account pursuant to section 2.1 (mmm) of the Plan, an Omnium Member's Vesting Service shall be calculated as if his or her employment with Omnium had been employment with the Company or a Participating Employer.

Exhibit 4.4

Supplement #17

Special Rules for Former South State Street Branch Employees

This Supplement #17 to the Plan is made a part of the Plan and supersedes any provisions thereof to the extent that they are not consistent with the Supplement. Unless the context clearly implies or indicates to the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement
#17.

1.
Application. This Supplement supplements and modifies the provisions of the Plan in connection with the sale by The Northern Trust Company (the "Company") of certain real estate and other assets and the assumption of liabilities for banking facilities associated with the Company's branch office at 7801 South State Street, Chicago, Illinois (the "South State Street Branch") to and by Urban Partnership Bank ("Urban Partnership") and with the employment by Urban Partnership of certain former Company employees, who were employed at the South State Street Branch, pursuant to an Agreement for the Purchase and Sale of Real Estate and Other Assets and for the Assumption of Liabilities dated July 31, 2012 by and between the Company and Urban Partnership (the "Agreement").

2.	Effective Date. The effective date of this Supplement #17 is December 7, 2012.

3.
South State Street Branch Members. The term "South State Street Branch Member" means any Company employee who is listed on Schedule 6.4 of the Agreement, terminates employment with the Company in connection with the sale of the South State Street Branch real estate and other assets pursuant to the Agreement, is a Participant in the Plan on such employment termination, accepts an offer of employment from Urban Partnership pursuant to Section 6.4 of the Agreement and becomes an employee of Urban Partnership immediately following termination of employment with the Company (including in the case of any such Company employee who is on a granted leave (paid or unpaid) as of the Closing Date (as defined in the Agreement), on the date such Company employee is able to return to work and becomes an employee of Urban Partnership in accordance with Section 6.4 of the Agreement).

4.
Vesting Service. Anything in the Plan to the contrary notwithstanding, if a South State Street Branch Member was ever eligible to have Matchable Participant Deposits or Profit Sharing Contributions, such South State Street Branch Member shall become fully vested in the balance of his or her Account upon his or her termination of employment with the Company pursuant to the Agreement.

5.
Limitations on Supplement. The provisions of this Supplement # 17 shall only apply with respect to a Break in Service incurred by a South State Street Branch Member on or (if applicable) after the Closing and who at that time meets all requirements to be a South State Street Branch Member. No other Member (including any current or former Company employee who does not then meet the requirements to be a South State Street Branch Member) shall have any rights whatsoever at any time under this Supplement #17. Further, no South State Street Branch Member who is reemployed by the Company or any Participating Employer at any time shall have any rights whatsoever under this Supplement #17 with respect to any Break in Service following such reemployment. Nothing in this Supplement #17 shall be construed to provide a South State Street Branch Member with any rights or benefits under the Plan other than those described in paragraph 4 above.

Exhibit 4.4

Supplement #18

Special Rf /es for Certain Automatically Enrolled Participants

This Supplement #18 to the Plan is made a part of the Plan and supersedes any provisions thereof to the extent that they are not consistent with the Supplement. Unless the context clearly implies or indicates to the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement
#18.

1.	Application. This Supplement supplements and modifies the provisions of the Plan with respect to certain Participants who were automatically enrolled in the Plan, as identified in this Supplement.

2.	Effective Date. The effective date of this Supplement #18 is April 1, 2016.

3.
Auto-Enrolled Participants. For purposes of this Supplement #18, the term "Auto-Enrolled Participant" means any Eligible Employee who was automatically enrolled and became a Participant in the Plan prior to December 1, 2013 and who, as of the effective date of this Supplement:

(a)	Maintains an Account in the Plan;

(b)	Has not affirmatively changed his or her Plan contribution rate since his or her initial enrollment date;

(c)	Has not affirmatively changed the Investment Fund in which his or her contributions were initially invested; and

(d)	Has not affirmatively directed that any portion of his or her Account shall be transferred from the Investment Fund in which such Account was initially invested to any other Investment Fund.

4.
Change to Auto-Enrolled Participants' Contribution Rate. Anything in the Plan to the contrary notwithstanding, effective April 1, 2016, the Plan contribution rate of each Auto-Enrolled Participant shall automatically be increased by 1% and shall automatically increase by 1% each year thereafter until such percentage equals 10% of such Auto-Enrolled Participant's Salary, unless such Auto Enrolled Participant affirmatively elects not to make such Salary Reduction Contributions (or affirmatively elects a different contribution rate).

Exhibit 4.4

Schedule A

Affiliate Name and Acq./Div. Code	TIP Earliest Vesting Date
O'Hare OH Acquired: 05/17/82 Joined Benefits and Payroll: 01/01/88 Pension Merger: 01/01/86	Later of: 05/17/82 or DOH
Woodfield JB Acquired : 07/26/82 Joined Benefits and Payroll: 01/01/88 Adopted NT Pension: 01/01/86	Later of: 07/26/82 or DOH
Naperville NP Acquired: 10/01182 Joined Benefits and Payroll: 01/01/88 Adopted NT Pension: 01/01/86	Later of: 10/01/82 or DOH
Oakbrook OB Acquired : 06/01/83 Joined Benefits and Payroll: 01/01/88 Adopted NT Pension : 01/01/86	Later of: 06/01/83 or DOH
Hickey/NT Brokerage TB Acquired: 04/09/84 Joined Benefits and Payroll: 01/07/87 Adopted NT Pension: 01/01/86	Later of: 04/09/83 or DOH
Phoenix National AR Acquired: 06/06/86 Joined Benefits and Payroll : 01101/87	Later of: 06/06/86 or DOH
Lake Forest EB Acquired : 12/31/86 Joined Benefits and Payroll: 01/01/88 Adopted NT Pension: 01/01/88	Later of: 12/31/86 or DOH
Concorde Bank AQ Acquired: 06/ 18/89	Later of: 06/ 18/89 or DOH
Berry, Bartell, Evers, & Osborne, AF Inc. (BHE) Acquired: 11/30/89	Later of: 11/30/89 or DOH

Exhibit 4.4

Schedule A - Continued

Heritage Trust HT Acquired: 09/28/90	As of 10/01191: DOH w/Heritage [before or after acquisition (Plan Merger 10/01191)]
Tri Valley National Bank TV (CA) charter Acquired: 06/27/91	Later of: 06/27/91 or DOH
Trust Services of America TS Acquired : 01/31192 Joined Benefits and Payroll : 02/01192	Later of: 01131/92 or DOH
Hazlehurst & Assoc. HA Acquired: 04/15/94 Joined Benefits and Payroll: 01/01/96	DOH w/Hazlehurst (before or after acquisition)
Vero Beach VB Acquired : 03/31195 Joined Benefits and Payroll: 01/01196 Pension Merger : 01101196 I	Later of: 03/31195 or DOH
Tanglewood Bank TW Acquired: 07/31/95 Joined Benefits and Payroll: 01/01196	DOH w/Tanglewood (before or after acquisition)
Bent Tree National Bank BT Acquired 11115/96 Joined Benefits and Payroll: 01101/97	DOH w/Bent Tree (before or after acquisition)
Trust Bank of Colorado DN Acquired : 05/ 15/98 Joined Benefits and Payroll: 07/01/98	Later of: 05/ 15/98 or DOH
Northern Trust Company of Connecticut/ RC Northern Trust Global Advisors, Inc. Acquired : 10/31195 Joined Benefits and Payroll : 04/01/00	DOH w/NTCC (before or after acquisition)
Carl Domino Associates L.P. CD Assets Acquired : 05/01/2000 Joined Benefits and Payroll : 07/0112000	DOH w/Domino
Purchase of Master Trust Services Unit of MT FNBC: 01104/85	DOH w/Northern
FCNBD Agreement Dated 10/03/96 FC Applicable to FCNBD hires to Northern From 09/30/96 through 09/30/97	Service Date w/FCNBD
ANB IMC AI Acquired : 12/31197 Joined Benefits and Payroll: 01101198	First Chicago NBD Service Date (before or after acquisition)

Exhibit 4.4

Schedule A - Continued

Deutsche Bank Agreement Dated 9/27/02. Applicable To DB-U.S. Members as Defined in Su lement #7.	DE	Service Date with DB-U.S. for participation and vesting.
Legacy South Agreement Dated 11122/02. Applicable To Legacy South Members as Defined in Supplement #8. Acquired: 04/29/03 Joined Benefits and Pa roll: 04/30/03	LS	Service Date with Legacy South for participation and vesting.
Lakepoint Agreement dated 6/24/08 . Applicable to Lakepoint Members as defined in Su lement #14.	LP	Service Date with Lakepoint for participation and vesting.
Waterline Agreement dated 1113/ 10. Applicable to Waterline Members as defined in Su lement #15.	WT	Service Date with Waterline for participation and vesting.

Exhibit 4.4

Affiliate Name and Acq./Div. Code	TIP
	Vesting	Other Provisions
NTRC/Hewitt HEW Agreement Dated 6/13/03. Applicable to NTRC/Hewitt Members as defined in Supplement #9. Divestiture.	Fully vested upon employment termination as provided in Supplement #9.
Prorated Employer Contribution for year of termination if continuously employed by Hewitt until 12/31/03 (or 12/31/04, if applicable) as provided in Supplement #9. Elective asset transfer (including loans) to Hewitt Plan: as provided in Supplement #9. 7/31/03

Northern Trust/ First Midwest Agreement FMW Dated 4/3/03. Early Retirement EFM Normal Retirement NFM Applicable to Higgins Branch Members as defined in Supplement #10. Divestiture .	Fully vested upon employment termination as provided in Supplement #10.
Prorated Employer Contribution for year of termination if continuously employed by First Midwest until 12/31/03 as provided in Supplement #10. Direct rollover (including loans) to First Midwest Plan: as provided in Supplement #10.

Northern Trust/
Fiserv Agreement TER FIS
Dated as of November 26, 2003. Northern Trust/
Loomis Agreement LOM
Dated as of November 26, 2003. Applicable to Cash Center
Members as defined in Supplement #11. Divestiture.
Fully vested upon employment termination as provided in Supplement #11.
Prorated Employer Contribution for year of termination if continuously employed by Fiserv or Loomis until 12/31/04 as provided in Supplement #11. Direct rollover (including loans) to Fiserv Plan for Cash Center Members employed by Fiserv as provided in Supplement
#11.

Omnium Agreement dated 5/ 15/ 11 OM Applicable to Omnium Members As defined in Supplement #16	Service Date with Omnium for participation and vesting	None

Exhibit 4.4

Northern Trust/ Urban Partnership Agreement Dated 7/31/12. I Early Retirement Normal Retirement Applicable to South State Street Branch Members as defined in Supplement #17. Divestiture.	Fully vested upon employment termination as provided in Supplement #17	None
DOH = Date of Hire

Exhibit 4.4

Schedule B

Investment Funds

As of May 30, 2014, the Investment Funds set forth below are available under the Plan.

(a)	Stable Asset Fund. This Fund is designed to provide a predictable rate ofreturn while preserving the safety of capital and avoiding market risk.

(b)	Inflation-Protected Securities Index Fund. The Fund seeks to provide inflation protection and income consistent with investment in inflation-indexed securities.

(c)	Fixed Income Index Fund. This Fund seeks to provide investment results approximating the overall performance of the securities included in the Barclays Capital U.S. Aggregate Index.

(d)	Fixed Income Fund. This Fund invests in a broad range of debt instruments (e.g. bonds) with intermediate or long maturity dates.

(e)
International Fixed Income Fund. The Fund consists primarily of intermediate duration non-U.S. fixed income securities from investment grade issuers in developed countries, with limited currency exposure. The Fund is actively managed to maximize total return potential while minimizing any increase in risk relative to the market benchmark.

(f)
Real Return Fund. The Fund seeks to provide a hedge against inflation and typically invests in various real return assets including Treasury inflation protected securities (TIPS), commodities, currency, REITS, timber, infrastructure and global natural resources.

(g)
Lifecycle Funds. Each Fund allocates assets among index funds that invest in a combination of domestic and international equity, fixed income, and money market instruments. Additional asset classes in the Funds may include real estate and commodities for the purpose of preserving purchasing power. Each Fund regularly rebalances its assets so that its asset mix gradually becomes more conservative as the target retirement date approaches.

(h)	Large Cap Equity Index Fund. This Fund invests primarily in common stocks and seeks to achieve investment perfonnance results approximating the results of the Standard & Poor's 500 Stock Index.

(i)	Large Cap Equity Core Fund. This Fund seeks to provide long-term capital appreciation through a diversified portfolio of primarily large market capitalization equity securities.

(j)	Mid Cap Equity Index Fund. The Fund seeks to provide investment results approximating the overall performance of the common stocks included in the S&P MidCap 400 Index.

(k)	Mid Cap Equity Core Fund. This Fund seeks to provide long-term capital appreciation through a diversified portfolio of primarily medium market capitalization equity securities.

(1)
International Equity Index Fund. The Fund seeks to track the performance of a benchmark index that measures the investment return of stocks issued by companies located in Europe, the Pacific region, and emerging markets countries.

(m)	International Equity Core Fund. This Fund seeks long-term capital appreciation by investing in a broad mix of foreign companies.

Exhibit 4.4

(n)	Emerging Markets Fund. This Fund seeks long-term capital appreciation by investing primarily in equity securities of emerging market country issuers.

(o)	Small Cap Equity Index Fund. This Fund seeks to provide investment results approximating the aggregate price and dividend performance of the securities included in the Russell 2000 Index.

(p)	Small Cap Equity Core Fund. This Fund seeks to provide long-term capital appreciation through a diversified portfolio of primarily small market capitalization equity securities.

(q)
Northern Trust Stock Fund. This Fund shall be invested exclusively in shares of Company Stock, except as otherwise required to provide liquidity for distributions and withdrawals, and with respect to cash contributions pending investment in Company Stock and cash dividends pending distribution or reinvestment in Company Stock. This fund shall also constitute the TIP ESOP.

(r)
Former ESOP Northern Trust Stock Fund. This Fund shall be invested exclusively in shares of Company Stock, except as otherwise required to provide liquidity for distributions and withdrawals, and with respect to cash dividends pending distribution or reinvestment in Company Stock. This Fund shall also constitute the Former ESOP.

The Committee shall determine the place, in the foregoing order, for any other Fund established pursuant to section 6.1.